EXHIBIT 2.1


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                            STOCK PURCHASE AGREEMENT

                                      Dated

                                  May 30, 1997

                                 By and Between

                            B. BRAUN OF AMERICA INC.,
                                    Purchaser

                                       and

                                IVAX CORPORATION,
                                     Seller


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                                TABLE OF CONTENTS
                                                                            PAGE
ARTICLE 1.
         DEFINITIONS..........................................................1
         1.1      "Accountants"...............................................1
         1.2      "Actual Knowledge of SELLER"................................1
         1.3      "Adjusted Combined Operating Income"........................1
         1.4      "Adjustment Date"...........................................1
         1.5      "Affiliate" ................................................2
         1.6      "Affiliated Group"..........................................2
         1.7      "Agreement".................................................2
         1.8      "Ancillary Agreements"......................................2
         1.9      "Arbitrator"................................................2
         1.10     "Assets"....................................................2
         1.11     "Assignment and Collection Agreement".......................2
         1.12     "BBM........................................................2
         1.13     "Biological Testing Center..................................2
         1.14     "BioMed"....................................................2
         1.15     "BioMed Shares".............................................2
         1.16     "Books and Records".........................................2
         1.17     "Braun Borrowing Rate.......................................3
         1.18     "Bylaws"....................................................3
         1.19     "CAPS"......................................................3
         1.20     "CERCLA"....................................................3
         1.21     "Certificate of Incorporation"..............................3
         1.22     "Closing"...................................................3
         1.23     "Closing Date"..............................................3
         1.24     "Closing Date Balance Sheet.................................3
         1.25     "Closing Payment"...........................................3
         1.26     "Closing Payment Interest...................................3
         1.27     "COBRA".....................................................3
         1.28     "Code"......................................................3
         1.29     "Consent"...................................................4
         1.30     "Contingent Payments".......................................4
         1.31     "Contract"..................................................4
         1.32     "Deferred Income Taxes" ....................................4
         1.33     "Due To or From Affiliates".................................4
         1.34     "Duplex System".............................................4
         1.35     "Effective Date"............................................4
         1.36     "Employees".................................................4
         1.37     "Employee Benefit Plans"....................................4
         1.38     "Employee Claims" ..........................................4

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         1.39     "Employment Practices Liability Insurance Policy"...........5
         1.40     "Environmental Costs".......................................5
         1.41     "Environmental Laws"........................................5
         1.42     "Environmental Loss"........................................6
         1.43     "Environmental Matters".....................................6
         1.44     "Environmental Permits".....................................6
         1.45     "ERISA".....................................................6
         1.46     "Expenses"..................................................6
         1.47     "FDA".......................................................6
         1.48     "Final Statement of Net Assets" ............................6
         1.49     "Financial Statements"......................................6
         1.50     "GAAP"......................................................7
         1.51     "Goodwill"..................................................7
         1.52     "Governmental Approval".....................................7
         1.53     "Governmental Authority"....................................7
         1.54     "Hazardous Material"........................................7
         1.55     "H-S-R Act".................................................7
         1.56     "Income Taxes Payable"......................................8
         1.57     "Indemnified Liabilities"...................................8
         1.58     "Indemnified Party".........................................8
         1.59     "Indemnifying Party"........................................8
         1.60     "Industrial Property".......................................8
         1.61     "Insurance Proceeds"........................................8
         1.62     "Insured Claims"............................................8
         1.63     "Intangible Assets".........................................8
         1.64     "Intellectual Property".....................................8
         1.65     "Intercompany Amounts"......................................8
         1.66     "Intercompany Agreements"...................................9
         1.67     "Interim Statement of Net Assets"...........................9
         1.68     "IRCA"......................................................9
         1.69     "IRS".......................................................9
         1.70     "Key Employees".............................................9
         1.71     "Knowledge".................................................9
         1.72     "Leased Personal Property"..................................9
         1.73     "LIBOR".....................................................9
         1.74     "Material Adverse Effect"...................................9
         1.75     "Material Contract".........................................9
         1.76     "Material Litigation".......................................9
         1.77     "McGaw"....................................................10
         1.78     "McGaw Companies"..........................................10
         1.79     "McGaw PR".................................................10
         1.80     "McGaw's past or present Subsidiaries".....................10

                                      -ii-

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                                                                            PAGE

         1.81     "Minor Claims".............................................10
         1.82     "NationsBank"..............................................10
         1.83     "NationsBank Deed of Trust"................................10
         1.84     "NationsBank Financing Statements".........................10
         1.85     "NationsBank Guaranty".....................................10
         1.86     "NationsBank Pledge".......................................10
         1.87     "Norton Transactions"......................................10
         1.88     "Other Long-Term Liabilities...............................11
         1.89     "Offer"....................................................11
         1.90     "Permits and Licenses".....................................11
         1.91      "Permitted Exceptions"....................................11
         1.92     "Permitted Liens"..........................................11
         1.93     "Personal Property"........................................11
         1.94     "Personal Property Leases".................................11
         1.95     "Product Claims"...........................................11
         1.96     "Product Liability Loss"...................................11
         1.97     "Puerto Rico Plan".........................................11
         1.98     "PURCHASER"................................................12
         1.99     "Real Property"............................................12
         1.100    "Real Property Leases".....................................12
         1.101    "Reconveyance".............................................12
         1.102    "Related Person"...........................................12
         1.103    "Return"...................................................12
         1.104    "SELLER"...................................................12
         1.105    "SELLER's Savings Plan"....................................12
         1.106    "Shares"...................................................12
         1.107    "Statement"................................................12
         1.108    "Storage Tank Costs".......................................12
         1.109    "Subsidiary" or "Subsidiaries".............................12
         1.110    "Subsidiary Shares"........................................13
         1.111    "Tax Affiliate"............................................13
         1.112    "Tax.......................................................13
         1.113    "Taxes"....................................................13
         1.114    "Taxing Authority".........................................13
         1.115    "Terminations".............................................13
         1.116    "Third-Party Claim"........................................13
         1.117    "Title Policy".............................................13
         1.118    "Transferred Employees"....................................13

ARTICLE 2.
         PURCHASE AND SALE OF STOCK .........................................13
         2.1      Purchase and Sale of the Shares............................13

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         2.2      The Closing Payment........................................14
         2.3      Determination of Net Assets................................14
         2.4      Contingent Payments........................................16
         2.5      Records; Inspection of Records.............................19
         2.6      Allocation of Purchase Price...............................20

ARTICLE 3.
         REPRESENTATIONS AND WARRANTIES AS TO SELLER.........................21
         3.1      Stock Ownership............................................21
         3.2      Authorization..............................................21
         3.3      Enforceability.............................................21
         3.4      Financial Representations..................................22
         3.5      Brokers, Finders...........................................22
         3.6      Governmental Approvals and Filings.........................22
         3.7      Litigation.................................................22

ARTICLE 4.
         REPRESENTATIONS AND WARRANTIES
         OF SELLER AS TO THE MCGAW COMPANIES ................................23
         4.1      Corporate Existence........................................23
         4.2      Corporate Authorization....................................23
         4.3      Enforceability; No Conflict or Default.....................23
         4.4      Capitalization.............................................24
         4.5      Subsidiaries...............................................24
         4.6      Corporate Documents........................................25
         4.7      Absence of Certain Changes.................................25
         4.8      Undisclosed Liabilities....................................27
         4.9      Taxes......................................................27
         4.10     Compliance with Law; Licenses..............................30
         4.11     Properties and Assets......................................31
         4.12     Industrial Property, Intellectual Property and
                    Intangibles..............................................33
         4.13     Material Contracts.........................................34
         4.14     Insurance..................................................35
         4.15     Brokers, Finders...........................................36
         4.16     Litigation.................................................36
         4.17     Accounts Receivable........................................36
         4.18     Guarantees.................................................36
         4.19     Directors, Officers, Employees, Consultants and
                    Compensation.............................................36
         4.20     Transactions with Related Persons..........................37
         4.21     Employment Relations.......................................37
         4.22     Employee Benefit Plans.....................................38
         4.23     Environmental Laws and Regulations.........................44

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         4.24     Manufacturing Standards....................................45
         4.25     Product/Service Warranties.................................46
         4.26     Product Liability Claims...................................46
         4.27     Complete Disclosure........................................46
         4.28     Financial Statements.......................................46
         4.29     Required Consents..........................................46
         4.30     Restrictive Documents or Laws..............................47
         4.31     Intercompany Agreements....................................47

ARTICLE 5.
         REPRESENTATIONS AND WARRANTIES OF PURCHASER.........................47
         5.1      Corporate Existence and Organization; Authorization........47
         5.2      Enforceability.............................................48
         5.3      No Conflict................................................48
         5.4      Brokers, Finders...........................................48
         5.5      Governmental Approvals and Filings.........................48
         5.6      Financial Representations..................................48
         5.7      Subsidiaries...............................................48
         5.8      Absence of Certain Changes.................................49
         5.9      Undisclosed Liabilities....................................50
         5.10     Returns Filed and Taxes Paid...............................50
         5.11     Compliance with Law; Licenses..............................51
         5.12     Properties and Assets......................................52
         5.13     Industrial Property, Intellectual Property and
                    Intangibles..............................................53
         5.14     Litigation.................................................54
         5.15     Guarantees.................................................54
         5.16     Employee Benefit Plans.....................................54
         5.17     Environmental Laws and Regulations.........................56
         5.18     Product Liability Claims...................................56
         5.19     Investment Intent..........................................57
         5.20     Access to Information......................................57
         5.21     Reliance...................................................57
         5.22     Insurance..................................................57

ARTICLE 6.
         COVENANTS...........................................................58
         6.1      Affirmative Covenants of SELLER Pending Closing............58
         6.2      No Waiver or Relinquishment................................60
         6.3      Negative Covenants of SELLER Pending Closing...............60
         6.4      Affirmative Covenants of PURCHASER Pending Closing.........62
         6.5      No Waiver or Relinquishment................................63
         6.6      Actions of PURCHASER and SELLER Pending Closing............63

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         6.7      Exclusive Dealing..........................................64
         6.8      Confidentiality/Nondisclosure..............................65
         6.9      Carrollton Lease Guarantee.................................66

ARTICLE 7.
         CONDITIONS TO PURCHASER'S OBLIGATIONS...............................66
         7.1      Representations and Warranties.............................66
         7.2      Performance of Agreement...................................66
         7.3      Governmental Approvals.....................................66
         7.4      No Adverse Proceeding......................................66
         7.5      No Material Adverse Changes................................66
         7.6      Certificate................................................66
         7.7      Release of Guarantees and Security.........................67
         7.8      Consent of Carrollton Landlord.............................67

ARTICLE 8.
         CONDITIONS TO SELLER'S OBLIGATIONS..................................67
         8.1      Representations and Warranties.............................67
         8.2      Performance of Agreement...................................67
         8.3      Governmental Approvals.....................................68
         8.4      No Adverse Proceeding......................................68
         8.5      No Material Adverse Changes................................68
         8.6      Certificate................................................68
         8.7      Soft Comfort Letter........................................68

ARTICLE 9.
         CLOSING.............................................................68
         9.1      Place, Time and Date.......................................68
         9.2      Deliveries of SELLER at Closing............................68
         9.3      Deliveries of PURCHASER at Closing.........................69

ARTICLE 10.
         TERMINATION.........................................................70
         10.1     Termination by SELLER or PURCHASER.........................70
         10.2     Termination by SELLER......................................70
         10.3     Termination by PURCHASER...................................71
         10.4     Effect of Termination......................................71

ARTICLE 11.
         SURVIVAL AND INDEMNIFICATION........................................71
         11.1     Survival of the Representations and Warranties.............71
         11.2     General Indemnity..........................................72

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         11.3     Environmental Indemnity....................................73
         11.4     Tax Indemnity..............................................75
         11.5     Indemnity for Product Claims...............................76
         11.6     Indemnity for Material Litigation..........................76
         11.7     Notice of Claim............................................78
         11.8     Right to Contest Claims of Third Parties...................78
         11.9     Net Losses.................................................80
         11.10    Defense of Tax Claim.......................................80
         11.11    Payment....................................................80
         11.12    Subrogation Rights.........................................81
         11.13    Other Rights and Remedies Not Affected.....................81
         11.14    Limitation.................................................81

ARTICLE 12.
         TAX MATTERS.........................................................82
         12.1     Tax Sharing Agreements.....................................82
         12.2     Returns for Periods through the Effective Date.............82
         12.3     Returns for Periods after the Effective Date...............83

ARTICLE 13.
         EMPLOYEES AND EMPLOYEE BENEFIT PLANS................................83
         13.1     Employment of SELLER's Employees...........................83
         13.2     Employee Benefit Plans.....................................84
         13.3     Preservation of Rights to Amend or Terminate Plans.........87
         13.4     Employment Taxes...........................................88

ARTICLE 14.
         OTHER POST-CLOSING COVENANTS........................................88
         14.1     Use of Name................................................88
         14.2     Post-Closing Access........................................88
         14.3     Provision of Transitional Services.........................89
         14.4     Production of Witnesses and Documents......................89
         14.5     Restrictive Covenants......................................89
         14.6     Payments Under Assignment and Collection Agreement.........90
         14.7     Adequate Insurance.........................................90
         14.8     Other and Further Covenants................................90
         14.9     Disclosure on Schedules.  .................................90
         14.10    Puerto Rico Tax Matters....................................91
         14.11    Title Insurance Policy.....................................91
         14.12    Set-Off....................................................91

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ARTICLE 15.
         MISCELLANEOUS PROVISIONS............................................91
         15.1     ICU Agreement..............................................91
         15.2     Performance of Lease Obligations...........................91
         15.3     Notice.....................................................92
         15.4     Entire Agreement...........................................93
         15.5     Binding Effect; Assignment.................................93
         15.6     No Third-Party Beneficiaries...............................93
         15.7     Counterparts...............................................93
         15.8     Captions...................................................93
         15.9     Expenses and Transactions..................................93
         15.10    Waiver; Consent............................................94
         15.11    Gender.....................................................94
         15.12    Governing Law; Jurisdiction................................94
         15.13    Publicity..................................................94
         15.14    Exhibits and Schedules.....................................95
         15.15    Specific Performance.......................................95

                                     -viii-


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                            STOCK PURCHASE AGREEMENT

         THIS STOCK PURCHASE AGREEMENT is made and executed as of the 30th day of May, 1997 (the "Signing Date"), by and between B. BRAUN OF AMERICA INC., a Pennsylvania corporation ("PURCHASER"), and IVAX CORPORATION, a Florida corporation ("SELLER").

                                    RECITALS

         A. SELLER owns beneficially and of record one thousand (1,000) shares of common stock of McGaw, Inc., a Delaware corporation ("McGaw"), which shares constitute all of the issued and outstanding capital stock of McGaw.

         B. PURCHASER desires to purchase from SELLER, and SELLER desires to sell to PURCHASER, the Shares on the terms and subject to the conditions hereinafter set forth.

                              TERMS AND CONDITIONS

         NOW, THEREFORE, in consideration of the premises, warranties, covenants, and agreements made in this Agreement, the parties agree as follows:

                                   ARTICLE 1.
                                   DEFINITIONS

         As used in this Agreement, the following terms shall have the following meanings:

         1.1 "Accountants" shall mean one of the "Big Six" independent certified public accounting firms.

         1.2 "Actual Knowledge of SELLER" shall mean the actual knowledge of any director or executive officer of SELLER, any Key Employees and any person listed on Schedule 1.71(a) hereto.

         1.3 "Adjusted Combined Operating Income" shall mean the combined operating income of the McGaw Companies and BBM (or such operations in any successor entity), for an applicable fiscal year of PURCHASER determined in accordance with GAAP on both a basis consistent with the accounting principles applied in the preparation of BBM's September 30, 1996 audited financial statements, as adjusted by Section 2.4 and on a basis consistent with Schedule
2.4 hereto.

         1.4 "Adjustment Date" shall have the meaning specified in Section 2.3(e) hereof.

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         1.5 "Affiliate" shall mean any entity directly or indirectly controlling, controlled by or under common control with a specified entity.

         1.6 "Affiliated Group" shall mean any affiliated group within the meaning of Section 1504 of the Code.

         1.7 "Agreement" shall mean this Stock Purchase Agreement, including all Schedules and Exhibits incorporated herein.

         1.8 "Ancillary Agreements" shall mean the agreements to be executed by and among and delivered to, the parties and/or their Affiliates as required herein.

         1.9 "Arbitrator" shall mean any mutually acceptable Accountants. In the event the parties cannot mutually agree on the selection of an Arbitrator within fifteen (15) days after such a selection is to be made, then the firm of Price Waterhouse LLP shall be the Arbitrator, provided that at the time of selection such firm is not then SELLER's current Accountants, PURCHASER's current Accountants, or McGaw's current Accountants. If the firm of Price Waterhouse LLP is the current Accountant of SELLER, PURCHASER or McGaw or refuses to act or otherwise has a conflict of interest which precludes it from acting as the Arbitrator, the then president or a representative of the American Institute of Certified Public Accountants shall name the Arbitrator.

         1.10 "Assets" shall mean collectively all of the McGaw Companies' rights, franchises, businesses, privileges, properties and assets (of every kind, nature and description, real, personal or mixed, tangible or intangible and wherever situated), including without limitation, the goodwill and business of the McGaw Companies.

         1.11 "Assignment and Collection Agreement" shall mean that certain Assignment and Collection Agreement dated as of September 29, 1995 between McGaw and IVAX International, B.V.

         1.12 "BBM" shall mean B. BRAUN MEDICAL INC., a Pennsylvania corporation.

         1.13 "Biological Testing Center" shall mean that certain testing center located at Irvine, California and currently maintained by McGaw.

         1.14 "BioMed" shall mean McGaw BioMed LIMITED, a New Zealand company.

         1.15 "BioMed Shares" shall mean 294,000 of the issued and outstanding shares of capital stock of BioMed owned by McGaw.

         1.16 "Books and Records" shall include, but not be limited to, all types of written or electronically stored books, records, correspondence, documents and data including, without

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limitation, all such records relating to sales, purchasing, inventory, employees, accounting (including all audit papers), regulatory and/or clinical matters, environmental and worker health and safety matters, Intellectual Property and corporate and financial matters.

         1.17 "Braun Borrowing Rate" shall mean the effective borrowing rate of PURCHASER from Union Bank of Switzerland or its lending consortium in connection with this transaction at the date of Closing.

         1.18 "Bylaws" shall mean, with respect to any corporation, the bylaws or other similar procedural or governing rules of such corporation.

         1.19 "CAPS" shall mean CENTRAL ADMIXTURE PHARMACY SERVICES, INC., a Delaware corporation.

         1.20 "CERCLA" shall mean the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended.

         1.21 "Certificate of Incorporation" shall mean, with respect to any corporation, the articles or certificate of incorporation or association or other charter or constitutional or constituting documents thereof.

         1.22 "Closing" shall mean the consummation of the transactions contemplated by Article 9 of this Agreement on the Closing Date.

         1.23 "Closing Date" shall mean the date and time established pursuant to Section 9.1 hereof.

         1.24 "Closing Date Balance Sheet" shall have the meaning specified in
Section 2.3(a) hereof.

         1.25 "Closing Payment" shall have the meaning specified in Section 2.2 hereof.

         1.26 "Closing Payment Interest" shall mean the product of $876,712 and the Braun Borrowing Rate.

         1.27 "COBRA" shall mean the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended.

         1.28 "Code" shall mean the Internal Revenue Code of 1986, as amended, and/or, where appropriate, its predecessor, the Internal Revenue Code of 1954, as amended, and the regulations and rulings promulgated thereunder.

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         1.29 "Consent" shall mean any consent, approval, authorization, waiver, permit, grant, franchise, concession, agreement, license, exemption or order of, registration, certificate, declaration or filing with, or report or notice to, any person, including, but not limited to, any Governmental Authority.

         1.30 "Contingent Payments" shall have the meaning specified in Section
2.4 hereof.

         1.31 "Contract" shall mean any written or oral contract, agreement, contract rights, license, franchise, lease, mortgage, indenture, instrument, commitment, obligation, plan or arrangement, whether formal or informal.

         1.32 "Deferred Income Taxes" shall mean those items historically reflected in the McGaw 1996 Financial Statements under any heading "Deferred Income Taxes" and recorded in accordance with GAAP, consistently applied.

         1.33 "Due To or From Affiliates" shall mean those items historically reflected in the McGaw 1996 Financial Statements under the heading "Due To Affiliates, net" or "Due From Affiliates, net" and recorded in accordance with GAAP, consistently applied.

         1.34 "Duplex System" shall mean the multi-compartment intravenous drug delivery system currently under development by McGaw and currently known as Duplex.

         1.35 "Effective Date" shall have the meaning specified in Section 9.1 hereof.

         1.36 "Employees" shall have the meaning specified in Section 13.1(b) hereof.

         1.37 "Employee Benefit Plans" shall mean collectively all pension, retirement, profit-sharing, 401(k), deferred compensation, bonus, fringe benefits, stock option or other incentive Contracts or other employee benefit or welfare program Contracts, practices, policies or arrangements, including any medical, vision, dental or other health plan, insurance or disability plan, or other employee benefit Contract, including, without limitation, any "employee benefit plan" as defined in Section 3(3) of ERISA (whether or not any such employee benefit plans are otherwise exempt from the provisions of ERISA, whether or not formal or informal, written or oral, and whether or not legally binding) and any trust or other funding arrangement thereunder adopted, established, maintained or contributed to by SELLER or any McGaw Company for the benefit of any current or former employees of any of the McGaw Companies or under which SELLER or any of the McGaw Companies would otherwise be a party or have liability and under which employees or former employees of any of the McGaw Companies (or their beneficiaries) are eligible to participate or derive a benefit.

         1.38 "Employee Claims" shall mean any and all claims made by or with respect to current or former Employees of any of the McGaw Companies with respect to events which occurred or are occurring, or conditions which existed or exist, on or prior to the Closing Date, including, without limitation, to the extent applicable, claims based on or relating to: unfair labor practices, employee grievances, violations of statutes, ordinances or regulations relating to discrimination and employment or employment practices, Employee Benefit Plans, illnesses or other medical conditions, accidents, short or long term disability claims, covered medical claims incurred by a Transferred Employee and his or her covered dependents, whether prior or subsequent to the Closing, where such employee or such employee's covered dependent is totally disabled as of the Closing Date (as determined by SELLER's or McGaw's current insurance policy or, in the case of a dependent, as demonstrated by his or her inability to perform age appropriate tasks and responsibilities), worker compensation claims, remuneration, and pending or threatened litigation, including, without limitation, the case captioned MCGAW OF PUERTO RICO, INC. V. NATIONAL LABOR RELATIONS BOARD, United States District Court of Appeals for the First Circuit, Case No. 24-CA-6680. "Employee Claims" shall also mean, to the extent applicable, all liabilities for contributions to or benefit payments for or with respect to each Employee Benefit Plan on account of any period prior to the Closing Date or for the fiscal year in which the Closing Date occurs, including, without limitation, the Management Incentive Plan, the Performance Sharing Plan, any sales incentive plans, the Puerto Rico Christmas Bonus Plan and the SELLER's Savings Plan (determined as if each Transferred Employee who is an active participant in SELLER's Savings Plan on the Closing Date were a participant as of the last day of the plan year), but exclusive of all liabilities in connection with the Executive Retention Plan and the Employee Retention Plan regardless of when such liabilities arise.

         1.39 "Employment Practices Liability Insurance Policy"shall mean that certain Employment Practices Liability Insurance Policy No. 5352854 issued by Lexington Insurance Company to SELLER as the named insured.

         1.40 "Environmental Costs" shall mean any compliance costs (which, without limitation, shall include costs to cause any of the McGaw Companies to come into compliance with Environmental Laws), clean-up, remediation, removal, or other response costs, costs of investigation (including, without limitation, fees of consultants, counsel, and other experts in connection with any environmental investigation, testing, audits or studies), losses, liabilities, obligations, payments, damages (including any damages actually incurred or paid by, or due from, any of the McGaw Companies to a third party for injury to any person, property or natural resource), fines, penalties, judgments, and amounts paid in settlement arising out of or relating to or resulting from any Environmental Matter.

         1.41 "Environmental Laws" shall mean any past or current foreign, federal, state or local law (including common law or laws of similar effect), statute, regulation, rule, order, permit, policy, consent decree, settlement agreement or governmental requirement relating to the protection of the environment, including, but not limited to, those which impose liability for or standards of conduct concerning discharges, emissions, releases or threatened releases of noises, odors, asbestos, waste waters, air emissions, or Hazardous Materials into the environment, including, but not limited to, the air, water or land, or otherwise imposes liability for or standards of conduct concerning the manufacture, processing, generation, distribution, use, treatment, storage, disposal, cleanup, transport or handling of Hazardous Materials, including (but not limited to) CERCLA, California Proposition 65, the Resource Conservation and Recovery Act of 1976, as amended, any other so-called "Superfund" or "Superlien" laws, the Toxic Substances Control Act, the Clean Water Act, as amended, the Clean Air Act, as amended, the Occupational Safety and Health Act, as amended, or any other similar current foreign, federal, state or local law, regulation or rule.

         1.42 "Environmental Loss" shall mean any Indemnified Liabilities resulting from or relating to any Environmental Costs, Environmental Laws, Environmental Matters, Environmental Permits, Storage Tank Costs or any breach or default of any the representations and warranties set forth in Section 4.23 hereof.

         1.43 "Environmental Matters" shall mean any matter arising out of, relating to, or resulting from pollution, contamination, protection of the environment, and any matter relating to emissions, discharges, disseminations, releases or threatened releases of Hazardous Materials into the air, surface water, groundwater, soil, land surface or subsurface, buildings or facilities or otherwise arising out of, relating to, or resulting from the manufacture, processing, distribution, use, treatment, storage, disposal or handling of Hazardous Materials, or otherwise arising out of, relating to, or resulting from compliance with, violation of, or liability under, any Environmental Law.

         1.44 "Environmental Permits" shall mean collectively all permits, licenses, authorizations, registrations, and other Governmental Approvals required by applicable Environmental Laws, including, without limitation, those related to air emissions, waste water discharges, or releases of Hazardous Materials, or the use, storage, treatment, transportation, release, emission and disposal of raw materials, by-products, wastes and other substances used or produced by or otherwise relating to the McGaw Companies.

         1.45 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended, and the rules and regulations promulgated thereunder.

         1.46 "Expenses" shall mean the documented out-of-pocket costs, fees and expenses incurred by a party, or an Affiliate of a party, to this Agreement in connection with the transactions contemplated herein, including, without limitation, fees and expenses of legal counsel, lenders, investment bankers and accountants.

         1.47 "FDA" shall mean the United States Food and Drug Administration.

         1.48 "Final Statement of Net Assets" shall have the meaning specified in Section 2.3(e) hereof.

         1.49 "Financial Statements" shall mean, with respect to: (i) McGaw the audited consolidated balance sheet and statements of income, changes in stockholders' equity and cash flows as of and for the fiscal years ended December 31, 1996 (the "McGaw 1996 Financial Statements"), December 31, 1995 and December 31, 1994 for the McGaw Companies and the unaudited consolidated balance sheet and statement of income, changes in stockholders' equity and cash flows as of and for the period ended March 31, 1997 for the McGaw Companies (the "McGaw Interim Financial Statements") or (ii) PURCHASER the audited consolidated balance sheets and statements of income, changes in stockholders' equity and cash flows as of and for the fiscal years ended September 30, 1996 (the "PURCHASER 1996 Financial Statements"), September 30, 1995 and September 30, 1994 for each of PURCHASER and BBM, and unaudited consolidated balance sheet and statement of income, changes in stockholders' equity and cash flows as of and for the period ended March 31, 1997 for each of PURCHASER and BBM (the "PURCHASER Interim Financial Statements"). All Financial Statements are attached hereto as Schedule 1.49.

         1.50 "GAAP" shall mean U.S. generally accepted accounting principles.

         1.51 "Goodwill" shall mean those items historically reflected in the McGaw 1996 Financial Statements under the heading "Goodwill" and recorded in accordance with GAAP, consistently applied.

         1.52 "Governmental Approval" shall mean any Consent of, with or to any Governmental Authority.

         1.53 "Governmental Authority" shall mean any nation or government, any state or other political subdivision thereof, any entity exercising executive, judicial, regulatory or administrative functions of or pertaining to government (including, without limitation, any government authority, agency, department, board, commission or instrumentality of any governmental unit or any political subdivision thereof or any delegated authority) and any tribunal or arbitrator(s) of competent jurisdiction, and any self-regulatory organization.

         1.54 "Hazardous Material" shall mean any pollutant, contaminant, hazardous or toxic substance, hazardous chemical, hazardous waste, infectious waste, air emission, waste water discharge, radioactive material or waste, toxic chemical, extremely hazardous substance, petroleum product or waste, petroleum-based product, asbestos, asbestos-containing material, polychlorinated biphenyls (PCBs) and PCB compounds, including, without limitation, as such terms are defined by CERCLA, the Resource Conservation and Recovery Act of 1976, as amended, the Toxic Substances Control Act, as amended, the Emergency Planning and Community Right-to-Know Act, as amended, the Hazardous Materials Transportation Act, as amended, or Clean Water Act, as amended, or Clean Air Act, as amended, or any other similar current foreign, federal, state or local statute, regulation or ordinance.

         1.55 "H-S-R Act" shall mean the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended, and the rules and regulations promulgated thereunder.

         1.56 "Income Taxes Payable" shall mean those items historically reflected, and recorded in accordance with GAAP consistently applied, in the McGaw 1996 Financial Statements under the heading "Income Taxes Payable."

         1.57 "Indemnified Liabilities" shall mean collectively all claims, losses, damages, liabilities, penalties, fines, expenses or costs of any kind or amount whatsoever (including, without limitation, reasonable attorneys' fees and expenses related thereto) suffered by an Indemnified Party.

         1.58 "Indemnified Party" shall mean the party to be indemnified hereunder.

         1.59 "Indemnifying Party" shall mean the party obligated to indemnify an Indemnified Party hereunder.

         1.60 "Industrial Property" shall mean all: (i) Intellectual Property;
(ii) inventions, processes, research, test results, product licenses and/or approvals (E.G., pre-marketing approvals, INDA's, AADA's, ANDA's, NDA's, IDE's, approvals under Section 510(k) of the Food and Drug Act, ETC.) together with all supplements and amendments thereto; (iii) computer software programs and any other computer "know how" currently existing or under development; and (iv) filings, applications, registrations, approvals, authorities or issuances with or by any Governmental Authority.

         1.61 "Insurance Proceeds" shall mean those monies (a) received by an insured from an insurance carrier or (b) paid by an insurance carrier on behalf of the insured, in either case, net of any applicable premium adjustment (including reserves), retrospectively-rated premium adjustments, deductibles, retentions or costs paid by such insured.

         1.62 "Insured Claims" shall mean those claims that, individually or in the aggregate, are covered within the terms and conditions of any insurance policies, whether or not subject to deductibles, co-insurance, uncollectability, premium adjustments (including reserves), retrospectively-rated premium adjustments, deductibles or retentions, but only to the extent that such liabilities are within applicable policy limits, including aggregates.

         1.63 "Intangible Assets" shall mean those items historically reflected in the McGaw 1996 Financial Statements under the heading "Intangible Assets" and recorded in accordance with GAAP, consistently applied.

         1.64 "Intellectual Property" shall mean all patents, trade names, trademarks, trade dress, service marks, copyrights, U.S. and foreign applications for the foregoing, industrial designs and logos, symbols, trade secrets and know-how.

         1.65 "Intercompany Amounts" shall mean any amounts owed by any of the McGaw Companies to SELLER or any of SELLER's Affiliates (other than any McGaw Company) or owed by SELLER or any of SELLER's Affiliates (other than any McGaw Company) to any of the McGaw Companies.

         1.66 "Intercompany Agreements" shall mean any Contract between any of the McGaw Companies and SELLER or any Affiliate of SELLER entered into or to be entered into prior to the Closing.

         1.67 "Interim Statement of Net Assets" shall have the meaning specified in Section 2.3(b) hereof.

         1.68 "IRCA" shall mean the Immigration Reform and Control Act of 1986, as amended, and the rules and regulations promulgated thereunder.

         1.69 "IRS" shall mean the United States Internal Revenue Service.

         1.70 "Key Employees" shall mean all officers and key managerial employees identified on Schedule 1.70.

         1.71 "Knowledge" shall mean (a) with respect to SELLER, the actual or deemed knowledge of any director or executive officer of SELLER, any Key Employees, and any person listed on Schedule 1.71(a), assuming due and diligent inquiry and (b) with respect to PURCHASER, the actual or deemed knowledge of any director or executive officer of PURCHASER and any other person listed on
Schedule 1.71(b) hereto, assuming due and diligent inquiry.

         1.72 "Leased Personal Property" shall mean the leased personal property described in Section 4.11 herein.

         1.73 "LIBOR" shall mean the then current London Interbank Offered Rate as reported in The Wall Street Journal or, if not therein reported, in a similar publication.

         1.74 "Material Adverse Effect" shall mean with respect to any entity any material adverse change in the condition (financial or otherwise), operations, results of operations, properties, assets (including products and services), liabilities or business of such entity including, with respect to the McGaw Companies but to the Actual Knowledge of SELLER, the activities presently contemplated by McGaw with respect to the Duplex System.

         1.75 "Material Contract" shall mean any Contract described in Section
4.13 hereof.

         1.76 "Material Litigation" shall mean BAXTER INTERNATIONAL INC., ET AL.
V. MCGAW , INC (USDC ND Ill. - Case No. 95C2723), BAXA CORP. V. MCGAW, INC.& EXCELSIOR MEDICAL CORP. (USDC Co. - Case No. 92-B-80) and any appeals related to the aforementioned lawsuits.

         1.77 "McGaw" shall have the meaning specified in Recital A of this Agreement.

         1.78 "McGaw Companies" shall mean McGaw, McGaw PR and CAPS, and "McGaw Company" shall mean any of such companies individually.

         1.79 "McGaw PR" shall mean McGaw OF PUERTO RICO, INC., a Delaware corporation.

         1.80 "McGaw's past or present Subsidiaries" shall mean, with respect to any Environmental Matter, all companies in which sufficient control over the management of the affairs of such companies was exercised so as to create a liability, obligation or responsibility in any of McGaw or its Affiliates for which the McGaw Companies would have any liability for any violation or non-compliance with any Environmental Laws, arising out of any Environmental Matter, and/or for Environmental Costs.

         1.81 "Minor Claims" shall have the meaning specified in Section 11.14(b) hereof.

         1.82 "NationsBank" shall mean NATIONSBANK, NATIONAL ASSOCIATION, a national banking association.

         1.83 "NationsBank Deed of Trust" shall mean that certain Credit Line Deed of Trust, Mortgage, Open-End Mortgage, Deed of Trust, Deed to Secure Debt, Leasehold Mortgage, Open-End Leasehold Mortgage, Leasehold Deed of Trust, Leasehold Deed to Secure Debt, Security Agreement, Fixture Financing Statement, Assignment of Leases and Rent and Financing Statement dated as of November 14, 1996, naming McGaw and NationsBank, as Grantor and Administrative Agent/Beneficiary, respectively, and recorded in the Office of the Orange County, California Recorder on November 18, 1996 as Instrument No. 1996057495.

         1.84 "NationsBank Financing Statements" shall mean those certain Financing Statements executed in favor of NationsBank by any of the McGaw Companies.

         1.85 "NationsBank Guaranty" shall mean that certain Subsidiary Guaranty Agreement dated July 16, 1996 executed and delivered by the McGaw Companies in favor of NationsBank, as amended by Amendment No. 1 thereto dated November 14, 1996.

         1.86 "NationsBank Pledge" shall mean that certain Pledge Agreement dated November 14, 1996 between NationsBank and SELLER pursuant to which SELLER pledged the Shares to NationsBank.

         1.87 "Norton Transactions" shall mean the acquisition by McGaw of certain real property, improvements and equipment owned by certain United Kingdom Affiliates of McGaw and McGaw's subsequent leasing of such property to such Affiliates pursuant to those certain

Lease Agreements dated October 21, 1994 between McGaw, as lessor, and such Affiliates, as lessees.

         1.88 "Other Long-Term Liabilities" shall mean those items historically reflected in the McGaw 1996 Financial Statements of McGaw under the heading "Other Long-Term Liabilities" and recorded in accordance with GAAP, consistently applied.

         1.89 "Offer" shall mean any outstanding promise, offer, order or quotation which, if accepted or acted upon, will become a Contract.

         1.90 "Permits and Licenses" shall mean all permits, licenses, rights, registrations, certificates of occupancy, authorizations and approvals, including material Environmental Permits, from federal, state, county, local and foreign government regulatory bodies.

         1.91 "Permitted Exceptions" shall mean any of the following: Permitted Liens and any other liens and exceptions which are not material to the continued ownership or enjoyment of such property or which are set forth on Schedule 1.91 hereto.

         1.92 "Permitted Liens" shall have the meaning specified in Section 4.11(a) hereof.

         1.93 "Personal Property" shall mean all machinery, parts, equipment, supplies, tools, vehicles, furniture, furnishings, computer hardware, leasehold improvements, goods and other tangible personal property.

         1.94 "Personal Property Leases" shall have the meaning specified in
Section 4.11(c) hereof.

         1.95 "Product Claims" shall mean any claim or allegation of personal injury, death or property or economic damages, any Third-Party Claim for punitive, exemplary or other damages, any claim for contribution or indemnification, or any Third-Party Claim for injunctive relief in connection with, or arising out of, or with respect to: (a) any product sold on or before the Closing Date by the McGaw Companies, or (b) any product in finished goods inventory of the McGaw Companies on the Closing Date; or (c) any service provided by the McGaw Companies on or before the Closing Date.

         1.96 "Product Liability Loss" shall mean any Indemnified Liabilities resulting from or relating to any Product Claims or any breach or default of any of the representations and warranties set forth in Section 4.26.

         1.97 "Puerto Rico Plan" shall have the meaning specified in Section 4.22(d) hereof.

         1.98 "PURCHASER" shall have the meaning set forth in the introductory paragraph of this Agreement or an Affiliate designated by it to be the PURCHASER pursuant to Section 15.5, and their respective successors or permitted assigns.

         1.99 "Real Property" shall mean all land, structures, improvements and fixtures, and all water lines, rights of way, uses, licenses, easements, hereditaments, tenements and appurtenances belonging or appertaining thereto.

         1.100 "Real Property Leases" shall mean those leases of Real Property described in Section 4.11(b) hereof.

         1.101 "Reconveyance" shall mean a full reconveyance of the NationsBank Deed of Trust.

         1.102 "Related Person" shall mean any trade or business (whether or not incorporated) or affiliated service group (within the meaning of Section 414(m) of the Code) which is treated as a single employer under Section 414(b), (c), or
(m) of the Code.

         1.103 "Return" shall be deemed to include, without limitation, all reports, estimates, information statements, claims for refund and returns relating to or required by law to be filed in connection with any Taxes and all information returns (e.g., Form W-2, Form 1099) and reports relating to Taxes or employee benefit plans. Any one of the foregoing Returns shall be referred to sometimes as a "Return."

         1.104 "SELLER" shall have the meaning specified in the introductory paragraph of this Agreement and its successors and permitted assigns.

         1.105 "SELLER's Savings Plan" shall have the meaning specified in
Section 13.2(b) hereof.

         1.106 "Shares" shall have the meaning specified in Section 4.4(a) hereof.

         1.107 "Statement" shall mean a statement delivered by PURCHASER to SELLER under Section 2.4(a) hereof.

         1.108 "Storage Tank Costs" shall mean any Environmental Costs for which the McGaw Companies would be responsible which result from any conditions existing, or events occurring, at or before the Closing Date relating to any underground storage tanks, above ground storage tanks, incinerators or surface impoundments at, on or under any Real Property.

         1.109 "Subsidiary" or "Subsidiaries" shall mean each corporation in which a person owns, directly or indirectly, capital stock representing more than fifty percent (50%) of the outstanding voting stock.

         1.110 "Subsidiary Shares" shall mean all of the issued and outstanding shares of any class or series of capital stock of McGaw PR and CAPS.

         1.111 "Tax Affiliate" shall mean, with respect to a company, any member of an affiliated group as defined in Section 1504 of the Code, or member of a combined or unitary group of which such company is or was a member (other than such company).

         1.112 "Tax Loss" shall mean any of the Indemnified Liabilities indemnified against as provided in Sections 11.4(a) or 11.4(b) hereof.

         1.113 "Taxes" shall be deemed to include, without limitation, all federal, state, city, local or foreign (or governmental unit, agency, or political subdivision of any of the foregoing) income, profits, employment (including Social Security, unemployment insurance and employee income tax withholding), environmental, hazardous waste generation, license, payroll, disability, registration, franchise, gross receipts, sales, use, transfer, stamp, occupation, property, ad valorem and excise taxes or other taxes of any kind whatsoever; Pension Benefit Guaranty Corporation premiums and any other governmental charges of the same or similar nature; and all penalties, additions to tax and interest relating to any such taxes, premiums or charges. Any one of the foregoing Taxes shall be referred to sometimes as a "Tax".

         1.114 "Taxing Authority" shall mean any governmental agency, entity or instrumentality which has the power or the authority to assess, determine or collect any tax, duty or impost.

         1.115 "Terminations" shall mean the termination and releases of the NationsBank Financing Statements, the NationsBank Guaranty and the NationsBank Pledge.

         1.116 "Third-Party Claim" shall have the meaning specified in Section
11.8 hereof.

         1.117 "Title Policy" shall mean that policy of title insurance described in Section 14.11 herein.

         1.118 "Transferred Employees" shall have the meaning specified in
Section 13.1(b) hereof.

                                   ARTICLE 2.
                           PURCHASE AND SALE OF STOCK

         2.1 PURCHASE AND SALE OF THE SHARES. On the terms and subject to the conditions set forth in this Agreement, at the Closing, SELLER shall sell, transfer, convey, assign and deliver to PURCHASER, and PURCHASER shall purchase from SELLER, all of the right, title and interest of SELLER in and to the Shares, free and clear of all mortgages, liens, pledges, liabilities, security interests, charges, claims, restrictions and encumbrances of any nature whatsoever other than restrictions on transfer arising under federal and state securities laws.

         2.2 THE CLOSING PAYMENT. At the Closing, PURCHASER shall pay to SELLER an amount equal to Three Hundred Twenty Million Dollars ($320,000,000) (the "Closing Payment") as the purchase price, payable by wire transfer of immediately available funds to such account as SELLER shall designate.

         2.3 DETERMINATION OF NET ASSETS.

             (a) As soon as practicable, but in no event later than ninety (90) days after the Closing, SELLER shall cause its Accountants to prepare and shall deliver to PURCHASER an audited consolidated balance sheet of the McGaw Companies as of the Effective Date (the "Closing Date Balance Sheet"). PURCHASER and its Accountants shall have the right to observe the inventory count of the McGaw Companies and confer with PURCHASER's Accountants in connection with the preparation of the Closing Date Balance Sheet. The Closing Date Balance Sheet shall be prepared as of the Effective Date. The Closing Date Balance Sheet shall be prepared in conformity with GAAP consistently applied with respect to the audited balance sheet dated December 31, 1996 included in the McGaw 1996 Financial Statements. SELLER and the McGaw Companies shall notify and instruct SELLER's Accountants that in preparing the Closing Date Balance Sheet, such Accountants shall include and reflect therein appropriate levels of reserves for any and all probable and estimable, as defined in SFAS No. 5, liabilities of the McGaw Companies, including, without limitation, Employee Claims as of the Effective Date, in accordance with GAAP, consistently applied. The reasonable costs and fees of SELLER's Accountants in preparing the Closing Date Balance Sheet and PURCHASER's Accountants in conducting their observations and review of the same shall be shared equally by PURCHASER and SELLER.

             (b) As soon as practicable, but in no event later than ninety (90) days after the Closing, SELLER shall cause its Accountants to prepare and shall deliver to PURCHASER the "Interim Statement of Net Assets." The Interim Statement of Net Assets, shall be identical to the Closing Date Balance Sheet in all respects except that the Interim Statement of Net Assets shall not reflect or include any amounts related to: (i) Due To or From Affiliates; (ii) Deferred Income Taxes (other than McGaw PR Deferred Income Taxes not to exceed $200,000);
(iii) Intangible Assets; (iv) assets or liabilities related to the Norton Transactions (including property, deferred rental income and tax related items);
(v) Goodwill; (vi) tax balances included in Other Long-Term Liabilities and
(vii) the domestic income tax payable or receivable included in Income Taxes Payable. Any refunds or offsets to Puerto Rico taxes due shall be transferred to McGaw or excluded from the determination of the Interim Statement of Net Assets. The Interim Statement of Net Assets shall include Puerto Rico tollgate taxes payable. Notwithstanding the exclusion of certain amounts from the determination of the Interim Statement of Net Assets pursuant to this Section 2.3(b), all Assets, including without limitation, all such Intangible Assets, shall remain the property of McGaw from and after the Closing Date except for those items expressly identified herein.

             (c) PURCHASER and its Accountants shall be entitled to review the Books and Records of the McGaw Companies, the working papers of SELLER's Accountants and any pertinent Books and Records of SELLER and its Affiliates and the procedures carried out in connection with the preparation of the Closing Date Balance Sheet and Interim Statement of Net Assets and the working papers of McGaw and its Accountants relating thereto (in each case excluding the proprietary materials of SELLER's and McGaw's Accountants), and to perform all other audit and due diligence procedures as they shall deem necessary or desirable. The reasonable costs and fees of SELLER's Accountants in preparing the Interim Statement of Net Assets and PURCHASER's Accountants in conducting such review shall be shared equally by PURCHASER and SELLER.

             (d) SELLER and its Accountants shall be entitled to review the Books and Records of the McGaw Companies and the working papers of McGaw and its Accountants (excluding the proprietary materials of McGaw's Accountants) and to perform all other audits and due diligence procedures as they shall deem necessary or advisable for the preparation of the Closing Date Balance Sheet and the Interim Statement of Net Assets.

             (e) PURCHASER shall have thirty (30) days after receipt of the Closing Date Balance Sheet and the Interim Statement of Net Assets to provide notice to SELLER of any objection(s) to such Closing Date Balance Sheet and/or Interim Statement of Net Assets. Unless SELLER shall have received any such notice objecting to specific items on the Interim Statement of Net Assets and/or Closing Date Balance Sheet within such thirty (30) day period, which notice shall set forth in reasonable detail the nature and extent of such objection(s), such Interim Statement of Net Assets shall become "final" and binding upon both PURCHASER and SELLER and shall be deemed the Final Statement of Net Assets. If PURCHASER provides timely notice objecting to specific items on the Interim Statement of Net Assets and/or Closing Date Balance Sheet, then PURCHASER and SELLER and their respective Accountants shall have thirty (30) days from the date SELLER receives notification of PURCHASER's objection(s) to negotiate in good faith a resolution of their dispute. In the event the parties reach a good faith resolution of such dispute, the Interim Statement of Net Assets, as adjusted, if necessary, to reflect such resolution, shall become "final" and binding upon both PURCHASER and SELLER and shall be deemed the Final Statement of Net Assets. If such dispute cannot be resolved within such thirty (30) day period, then either PURCHASER or SELLER may cause such dispute to be submitted for determination to the Arbitrator, who shall as soon as practicable, but in any event no later than thirty (30) days thereafter, determine the disputed items using such procedures and factual investigations and determinations as the Arbitrator may reasonably deem appropriate; provided, however, that the Arbitrator shall be instructed to resolve such disputed items in accordance with and in a manner consistent with that described in Section 2.3(b) hereof with respect to the Interim Statement of Net Assets and Section 2.3(a) hereof with respect to the Closing Date Balance Sheet. The Arbitrator's determination of the disputed items shall be "final" and binding upon both PURCHASER and SELLER and shall be nonappealable. The Arbitrator's resolution of the disputed items shall be combined with the non-disputed items and shall be deemed the Final Statement of Net Assets. The date on which the Arbitrator makes its determination, the date on which the parties reach a good faith resolution of any dispute under this Subsection, or the date which is thirty (30) days after delivery of the Interim Statement of Net Assets in the event no objections by PURCHASER are timely received by SELLER, as the case may be, shall constitute the "Adjustment Date." The costs and fees of the Arbitrator shall be borne by the parties in such manner as the Arbitrator shall decide is equitable in the circumstances. The decision of the Arbitrator shall be final and binding on the parties and shall be nonappealable.

             (f) If the Final Statement of Net Assets reflects a book value of net assets less than Two Hundred Seventy-One Million Four Hundred Fifty Thousand Dollars ($271,450,000), SELLER shall pay the difference, plus interest from the Closing Date until such payment is made at the rate of LIBOR plus one hundred fifty (150) basis points per annum, to PURCHASER within two (2) days after the Adjustment Date by the wire transfer of immediately available funds to such account as PURCHASER shall designate.

             (g) PURCHASER shall pay to SELLER, by wire transfer of immediately available funds to such account as SELLER shall designate, within two (2) business days after the Closing Date, an amount equal to the Closing Payment Interest per day for each day from the Closing Date Balance Sheet to the Closing Date.

         2.4 CONTINGENT PAYMENTS. The "Contingent Payments" shall consist of any amounts payable by PURCHASER to SELLER under this Section 2.4. Following the Closing, PURCHASER shall pay to SELLER the amounts, if any, payable pursuant to this Section 2.4, which amounts shall not exceed the aggregate amount of Eighty Million Dollars ($80,000,000) (or such lesser amount as may be determined pursuant to Section 11.6 hereof).

             (a) Following the Closing, PURCHASER shall determine the Adjusted Combined Operating Income for each fiscal year of PURCHASER.

                 (i) Within ninety (90) days following the end of each such fiscal year, PURCHASER shall provide to SELLER a statement substantially in the form of Schedule 2.4(a) hereto, setting forth such Adjusted Combined Operating Income for the preceding fiscal year and setting forth in reasonable detail the basis for the determination of such amount. Said statement shall be certified by PURCHASER's chief financial officer, to the best of his knowledge and belief as being true and correct, and audited by PURCHASER's Accountants in accordance with generally accepted auditing standards as prepared in conformity with the provisions of this Agreement.

                 (ii) PURCHASER shall also provide SELLER, within (A) forty-five
(45) days following the end of each fiscal quarter subsequent to the Closing Date, PURCHASER's internally prepared balance sheet and statement of income for the preceding fiscal quarter as prepared for management of PURCHASER, which statements shall include, at a minimum, the combined results of the McGaw Companies and BBM, and
(B) ninety (90) days following the end of each fiscal year subsequent to the Closing Date, a consolidated balance sheet and statements of income, changes in stockholders' equity and cash flows of PURCHASER, which statements shall include the combined results of the McGaw Companies and BBM, audited by PURCHASER's Accountants.

             (b) Subject to the limitations set forth in Sections 2.4(c) and 2.4(d) hereof, not later than two (2) days following PURCHASER's delivery to SELLER of a Statement with respect to a fiscal year pursuant to Section 2.4(a) above, and in the event that the Adjusted Combined Operating Income reported therein is at least equal to Forty-Five Million Dollars ($45,000,000), PURCHASER shall pay to SELLER by wire transfer of immediately available funds to such account as SELLER shall designate with respect to each fiscal year of PURCHASER:

                 (i) The amount of Ten Million Dollars ($10,000,000), if the Adjusted Combined Operating Income reported in such Statement is at least equal to Forty-Five Million Dollars ($45,000,000) but is less than Sixty-Five Million Dollars ($65,000,000);

                 (ii) The amount of Twenty Million Dollars ($20,000,000), if such Adjusted Combined Operating Income is at least equal to Sixty Five Million Dollars ($65,000,000) but is less than Seventy-Five Million Dollars ($75,000,000);

                 (iii) The amount of Thirty Million Dollars ($30,000,000), if such Adjusted Combined Operating Income is at least equal to Seventy-Five Million Dollars ($75,000,000) but is less than Eighty-Five Million Dollars ($85,000,000); or

                 (iv) The amount of Forty Million Dollars ($40,000,000), if such Adjusted Combined Operating Income is equal to or exceeds Eighty-Five Million Dollars ($85,000,000).

             (c) At such time as the aggregate amount of any and all payments made by PURCHASER to SELLER under this Section 2.4 is equal to Eighty Million Dollars ($80,000,000) (or such lesser amount as may be determined pursuant to Section 11.6 hereof), PURCHASER shall have no further obligation to make payments or to deliver any Statements or financial information required hereunder to SELLER.

             (d) If any payment otherwise required to be made by PURCHASER to SELLER pursuant to this Section 2.4 would result in PURCHASER's having paid to SELLER more than the aggregate amount of Eighty Million Dollars ($80,000,000) pursuant to this Section 2.4 (or such lesser amount as may be determined pursuant to Section 11.6 hereof), then in lieu of such payment PURCHASER shall be required to pay to SELLER only such amount as shall cause the aggregate amount of all payments made to SELLER under this Section 2.4 to equal the amount of Eighty Million Dollars ($80,000,000) (or such a lesser amount as may be determined pursuant to Section 11.6 hereof).

              (e) Notwithstanding any provisions contained in this Agreement to the contrary, in determining Adjusted Combined Operating Income, no income or expenses shall be included or deductions taken for: (i) any amortization of goodwill or depreciation on the write-up of assets related to the transactions contemplated by this Agreement; (ii) nonrecurring losses or charges or income from other than operations; (iii) any Contingent Payments required to be made pursuant to this Section 2.4; (iv) any expenses accrued, incurred or recorded relating to the negotiation and consummation of this Agreement such as legal fees, closing costs, recording fees and other expenses;
(v) any expenses accrued, incurred or recorded in connection with the purchase, acquisition, merger or consolidation of any business or product line (regardless of the structure of any such purchase, acquisition, merger or consolidation);
(vi) operating income and losses related to any such business or product line acquired after the date hereof; (vii) any expenses resulting from losses, damages or claims arising from or related to the consequences of any breach of any representation, warranty, covenant, or agreement of PURCHASER under this Agreement (without regard to the application of any limitation provided in Section 11.14 hereof) to the extent such expenses or costs exceed One Million Dollars ($1,000,000); (viii) any non-cash charges resulting from or related to asset impairments; (ix) the effect of any voluntary change in accounting practices, policies or principles (other than those changes resulting from conforming practices, policies and procedures due to the combination or consolidation of the McGaw Companies and BBM) to the extent that such effect is greater than 2% of annual combined operating income of the McGaw Companies and BBM, as reflected in Schedule 2.4(a); (x) the cumulative effect of any change in accounting practices, policies or principles resulting from either the McGaw Companies or BBM conforming practices, policies or principles to the group of companies to which PURCHASER is a member, to the extent that such cumulative effect is a non-cash charge; (xi) any changes in general ledger account classification or reporting from that used in preparing the McGaw and PURCHASER's 1996 Financial Statements where such changes would result in altering operating income; and (xii) charges in the nature of corporate and overhead allocation of PURCHASER or any Affiliate thereof, and administrative or management or similar fees or charges of any nature in each case in excess of comparable percentages and/or amounts now being charged subject to any changes reasonably required by law, regulation or interpretations thereof.

             (f) Any restructuring charges shall be determined in conformity with, and accrued, if required, in accordance with, GAAP. No restructuring charges included in determining operating income shall be included in the determination of Adjusted Combined Operating Income of BBM or the McGaw Companies until cash payments related thereto are made and no restructuring charges shall be included for any non-cash portions of any restructuring charges.

             (g) In the event that more than fifty percent (50%) of the stock or all or substantially all of the assets of BBM or McGaw are sold or transferred to, or acquired by, any person other than an Affiliate of PURCHASER in one or more series of related transactions or there is merger, consolidation or other transaction in which more than 50% of the stock or assets of PURCHASER are transferred to other than to an Affiliate of PURCHASER, an amount equal to eighty million dollars ($80,000,000) (or such a lesser amount as may be determined pursuant to Section
11.6 hereof) less the amount previous paid pursuant to this Section 2.4 shall become due and payable effective ten (10) days following the closing of the transaction described in this Subsection.

             (h) In the event that any product line, business, or division which accounted for more than One Million Dollars ($1,000,000) of Adjusted Combined Operating Income during the preceding fiscal year is sold, transferred or exchanged (a "Sale Event"), PURCHASER shall pay SELLER the "Proportionate Proceeds" (as hereinafter defined) related thereto. The "Proportionate Proceeds" shall be an amount equal to the sum of: (i) the product of: (A) any cash or cash equivalents received related thereto and (B) a fraction (the "Sale Fraction"), the numerator of which shall equal the operating income for the last full fiscal year of the product line, business or other division disposed of in the Sale Event, as determined by PURCHASER's Accountants, and the denominator of which shall be equal to the Adjusted Combined Operating Income for the last full fiscal year; plus (ii) the product of the fair market value of any non-cash proceeds received, as determined by PURCHASER's Accountants, and the Sale Fraction.

             (i) All transactions between any Affiliate of PURCHASER or PURCHASER and its Affiliates shall be conducted on an arms' length basis consistent with applicable U.S. tax laws. PURCHASER shall operate BBM and the McGaw Companies in a good faith commercially reasonable manner and shall take no action which has as its purpose the effect of depriving SELLER of the benefits of the payments described in this Section 2.4 including, without limitation, the timing of the receipt of any such payments.

             (j) Notwithstanding any other provision contained herein to the contrary, PURCHASER agrees that, until PURCHASER shall have paid to SELLER all Contingent Payments that are payable under this Section 2.4, PURCHASER shall not, and shall cause each of BBM and the McGaw Companies not to, (i) change the date of its fiscal year end from September 30, and (ii) without providing reasonable advance written notice to SELLER, make any other material change to the methods of accounting or accounting practices or principles applied by it.

         2.5 RECORDS; INSPECTION OF RECORDS. PURCHASER shall maintain complete and accurate books and records of account relating to the determination of Adjusted Combined Operating Income and Proportionate Proceeds. Upon reasonable notice not more frequently than annually, SELLER shall have the right to have an Accountant of its choosing and reasonably acceptable to PURCHASER examine the relevant books and records of PURCHASER during normal business hours to verify that appropriate accounting and payments have been made by PURCHASER under this Agreement with respect to the preceding three (3) fiscal years, to the extent not previously examined. PURCHASER will cause its Accountants to provide SELLER's

Accountants access to its work papers (excluding the proprietary materials of PURCHASER's Accountants).

             (a) In the event that as a result of any examination by SELLER pursuant to this Section 2.5 SELLER determines that it has not been paid amounts due it under Section 2.4 of this Agreement with respect to any preceding fiscal year, SELLER may provide notice to PURCHASER in writing of such determination, which notice shall set forth in reasonable detail the basis for such determination and SELLER's specific objection(s) to PURCHASER's Statement with respect to such fiscal years. PURCHASER and its Accountants shall thereafter be entitled to examine the relevant working papers of SELLER's Accountants (excluding the proprietary materials of SELLER's Accountants) and the procedures carried out in connection with their examination. PURCHASER and SELLER and their respective Accountants shall have thirty (30) days from the date PURCHASER receives notification of SELLER's determination and objection(s) to negotiate in good faith a resolution of their dispute. If such dispute cannot be resolved within such thirty (30) day period, then either PURCHASER or SELLER may cause such dispute to be submitted for determination to the Arbitrator, who shall as soon as practicable, but in any event no later than thirty (30) days thereafter, determine the disputed items using such procedures and factual investigations and determinations as the Arbitrator may reasonably deem appropriate; provided, however, that the Arbitrator shall be instructed to resolve such disputed items in accordance and in a manner consistent with that described in Section 2.4 hereof. The Arbitrator's determination of the disputed items shall be "final" and binding upon both PURCHASER and SELLER and shall be nonappealable.

             (b) In the event a final determination is made that SELLER has not been paid the amounts due to it under this Agreement, PURCHASER shall, within two (2) business days following the date on which the parties reach a good faith resolution of their dispute under this Section 2.5 or the date on which the Arbitrator makes its determination, as the case may be, pay to SELLER, by wire transfer of immediately available funds to such account as SELLER shall designate, the excess of the proper amount due over the amount actually paid together with interest thereon at the rate of LIBOR plus one hundred fifty (150) basis points per annum from the date the amount constituting such excess was due and until the date such payment is made. The fees and expenses of SELLER's Accountant in performing any examination pursuant to this Section 2.5 shall be paid by SELLER; provided that if a determination is made that the amount paid to SELLER with respect to any fiscal year was less than the amount properly due to SELLER, PURCHASER shall promptly reimburse SELLER for the reasonable costs of such examination. Any Accountant which examines the books and records of PURCHASER pursuant to this Section shall not disclose any information relating to the business of PURCHASER except as necessary to provide to SELLER a meaningful statement of account hereunder.

         2.6 ALLOCATION OF PURCHASE PRICE. PURCHASER and SELLER shall use their good faith efforts to agree within ninety (90) days following the Closing upon a schedule (the "Allocation Schedule") allocating the Closing Payment among the assets of the McGaw Companies. The parties agree that the Allocation Schedule shall be reasonable and shall be prepared by PURCHASER in accordance with Section 338(h)(10) of the Code and the regulations thereunder which shall be subject to SELLER's review and consent which shall not be unreasonably withheld. PURCHASER and SELLER shall: (i) make, with respect to McGaw and CAPS (but not McGaw PR), a joint election under
Section 338(h)(10) of the Code; (ii) execute IRS Form 8023-A (Qualified Stock Purchase) at Closing; and (iii) thereafter execute and file all required or appropriate federal, state, local and foreign tax forms and Returns which may be required, related to the Section 338(h)(10) election for McGaw and CAPS in accordance with the Allocation Schedule. Each of PURCHASER and SELLER agrees to provide the other promptly with any other information required to complete the necessary forms and Returns. PURCHASER shall select an independent appraiser for purposes of such allocation and the reasonable costs and fees of the appraiser and any existing appraisals relied upon shall be shared equally by PURCHASER and SELLER.

                                   ARTICLE 3.
                   REPRESENTATIONS AND WARRANTIES AS TO SELLER

         As of the date hereof, SELLER hereby represents and warrants to PURCHASER that:

         3.1 STOCK OWNERSHIP. Except as provided on Schedule 3.1, SELLER is the sole owner of record and sole beneficial owner of the Shares, free and clear of all liens, security interests, encumbrances, pledges, charges, claims, voting trusts and restrictions of any nature whatsoever other than restrictions on transfer arising under federal and state securities laws. Such Shares are all of the outstanding securities of any kind, debt or equity, of McGaw.

         3.2 AUTHORIZATION. SELLER is a corporation duly organized, validly existing and in good standing under the laws of the State of Florida. SELLER has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement to which it is or will be a party, to perform its obligations hereunder and thereunder, and to sell, assign, transfer and deliver the Shares to be sold hereunder to PURCHASER and to consummate the transactions contemplated hereby and thereby. SELLER and its Affiliates have taken all corporate action required to have been taken by SELLER and its Affiliates with respect to the execution and delivery of this Agreement and each Ancillary Agreement to which SELLER is a party, and the performance by SELLER of its obligations hereunder and thereunder and approval by the members or the holders of any class of securities of SELLER of the execution and delivery of this Agreement or any Ancillary Agreement to which SELLER is a party, or the consummation of the transactions contemplated hereby or thereby, is not required to be obtained.

         3.3 ENFORCEABILITY. This Agreement and each Ancillary Agreement to which SELLER or its Affiliates is or will be a party constitute or will constitute valid and binding obligations of SELLER or its Affiliates enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other such laws concerning the rights of creditors generally and the application of equitable principles. Except as set forth on Schedule 3.3 hereto, the execution and delivery of this Agreement and the Ancillary

Agreements to which SELLER or its Affiliates are a party, the consummation of the transactions contemplated hereby or thereby, and the performance or satisfaction of the terms and conditions hereof or thereof do not constitute and will not constitute a breach or default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a breach or default) under, or conflict with, any Contract, deed, writ, order, decree, or judgment, to which SELLER is a party or by which SELLER is bound, and do not violate or conflict with any applicable federal, state or local law, rule, or regulation to which SELLER is subject, except in each case where such breach, default or violation would not have a material effect on the consummation of this transaction. The delivery to PURCHASER of the Shares to be sold to PURCHASER by SELLER pursuant to the provisions of this Agreement will transfer to PURCHASER valid title thereto, free and clear of all liens, security interests, encumbrances, pledges, charges, claims, voting trusts and restrictions of any nature whatsoever, other than restrictions on transfer of a general nature arising under federal and state laws.

         3.4 FINANCIAL REPRESENTATIONS. SELLER is, and upon the consummation of the Closing and after giving effect to the sale of the Shares and the other transactions contemplated hereby, will be, solvent, able to pay its debts as they come due, and possessed of capital that is not unreasonably small. SELLER and its Affiliates are not entering into this Agreement or the Ancillary Agreements and the transactions contemplated hereby and thereby with the intent to burden, delay or defraud their present or future creditors.

         3.5 BROKERS, FINDERS. Except for Arnhold S. Bleichroeder, Inc., no finder, broker, agent or other intermediary (other than legal counsel to, and accountants and consultants engaged by, SELLER) has acted on behalf of SELLER or is entitled to compensation from SELLER in connection with the negotiation or consummation of this Agreement.

         3.6 GOVERNMENTAL APPROVALS AND FILINGS. Except as may be required under applicable securities laws or as otherwise set forth on Schedule 3.6 and for filings to be made under the H-S-R Act and to the German Bundeskartelamt, SELLER is not required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any Governmental Authority for the valid execution and delivery of this Agreement or any Ancillary Agreement to which it is a party or the consummation of the transactions contemplated hereby or thereby.

         3.7 LITIGATION. There is no suit, claim, action, litigation or proceeding, administrative or judicial, or to SELLER's Knowledge, any governmental investigation pending or threatened against SELLER that challenges, or seeks to enjoin or prevent the execution or delivery of this Agreement or any Ancillary Agreement to which SELLER is a party, the performance of the terms and conditions hereof or thereof or the consummation of the transactions contemplated hereby or thereby, other than any such suits, claims, actions, litigation, proceedings or investigations that, individually and in the aggregate, would not have a material adverse affect on the ability of SELLER to consummate the transactions contemplated hereby and thereby.

                                   ARTICLE 4.
                         REPRESENTATIONS AND WARRANTIES
                       OF SELLER AS TO THE MCGAW COMPANIES

         As of the date hereof, SELLER hereby represents and warrants to PURCHASER that:

         4.1 CORPORATE EXISTENCE. Each of the McGaw Companies is a corporation duly organized, validly existing and in good standing under the laws of its respective jurisdiction of incorporation and has the power to own, lease, hold and operate its properties and conduct its business as it is now being conducted, and is duly qualified and in good standing under the laws of each jurisdiction in which the character or location of the properties owned, leased, held or operated by it or the nature of the business conducted by it makes such qualification necessary, except where the failure to be so qualified would not have a Material Adverse Effect.

         4.2 CORPORATE AUTHORIZATION. Each McGaw Company has all requisite corporate power and authority to execute and deliver each Ancillary Agreement to which it is or will be a party, to perform its obligations hereunder and thereunder, and to consummate the respective transactions contemplated hereby and thereby. All necessary corporate action has been taken by or with respect to the McGaw Companies with respect to the execution, delivery and performance of each Ancillary Agreement to which they are or will be a party.

         4.3 ENFORCEABILITY; NO CONFLICT OR DEFAULT. Each Ancillary Agreement to which any of the McGaw Companies is or will be a party constitutes a valid and binding obligation of such McGaw Company enforceable in accordance with its respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other such laws concerning the rights of creditors generally and the application of equitable principles. Except as set forth in Schedule 4.3 hereto, the execution and delivery of the Ancillary Agreements to which any of the McGaw Companies is or will be a party, the consummation of the transactions contemplated thereby, and the performance or satisfaction of the terms and conditions thereof do not constitute and will not (i) constitute a breach or default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a breach or default) under, or conflict with, any deed, writ, order, decree, judgment or material Contract to which any of the McGaw Companies is a party or by which any of the McGaw Companies is bound, (ii) violate or conflict with any applicable federal, state or local law, statute, ordinance, rule or regulation to which any of the McGaw Companies is subject,
(iii) violate, conflict with or result in the breach of any term, condition or provision of the Certificate of Incorporation or Bylaws of any of the McGaw Companies, (iv) result in the creation or imposition of any lien, charge or encumbrance, or restriction of any material nature, with respect to any of its assets or properties, or (v) give to others any interest or rights, including rights of termination, acceleration or cancellation, in or with respect to any of the Assets, except in each case where such failure would not have a Material Adverse Effect on such McGaw Company.

         4.4 CAPITALIZATION.

             (a) The authorized capital stock of McGaw consists of one thousand (1,000) shares of common stock, $0.01 par value per share, all of which shares are issued and outstanding and constitute the "Shares."

             (b) The Shares constitute all of the issued and outstanding capital stock of McGaw, have been duly authorized and validly issued, and are fully paid and non-assessable. There are no shares of capital stock of McGaw held in McGaw's treasury, no shares of capital stock of McGaw PR held in McGaw PR's treasury and no shares of capital stock of CAPS held in CAPS' treasury. There are no preemptive or similar rights on the part of any holder of any class of securities of any of the McGaw Companies. Except for this Agreement, there are no outstanding warrants, subscriptions, rights, calls, puts, privileges, commitments, conversion rights, rights of exchange, plans or other Contracts of any character providing for the purchase, issuance or sale of any shares of the capital stock or any other securities of any of the McGaw Companies, nor are there any stock appreciation, phantom stock or similar rights outstanding based upon the Shares or the book value or any other attribute of SELLER or the McGaw Companies, and no authorization therefor has been given.

         4.5 SUBSIDIARIES. None of the McGaw Companies has any Subsidiary or any direct or indirect investment or other interest, either of record, beneficially or equitably, in any association, entity, corporation, partnership, joint venture or other enterprise except as disclosed on Schedule 4.5. The authorized capital stock of McGaw PR consists of 100 shares of Common Stock, $0.01 par value per share, of which one hundred (100) shares are issued and outstanding. The authorized capital stock of CAPS consists of 12,000,000 shares of Common Stock, $0.001 par value per share, of which 10,000,000 shares are issued and outstanding, and 8,000,000 shares of Preferred Stock, $0.001 par value per share, of which no shares are issued or outstanding. The authorized capital stock of BioMed consists of 600,000 ordinary shares, of which 600,000 shares are issued and outstanding and McGaw owns 294,000 of said shares. The Subsidiary Shares and the BioMed Shares are owned beneficially and of record solely by McGaw and have been duly authorized and validly issued, and are fully paid and non-assessable. Except as set forth on Schedule 4.5, there are no preemptive or similar rights on the part of any holder of any class of securities of McGaw PR or CAPS. Except as set forth on Schedule 4.5, there are no outstanding warrants, subscriptions, rights, calls, puts, privileges, commitments, conversion rights, rights of exchange, plans or other Contracts of any character providing for the purchase, issuance or sale of any shares of the capital stock or any other securities of McGaw PR or CAPS, nor, except as set forth on Schedule 4.5, are there any stock appreciation, phantom stock or similar rights outstanding based upon the capital stock of McGaw PR or CAPS, or the book value or any other attribute of McGaw PR or CAPS and no authorization therefor has been given. Except as set forth on Schedule 4.5 there are no limitations on McGaw's ability to vote or transfer the BioMed Shares or the Subsidiary Shares in accordance with applicable laws and the Certificate of Incorporation and Bylaws of such entities.

         4.6 CORPORATE DOCUMENTS. The copies of the Certificates of Incorporation of each McGaw Company and of BioMed, including all amendments thereto, certified by the Secretary of State of its state or other jurisdiction of incorporation, and the Bylaws of each McGaw Company, as amended, certified by the Secretary of each McGaw Company, furnished to PURCHASER are true, correct and complete copies of such Certificates of Incorporation and Bylaws as currently in effect. The minute book of each McGaw Company has been made available to PURCHASER and its representatives, and contains accurate records of all material meetings of, or written consents by, the shareholders and the Board of Directors of such McGaw Company and any committee thereof and reflects all material matters and corporate actions which have been before and/or approved by the shareholders and the Board of Directors of each McGaw Company, as the case may be. Except as set forth on Schedule 4.6, the McGaw Companies have no material Books and Records, systems, controls, data or other information material to its business and owned or used by it recorded, stored, maintained, administered or operated by, or otherwise wholly or partly dependent upon, any means (including any electronic, mechanical or photographic process, whether computerized or not) which (including all means of access thereto and therefrom) is not under the direct control of the McGaw Companies or SELLER. Each underlying document described or listed in any Schedule to this Agreement has been furnished or made available to PURCHASER. All such documents furnished or made available are true and complete originals or photocopies thereof, including any amendments or modifications thereto.

         4.7 ABSENCE OF CERTAIN CHANGES. Except as set forth on Schedule 4.7, since December 31, 1996, there has not been any material adverse change in the business, condition (financial or otherwise), operations, properties, assets, liabilities or business of any of the McGaw Companies or any occurrence, circumstance or combination (other than general economic conditions or conditions in the health care industry generally) which reasonably could be expected to result in any such material adverse change. Without limiting the generality of the foregoing except as set forth on Schedule 4.7, since December 31, 1996, there has not been:

             (a) Any material increase in compensation or other remuneration payable to or for the benefit of or committed to be paid to or for the benefit of any officer or Key Employees of any of the McGaw Companies or in any benefits granted under any bonus, stock option, profit sharing, pension, retirement, deferred compensation, insurance, or other direct or indirect Contract providing for benefits made to or for the benefit of, or with, any such officer or Key Employees, other than in the ordinary course of business or pursuant to existing Contracts;

             (b) Any transaction entered into or carried out by any of the McGaw Companies, other than in the ordinary course of business, which would have a Material Adverse Effect;

             (c) Any material change made by any of the McGaw Companies in its methods of doing business or of accounting;

             (d) Any mortgage, pledge, lien, security interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to any properties or assets, tangible or intangible, of any of the McGaw Companies which is material to the McGaw Companies, other than in the ordinary course of business and other than liens for current Taxes not yet due;

             (e) Other than in the ordinary course of business, any material lien, mortgage, security interest, pledge, charge or other encumbrance discharged or satisfied, or any material obligation or liability (absolute or contingent) paid, or any settlement of any material liability, claim, dispute, proceeding, suit or appeal, pending or threatened against any of the McGaw Companies or any of their Assets;

             (f) Any sale, lease, license or disposition of, or any Contract or Offer to sell, lease, license or dispose of, any Assets of any of the McGaw Companies having a fair market value greater than Two Hundred Fifty Thousand Dollars ($250,000), other than sales, leases, licenses or dispositions in the ordinary course of business to persons other than directors, officers or Affiliates of a McGaw Company or any discontinuance of any material products or services of any of the McGaw Companies;

             (g) Any material modification, waiver, change, amendment, extension, release, rescission, accord and satisfaction or termination of any Material Contract to which any of the McGaw Companies is a party, other than any satisfaction by performance in accordance with the terms thereof in the ordinary course of business;

             (h) Any purchase of, or any Contract or Offer to purchase, capital assets in excess of Five Hundred Thousand Dollars ($500,000) made by any of the McGaw Companies, or aggregate liability for all such purchases of a similar nature in excess of One Million Dollars ($1,000,000) for such McGaw Company;

             (i) Any filing of any petition or charge of unfair labor practices with the National Labor Relations Board which, if adversely determined against any McGaw Company, would have a Material Adverse Effect or any material labor disputes or disturbances, strikes, shutdowns, work-stoppages or resignations of McGaw senior management;

             (j) Any of the following events having or likely to have a Material Adverse Effect: (i) damage, destruction or loss, by reason of fire, explosion, earthquake, casualty, labor trouble, requisition or taking of property by any government or agency thereof, windstorm, hurricane, embargo, riot, act of God, act of public enemy, flood, accident or other calamity, (ii) revocation of license or right to do business, (iii) termination, suspension or default of any Contracts, or (iv) known governmental investigation or inquiry of or relating to the McGaw Companies;

             (k) Any loan or advance made by any of the McGaw Companies to any individual, firm, corporation or entity, except intercompany loans or advances and except for loans or advances not material in amount made in the ordinary course of business to employees who are not stockholders, officers, directors or Affiliates of such McGaw Company;

                 (l) Any declaration, setting aside or payment of any dividend or any distribution (in cash or in kind) to any shareholder of McGaw with respect to the Shares or otherwise; any direct or indirect redemption, purchase or other acquisition by any of the McGaw Companies of any of its capital stock or of any options, warrants, rights or agreements to purchase or acquire such stock or any commitment to do any of the above (it being understood that some or all of the cash held by the McGaw Companies may be distributed to SELLER on or prior to the Closing Date); or any issuance or other disposition of any note or other securities of any of the McGaw Companies or any agreement to take any of the aforesaid actions; or

                 (m) Any sale, transfer, encumbrance, pledge or other claim of, on or with respect to the BioMed Shares or the Subsidiary Shares.

         4.8 UNDISCLOSED LIABILITIES. None of the McGaw Companies has any liabilities, whether known or unknown, asserted or unasserted, liquidated or unliquidated, accrued or unaccrued, absolute or contingent which are material to the McGaw Companies, except:

             (a) Those set forth or reflected on the McGaw Interim Financial Statements and those liabilities thereafter incurred in or as a result of the conduct of its business in the ordinary course;

             (b) The payments of money or fulfillment of obligations in the ordinary course of its business under any Contract;

             (c) Those disclosed and specifically referenced on Schedules 4.8, 4.9, 4.10, or 4.16 hereof; and

             (d) Any other liabilities which, in the aggregate, are not material in amount.

         4.9 TAXES.

             (a) RETURNS FILED AND TAXES PAID. Except as provided in Schedule 4.9(a), each McGaw Company and all Tax Affiliates have filed or caused to be filed with the appropriate agencies and instrumentalities, on a timely basis, all Returns and reports required to be filed (including estimated tax returns) and none of such Returns and reports has been amended in any material respect. Such Returns are true, complete and correct in all material respects. All Taxes payable with respect to the periods reflected on those Returns have been, in all material respects, fully paid or have been properly reserved for in the Financial Statements of McGaw. To SELLER's Knowledge, there are no grounds for the assertion or assessment of any additional material amount of Taxes against any of the McGaw Companies or its assets with respect to Returns or reports filed by such McGaw Company. The McGaw Companies have taken no position which SELLER reasonably expects is likely to result in any action, proceeding or claim for assessment or collection of unpaid or unaccrued Taxes, assessments, deficiencies or related interest or penalties by any Governmental Authority which involve any material amount. Each of the McGaw Companies and all Tax Affiliates have complied in all material respects with all applicable laws, rules, and regulations relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Section 1441 and 1442 of the Code, or similar provision under foreign laws), and timely and properly withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be withheld and paid over under applicable laws.

             (b) CONSOLIDATED RETURNS FILED. Except as provided on Schedule 4.9(b), since the tax year ending December 31, 1994, none of the McGaw Companies has been a member of an Affiliated Group filing a consolidated federal income tax return other than a group the common parent of which is SELLER. SELLER's Affiliated Group has filed all Returns that it was required to file for each taxable period during which any of the McGaw Companies was a member of the group. All such Returns were true, correct and complete in all material respects. All income Taxes owed by any Affiliated Group member (whether or not shown on any Return) have been, in all material respects, paid for each taxable period during which any of the McGaw Companies was a member of the group. Neither SELLER nor any director or officer (or employee responsible for Tax matters) of SELLER or any of its Subsidiaries expects any authority to assess any additional income Taxes against any Affiliated Group member for any taxable period during which any of the McGaw Companies was a member of the group. There is no dispute or claim concerning any income Tax liability of any Affiliated Group member for any taxable period during which any of the McGaw Companies was a member of the group either (A) claimed or raised by any authority in writing or (B) as to which SELLER or directors and officers (and employees responsible for Tax matters) of SELLER or any of its Subsidiaries has knowledge based upon personal contact with any agent of such authority. No member of the Affiliated Group has waived any statute of limitations in respect of any income Taxes or agreed to any extension of time with respect to any income Tax assessment or deficiency for any taxable period during which any of the McGaw Companies was a member of the group. None of the McGaw Companies has any liability for the Taxes of any person other than the McGaw Companies (A) under Reg. 1.1502-6 (or any similar provision of state, local, or foreign law), (B) as a transferee or successor, (C) by Contract, or (D) otherwise.

             (c) TAX DEFICIENCIES; AUDITS; STATUTES OF LIMITATIONS. Except as set forth in Schedule 4.9(c): (i) there are no audits or, to SELLER's Knowledge, investigations pending or threatened against any of the McGaw Companies with respect to Taxes asserted by any Governmental Authority, (ii) there are no waivers of any applicable statutes of limitations with respect to Taxes; (iii) there are no agreements with any federal, Puerto Rican, state, county or local taxing authority that could reasonably be expected to affect the subsequent Tax liabilities of any of the McGaw Companies in any material respect; (iv) there are no requests for rulings, outstanding subpoenas or requests for information with respect to Taxes of any of the McGaw Companies, proposed reassessments of any property owned or licensed by any of the McGaw Companies or similar matters pending with respect to any taxing authority; (v) consolidated federal income Tax Returns of the Affiliated Group of which SELLER is the common parent and of which SELLER and the McGaw Companies are members have not been examined by the IRS for the taxable years subsequent to December 31, 1993; (vi) none of the California income Tax Returns of the McGaw Companies has been audited or examined by the California Franchise Tax Board; (vii) none of the Puerto Rican income Tax Returns of McGaw PR has been audited or examined by the Puerto Rican taxing authorities; (viii) none of the McGaw Companies nor any Tax Affiliate has requested any extension of time within which to file any Return, which return has not since been filed; (ix) no material issue has been raised by any Federal, Puerto Rican, state, local or foreign taxing authority in connection with any audit or examination of the Tax Returns, business or properties of any of the McGaw Companies which has not been finally settled or resolved; and (x) there are no material liens for Taxes upon any assets of any of the McGaw Companies, except liens for Taxes not yet due.

             (d) ADEQUATE PROVISION. Without limiting the foregoing subsections (a), (b) and (c) of this Section 4.9: (i) the Financial Statements of McGaw include adequate provision for all Taxes which have been or may in the future be assessed against any of the McGaw Companies with respect to the appropriate period then ended and all periods prior thereto; and (ii) except as set forth on Schedule 4.9(d) and other than Taxes provided for in the Financial Statements, the McGaw Companies are not liable for any other material Taxes, including any accrued but unpaid Taxes not yet due and owing all without application of any net operating loss.

              (e) RETURNS FURNISHED. SELLER has furnished or caused to be furnished or made available to PURCHASER or its counsel true and complete copies of (i) relevant portions of Tax audit reports, statements of deficiencies, closing or other agreements received by or on behalf of any of the McGaw Companies relating to such McGaw Company or its assets from the IRS, or from any other taxing authority and (ii) all pro forma separate federal, Puerto Rican, [state and local] income Tax Returns of each McGaw Company for the three
(3) calendar years ended December 31, 1996.

             (f) FIRPTA. SELLER is not a foreign person within the meaning of section 1445(b)(2) of the Code and the Treasury Regulations thereunder.

             (g) TAX SHARING AGREEMENT. SELLER has delivered to PURCHASER (i) a true and complete copy of any written tax-sharing agreement or arrangement between any or all of the McGaw Companies and SELLER or any of SELLER's Affiliates, and (ii) a true and complete description of any such agreement, arrangement or practice not reduced to writing.

             (h) COMPENSATION AGREEMENTS. Except as set forth in Schedule 4.9(h), none of the McGaw Companies has entered into any compensatory agreements with respect to the performance of services such that payment thereunder could result in a material nondeductible expense pursuant to Section 280G of the Code or an excise tax pursuant to
Section 4999 of the Code.

             (i) IMPROPER PAYMENTS. The McGaw Companies have properly and accurately reflected in all material respects on their respective Books and Records all material compensation paid to and perquisites provided to or on behalf of its agents and employees. Such compensation and perquisites have been properly and accurately disclosed in all material respects in the financial statements, proxy statements and other public or private reports, records or filings of SELLER and the McGaw Companies, to the extent required by law. All material payments by the McGaw Companies to agents, consultants and others have been in respect of bona fide fees and commissions and were not illegal or improper payments. None of the McGaw Companies has made any payment to any person whomsoever or to any entity whatsoever with respect to which a material deduction could be disallowed under Section 162(c) of the Code.

             (j) FOREIGN TAXES. Each McGaw Company has paid all Taxes imposed by any foreign country and paid or accrued from the date of formation of each of them.

             (k) NO PARTNERSHIPS. Except as set forth in Schedule 4.9(k), none of the McGaw Companies is a partner or member in or of any joint venture, partnership, limited liability company, or other entity, Contract, or arrangement that could likely be treated as a partnership for federal tax purposes.

         4.10 COMPLIANCE WITH LAW; LICENSES.

             (a) Except as set forth on Schedule 4.10(a) attached hereto, each McGaw Company has complied, and is in compliance, in all material respects, with all applicable material federal, state, county, local and foreign laws, statutes, licensing requirements, rules and regulations, and judicial or administrative decisions, and none of the McGaw Companies has received any written notice or claim of alleged violations of the foregoing. Each of the McGaw Companies holds all Permits and Licenses material and necessary to sell or distribute the goods, products and services of such entity in the jurisdictions in which its business is conducted and operated or in which such goods, products or services are sold or distributed, and such Permits and Licenses are currently in full force and effect, except where the failure to hold such Permits and Licenses would not be material. There is no order issued, or, to the Knowledge of SELLER, investigation or proceeding pending, threatened, or notice served claiming or otherwise alleging any material violation of any material law, ordinance, order, writ, decree, rule or regulation issued by any Governmental Authority to which any McGaw Company is subject or relating in any way to such Permits and Licenses. There has been no event which could reasonably be expected to result in a suspension, revocation or failure to renew any such Permit or License.

             (b) Except as set forth on Schedule 4.10(b) with respect to the business of any of the McGaw Companies, since January 1, 1996:

                 (i) there has been no regulatory action filed, or to the Knowledge of SELLER, threatened by the FDA or any comparable state or foreign agency, including, without limitation, in rem seizures, actions for injunction, proceedings under sections 305 or 518 of the Federal Food, Drug and Cosmetic Act, or quarantine;

                 (ii) there has been no material voluntary or involuntary recall, product withdrawal or other remedial action and, to SELLER's Knowledge, none is expected;

                 (iii) there has been no warning letter, regulatory letter, notice of adverse finding or FDA-483, and there has been no written inquiry or other written communication from the FDA or any comparable state or foreign agency requiring a response from SELLER or any of the McGaw Companies to which SELLER or any of the McGaw Companies have not fully and adequately responded;

                 (iv) there has been no significant change or modification in design, components, method of manufacture or intended use of any device or product, and no device or product has been introduced into the market for the first time, without having submitted to and received approval of a pre-market notification from the FDA, if required; and

                 (v) there has not been any device or product made available for investigation or research in humans other than in accordance with law or FDA regulation.

         4.11 PROPERTIES AND ASSETS.

             (a) Each McGaw Company has good and valid title to all of its material respective properties and assets, of every kind, nature and description, tangible or intangible, wherever located, free and clear of all mortgages, pledges, liens, security interests, encumbrances, adverse claims and restrictions of any nature whatsoever (including, without limitation, all encroachments, boundary disputes, covenants, restrictions, easements, rights of way, leases and title objections), except for: (i) title defects or other matters which would be reflected on a title report which, when considered individually or in the aggregate, do not materially impair the continued operation of such McGaw Company or the use by such McGaw Company of any of its material properties and assets as presently used in its business; (ii) current Taxes or assessments due but not yet payable; or (iii) as set forth on Schedule 4.11(a) or any other Schedule hereto (collectively, "Permitted Liens")

             (b) Schedule 4.11(b) identifies all of the material Real Property used, owned or leased by the McGaw Companies and includes a list of all material leases, subleases, licenses and other agreements under which any of the McGaw Companies is a party or pursuant to which any of the McGaw Companies uses or occupies or has the right to use or occupy, now or in the future, any Real Property. Said Schedule sets forth the date of and parties to each material Real

Property Lease and the location of the Real Property covered thereby. Each material Real Property Lease is valid, binding on the McGaw Company which is a party thereto and in full force and effect, and all rent and other material sums and charges payable by the McGaw Company which is a party thereto as a tenant thereunder are current. No written notice of any default under any material Real Property Lease has been given or received by any of the McGaw Companies which has not been cured as of the Closing Date or which cannot promptly be cured without the payment of any sums with respect thereto and, to the Knowledge of SELLER, no termination event or event of default thereunder has occurred which has not been cured as of the date of this Agreement or which cannot promptly be cured without the payment of any sums with respect thereto, nor do any circumstances exist which, with the giving of notice or the passage of time, or both, would permit the termination of any material Real Property Lease. SELLER has delivered or made available to PURCHASER copies of the deed and other instruments (as recorded) by which any of the McGaw Companies acquired any material Real Property owned by such entity and copies of all title insurance policies, opinions, abstracts and surveys in the possession of the McGaw Companies relating to any such material Real Property.

             (c) Each lease of Personal Property under which any of the McGaw Companies is a lessor or lessee and involves annual payments in excess of $50,000 or which relate to the lease by McGaw of a McGaw Company infusion pump is hereinafter referred to as a "Personal Property Lease." Except as set forth on Schedule 4.11(c), each Personal Property Lease is valid, binding on the McGaw Company which is a party thereto, and in full force and effect except where the same is not material. Other than Personal Property Leases which are not material in the aggregate, no written notice of any default under any Personal Property Lease has been given or received by any of the McGaw Companies which has not been cured as of the date of this Agreement or which cannot promptly be cured without payment of any sums with respect thereto and, to the Knowledge of SELLER, no termination event or event of default thereunder has occurred which has not been cured as of the date of this Agreement or which cannot promptly be cured without the payment of any sums with respect thereto.

             (d) Except as disclosed on Schedule 4.11(d), to the Knowledge of SELLER, there is no proposed, pending or threatened condemnation proceeding, eminent domain action or similar action affecting any of the properties set forth on Schedule 4.11(d), which would have a Material Adverse Effect on the continued conduct of such McGaw Company's business in substantially the same manner as such business is presently conducted.

             (e) Each McGaw Company owns or leases all Real Property and Personal Property necessary for the conduct and operation of its business as it is presently conducted, and all Personal Property owned or leased by such McGaw Company is in good and proper working condition and repair, reasonable wear and tear excepted.

             (f) The Assets constitute all the assets, properties and rights necessary for the conduct of the McGaw Companies businesses as they are presently conducted.

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

         4.12 INDUSTRIAL PROPERTY, INTELLECTUAL PROPERTY AND INTANGIBLES.

             (a) Except as set forth on Schedule 4.12 (and identified as such thereon), each McGaw Company owns or has the right to use and license: (i) all material Industrial Property which is used by such McGaw Company and which is material to the current businesses of such McGaw Company; and (ii) all Industrial Property which is material to manufacture and sell on a worldwide basis the Duplex System, and all of which are free and clear of all material liens, claims, charges, adverse rights of use, encumbrances and restrictions whatsoever.

             (b) The ownership, use, license or sale by any of the McGaw Companies of any of the Industrial Property and Intangibles does not contravene, conflict with, violate or infringe upon any patent, trademark, copyright, trade secret or other proprietary right of any third party or depend for non-contravention upon the acquiescence, agreement or consent of any such third party other than pursuant to a Contract listed on Schedules 4.12 or 4.13 and identified as such, except for such conflicts or violations which would not be material in nature.

             (c) Except as identified as such on Schedule 4.12, no challenge, claim of infringement, claim of unfair competition or other claim is pending, has been asserted, or to the Knowledge of SELLER, threatened against any of the McGaw Companies with respect to the Industrial Property or the Intangibles except in any case where such challenge or claim would not be material.

             (d) Except as set forth on Schedule 4.12(d), none of the McGaw Companies is obligated to pay any material royalty or has any right to receive any material royalty payments with respect to any material licenses granted or held by the McGaw Companies.

             (e) Except as set forth on Schedule 4.12(e) and except for distributors, sales representatives and others who are authorized to use the "McGaw" name solely as permitted in their written agreements with the McGaw Companies and not as part of their company names, none of the McGaw Companies has licensed, sold, transferred, assigned, conveyed or otherwise authorized any third party to use the "McGaw" name in any manner.

             (f) With respect to any material license of Industrial Property in which a McGaw Company is the licensor, such McGaw Company has full power and authority to so license such Industrial Property in accordance with the terms of such license and all material licenses which are not written are described on
Schedule 4.12(f).

             (g) No third party has claimed or, to the Knowledge of SELLER, has reason to claim that any person employed by or affiliated with any of the McGaw Companies has (i) violated or may be violating, in any material manner, any of the terms or conditions of such person's employment, non-competition or non-disclosure agreement with such third party, (ii) disclosed or may be disclosing or utilized or may be utilizing any trade secret or proprietary information or documentation of such third party without the authorization of such third party, or

(iii) interfered or may be interfering in the employment relationship between such third party and any of its present or former employees, and, in each case, where such claim will be material in nature.

         4.13 MATERIAL CONTRACTS. Except as expressly listed on Schedule 4.13 or any other Schedule to this Agreement (as hereinafter set forth), none of the McGaw Companies is a party to, and none of the McGaw Companies nor its properties or assets is subject to or bound under, any Contract of the following kind:

             (a) Any Contract for the joint performance of services or furnishing of products, or any other joint venture, partnership or teaming Contract involving the expenditure of in excess of One Million Dollars ($1,000,000) per annum;

             (b) Any Contract entered into by any of the McGaw Companies providing for the acquisition or disposition of any business accounting for annual sales of at least Five Million Dollars ($5,000,000) since January 1, 1994;

             (c) Any Contract containing any provisions which come into effect upon the consummation of the transactions contemplated by this Agreement, pursuant to which the amount of any payment is adjusted, consent is required or an event of default occurs as a result of such transfer or assignment which may involve an amount of at least One Million Dollars ($1,000,000) in the aggregate;

             (d) Any Contract, which involves an obligation to pay more than One Million Dollars ($1,000,000) over its term;

             (e) Any lease of real or personal property involving annual payments of at least One Million Dollars ($1,000,000), either as lessor or as lessee, which is not terminable by such McGaw Company without penalty within thirty (30) days after notice;

             (f) Any collective bargaining or employment agreement providing for annual compensation in excess of Two Hundred Fifty Thousand Dollars ($250,000), or any agreement that contains any severance or termination pay liability which could exceed One Million Dollars ($1,000,000), or any welfare, savings, hospitalization or insurance Contract, or other form of Contract relating to any material direct or indirect employee compensation (other than employee benefit plans listed on Schedule 4.22);

             (g) Any Contract (other than employment agreements) with any director or officer of any of the McGaw Companies requiring payment by the Company in excess of One Hundred Thousand Dollars ($100,000);

             (h) Any Contract or instrument for or relating to the borrowing of money in excess of One Million Dollars ($1,000,000), either as borrower or lender;

             (i) Any other Contract of any kind which is material to the operations, business, condition (financial or otherwise), property or assets of the McGaw Companies taken as a whole;

             (j) Any Contract for the disposition by sale, lease or otherwise of capital assets, inventory, materials, supplies, Intellectual Property, Industrial Property, technology or other proprietary rights or for the performance of services by the McGaw Companies outside the ordinary course of business involving more than Two Hundred and Fifty Thousand Dollars ($250,000); or

             (k) Any material requirements Contracts in which any of the McGaw Companies is the purchaser or the seller.

         Except as specifically disclosed on Schedule 4.13 or any other Schedule as such, all Material Contracts disclosed in this Agreement to which any of the McGaw Companies is a party, or by which it or any of its properties or assets is bound, are, and after the Closing will continue to be, in full force and effect and are, and after the Closing will continue to be, legal, valid, binding and enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other such laws governing the rights of creditors generally or by general principles of equity, and none of the McGaw Companies nor to the Knowledge of SELLER any other party thereto, is in default or breach, nor, to the Knowledge of SELLER, has there occurred an event or condition which, with the passage of time or the giving of notice (or both), would constitute a default or breach, by any of the McGaw Companies or any other party thereto with respect to the payment or performance of any obligation thereunder. The McGaw Companies have not received any written notice, or, to SELLER's Knowledge, oral notice, that any person intends or desires to modify, waive, amend, rescind, release, cancel or terminate any Material Contract. Except as specifically disclosed in Schedule 4.13 as such, to SELLER's Knowledge no such person or entity has made any demand or request for such renegotiation of any material amounts paid or payable to any of the McGaw Companies under current or completed Material Contracts.

         4.14 INSURANCE. Schedule 4.14 is a true, correct and complete list of all insurance policies and bonds in force in which any of the McGaw Companies is named as an insured party, and said Schedule correctly states in all material respects the name of the insurer, type and amount of coverage, deductible amounts or coinsurance amounts, if any, expiration date and premium amount of each such policy or bond, and any pending material claims thereunder. Except as disclosed on Schedule 4.14, all such policies or bonds are currently in full force and effect and all premiums due and payable on such policies have been paid, none of the McGaw Companies has received any written notice of cancellation of any such policy or bond or any refusal of coverage thereunder and none of the McGaw Companies has received any notice that any issuer of such policy or bond has filed for protection under applicable bankruptcy laws or is in the process of liquidation or has been liquidated.

         4.15 BROKERS, FINDERS. No finder, broker, investment banker, agent or other intermediary: (a) has acted on behalf of any McGaw Company or (b) is entitled to a commission or a finder's fee or similar charges from any of the McGaw Companies in connection with the negotiation or consummation of this Agreement or any of the transactions contemplated hereby.

         4.16 LITIGATION. Except as set forth on Schedule 4.16, and whether or not covered by insurance, there is no suit, claim, action, litigation or proceeding, administrative or judicial, or any continuing order, judgment or decree of any Governmental Authority, or any default by any of the McGaw Companies under any order, writ, injunction or decree of any Governmental Authority, or any governmental investigation pending or, to the Knowledge of SELLER, threatened, relating to McGaw or any of the McGaw Companies which would have a Material Adverse Effect if determined on a basis adverse to any McGaw Company or would materially and adversely affect the consummation of the transactions contemplated by this Agreement, including, without limitation, any claim, proceeding or litigation for the purpose of challenging, enjoining or preventing the execution and delivery of this Agreement, the performance of the respective terms and conditions hereof or the consummation of the transactions contemplated hereby, and including further, without limitation, any claim, proceeding or investigation arising out of Environmental Matters or Environmental Laws or with respect to Environmental Costs which would have a Material Adverse Effect if determined on a basis adverse to SELLER or any McGaw Company. Except as set forth on Schedule 4.16, neither SELLER, the McGaw Companies nor any officer, director or Key Employee of any of them has been permanently or temporarily enjoined or barred by any order, judgment or decree of any Governmental Authority from engaging in or continuing any conduct or practice in connection with the business of any of the McGaw Companies, except where such enjoinment or bar would not have a Material Adverse Effect.

         4.17 ACCOUNTS RECEIVABLE. All the accounts and notes receivable of each McGaw Company are valid and subsisting and arose in the ordinary course of the business of such McGaw Company. None of the accounts or notes receivable of any of the McGaw Companies arose out of transfers of any products by any of the McGaw Companies on a consignment basis.

         4.18 GUARANTEES. Schedule 4.18 contains a complete and accurate list of all material guarantees given by or for the benefit of any of the McGaw Companies, showing the purpose, parties and amounts involved and the expiration dates of such guarantees. Except as set forth on Schedule 4.18, none of the McGaw Companies is an accommodation party or otherwise liable for any material indebtedness of any other person, firm or corporation except as an endorser of checks received and deposited in the ordinary course of business.

         4.19 DIRECTORS, OFFICERS, EMPLOYEES, CONSULTANTS AND COMPENSATION. The McGaw Companies have provided in writing to PURCHASER a listing setting forth the names of all Key Employees of each McGaw Company, the total salary, bonus and other compensation each received in the year ended December 31, 1996 and the annual total salary, bonus and other compensation each is currently being, or is expected to be, paid in 1997. Such listing also lists any other employee or consultant of any of the McGaw Companies whose total current base salary or compensation exceeds an annual rate of Two Hundred Fifty Thousand Dollars ($250,000) and sets forth the annual total salary, bonus and other compensation each is currently being, or is expected to be, paid in 1997. Except as disclosed on any other Schedule hereto, there are no other material forms of compensation paid to any officer, employee or consultant of the McGaw Companies.

         4.20 TRANSACTIONS WITH RELATED PERSONS. None of the McGaw Companies has become obligated, directly or indirectly, in any material respect, to any Affiliate, except for current liabilities for compensation or any other liability disclosed in this Agreement or any Schedule hereto. To SELLER's Knowledge, no director or Key Employee of any of the McGaw Companies has any financial interest, direct or indirect, in any supplier or customer of, or other business which has any significant transactions or other material business relationship with the McGaw Companies or which sells services or products which are similar to those services or products sold by any of the McGaw Companies; provided, however, that for purposes of this Section 4.20, the ownership of equity securities having no more than five percent (5%) of the outstanding voting power of any competitor, supplier or customer which securities are listed on any national securities exchange or authorized for quotation on the Automated Quotations System of the National Association of Securities Dealers, Inc. shall not be deemed to be such a financial interest provided such person has no other connection or relationship with such competitor, supplier or customer.

         4.21 EMPLOYMENT RELATIONS. Except as set forth on Schedule 4.21 hereto:

             (a) Each McGaw Company is in compliance in all material respects with all federal, state or other applicable laws, domestic or foreign, respecting employment and employment practices, terms and conditions of employment and wages and hours, except for such non-compliance which would not have a Material Adverse Effect;

             (b) None of the McGaw Companies has any employment agreement with its employees;

             (c) To SELLER's Knowledge, none of the McGaw Companies has engaged in the last three years in nor is engaged in any unfair labor practice, which would have a Material Adverse Effect;

             (d) No unfair labor practice complaint against any of the McGaw Companies is pending before the National Labor Relations Board which, if adversely determined, would have a Material Adverse Effect and no such complaint is threatened;

             (e) There is no material labor strike, dispute, slowdown or stoppage actually pending or, to SELLER's Knowledge, threatened against any of the McGaw Companies which would have a Material Adverse Effect;

             (f) No employee grievance which would have a Material Adverse Effect has been asserted or, to SELLER's Knowledge, threatened, and no arbitration proceeding arising out of or under any agreement relating to employment which would have a Material Adverse Effect is pending and no claim therefor has been asserted;

             (g) No collective bargaining Contract is currently being negotiated by any of the McGaw Companies; and

             (h) To the Knowledge of SELLER, no present or former employee of any of the McGaw Companies has any claim against such McGaw Company which would result in a material liability or cost to such McGaw Company (whether under federal, Puerto Rican, state or local law, foreign law, any employment agreement, or otherwise) on account of or for (i) overtime pay, other than overtime pay for the current payroll period, (ii) wages or salary (excluding current bonus accruals and amounts accruing under pension and profit-sharing plans) for any period other than the current payroll period, (iii) vacation, time off or pay in lieu of vacation or time off, other than that earned with respect to the current or immediately prior fiscal year, (iv) any violation of any statute, ordinance or regulation relating to minimum wages or maximum hours of work or (v) wrongful termination of employment or denial of benefits.

         4.22 EMPLOYEE BENEFIT PLANS.

             (a) Set forth on Schedule 4.22 is a true, accurate and complete list of all Employee Benefit Plans to which any of the McGaw Companies is a party, contributes, maintains or sponsors.

             (b) Except as set forth on Schedule 4.22 none of the McGaw Companies maintains, sponsors, or contributes to, with respect to employees of the McGaw Companies, any Employee Benefit Plan:

                 (i) subject to ERISA or the Code which is not in substantial compliance with ERISA or the Code;

                 (ii) subject to the Puerto Rico Internal Revenue Code of 1994 which is not in substantial compliance with the Puerto Rico Internal Revenue Code of 1994.

                 (iii) which has incurred any "accumulated funding deficiency" within the meaning of Section 412 or 418B of the Code or Section 302 of ERISA; or

                 (iv) which has applied for or obtained a waiver from the IRS of any minimum funding requirement under Section 412 of the Code.

         None of the McGaw Companies has incurred any material liability to the Pension Benefit Guaranty Corporation (the "PBGC") in connection with any Employee Benefit Plan other than for regular premium payments or ceased operations at any facility or withdrawn from or terminated, in whole or in part, any defined benefit plan subject to Title IV of ERISA in a manner which could subject it to material liability under Title IV of ERISA or which could reasonably be anticipated to result in any claims being made against PURCHASER with respect thereto.

             (c) Except as set forth on Schedule 4.22, payment has been made, or will be made when due, of all amounts which any of the McGaw Companies was or is required, under applicable law or under any Employee Benefit Plan or any Contract relating to any Employee Benefit Plan to which it is a party, to pay as contributions or benefits with respect to any Employee Benefit Plan as of the last day of the most recent fiscal year of such Employee Benefit Plan ended prior to the date hereof. All contributions to Employee Benefit Plans that will have been required to be made under such Employee Benefit Plans will have been made or, if not required to have been made, will have been accrued as of the Closing Date.

             (d) A favorable determination letter has been issued by the IRS with respect to the qualified status of each Employee Benefit Plan intended to be qualified under Section 401(a) of the Code with respect to the tax-exempt status under Section 501(a) of the Code of (i) any trust through which an Employee Benefit Plan is funded; and (ii) any trust or other entity established with respect to any Employee Benefit Plan and intended to be qualified as a tax-exempt organization under Section 501(c) of the Code. In the case of an Employee Benefit Plan maintained for the benefit of Puerto Rico employees (a "Puerto Rico Plan"), a favorable determination letter has been issued by the Puerto Rico Treasury Department with respect to the qualified status of each such Employee Benefit Plan intended to be qualified thereunder and with respect to the tax-exempt status of any Employee Benefit Plan related trust intended to be qualified thereunder. Since the date of the most recent determination letter, each such qualified Employee Benefit Plan, will be timely amended to comply with new qualification requirements becoming applicable to such Plan after the date of such determination letter. Where appropriate, a request for a new determination letter will be filed with the IRS within the applicable remedial amendment period, as defined in Treasury Regulations under the Code, within which to adopt such amendments as may be required by the IRS in order to issue a favorable determination letter with respect to each such Plan's continued tax-qualified and/or exempt status. No act or omission has occurred since the date of the last favorable determination letter issued with respect to an Employee Benefit Plan which is likely to result in the revocation of the Plan's tax-qualified or exempt status.

             (e) Except as set forth on Schedule 4.22, no Reportable Event (as defined in Section 4043 of ERISA and regulations promulgated thereunder) has occurred, or is alleged by any third party to have occurred, with respect to any Employee Benefit Plan (other than any with respect to which notice has been waived or forgiven under applicable regulations and any which may result from the transactions contemplated by this Agreement), in each case which would, when considered alone or together with all other Reportable Events, be material.

             (f) The McGaw Companies have performed all material obligations required to be performed by them under the Employee Benefit Plans. None of the McGaw Companies has engaged in any transaction with respect to any Employee Benefit Plan which would subject it, or PURCHASER, to a material tax penalty or liability for a prohibited transaction under Section 406, 407 or 502(i) of ERISA or Section 4975 of the Code, nor have the directors, officers, employees or agents of any of the McGaw Companies, to the extent they or any of them are fiduciaries with respect to such Plans, breached any of their responsibilities or obligations imposed upon fiduciaries under Title I of ERISA or taken any action or omitted to take any action which might result in any claim being made under or by or on behalf of any such Plans by any party with standing to make such claim. Excepting only changes necessary to preserve an Employee Benefit Plan's tax-qualified or exempt status under the Code or otherwise to comply with applicable provisions of ERISA and the Code (and in each case effective only as of the date necessary to do so), none of the McGaw Companies is a party or otherwise subject to any Contract or negotiations to modify or change any Employee Benefit Plan in any material manner or to adopt any new Employee Benefit Plan.

             (g) The McGaw Companies and to the knowledge of SELLER, any "administrator(s)" (as described in Section 3(16)(A) of ERISA) of the Employee Benefit Plans have complied in all material respects with its terms and with the applicable requirements of ERISA, the Code and all other statutes, orders, rules or regulations, specifically including the reporting and disclosure requirements of Part 1 of Title 1 of ERISA and of the Code, in a timely and accurate manner, such that no material penalties have been or are reasonably expected to be imposed on any of the McGaw Companies or PURCHASER under ERISA, the Code or otherwise with respect to the Employee Benefit Plans or any related trusts.

             (h) None of the McGaw Companies is delinquent in the payment of any material federal, Puerto Rican, state or local taxes with respect to the Employee Benefit Plans.

             (i) Except as disclosed on Schedule 4.22, there is no "multi-employer plan" (as defined in Section 3(37) of ERISA) to which any of the McGaw Companies has been a party or has been required to make any contributions at any time during the last ten (10) years.

             (j) PURCHASER has been furnished true and complete copies of: (i) all Employee Benefit Plans and any related trust agreements, custodial agreements, investment management agreements, insurance contracts or policies, and administrative service contracts, all as in effect, together with all amendments thereto which will become effective at a later date; (ii) the latest Summary Plan Description and any modifications thereto for each Employee Benefit Plan requiring same under ERISA; (iii) the latest IRS determination letter obtained with respect to any such Employee Benefit Plan intended to be qualified under Section 401 or 501 of the Code or, in the case of a Puerto Rico Plan intended to be qualified under the Puerto Rico Internal Revenue Code of 1994, the latest determination letter received from the Puerto Rico Department of Treasury; (iv) the Summary Annual Report for the three most recently completed fiscal years for each Employee Benefit Plan with respect to which such report is required under

ERISA; (v) each Form 5500 or Form 990 series filing (including required schedules and financial statements) for the three most recently completed fiscal years for each Employee Benefit Plan required to file such form; (vi) the most recent actuarial evaluation, analysis or other report issued with respect to any Employee Benefit Plan; (vii) each Form 5310 and any related filings with the PBGC with respect to the last six (6) plan years for each Employee Benefit Plan subject to Title IV of ERISA; and (viii) the latest ruling letter and any outstanding request for a ruling letter with respect to the tax-exempt status of any voluntary employees' beneficiary association which is implementing such Employee Benefit Plan. To the extent applicable with respect to each such plan, true, correct and complete copies of the most recent general notification to employees of their rights under Code Section 4980B and form of letter(s) distributed upon the occurrence of a qualifying event described in Code Section 4980B, in the case of a Plan that is a "group health plan" as defined in Code
Section 5000. To the knowledge of SELLER, none of the McGaw Companies nor any director, officer, employee, representative or agent thereof has made any written or oral representation or statement to any current or former employees, dependents, participants or beneficiaries or other persons which are inconsistent in any material manner with the provisions of these documents.

             (k) With respect to any of the McGaw Companies' employee welfare plans (as defined in Section 3(1) of ERISA and including those Employee Benefit Plans which qualify as such) which are "group health plans" under Section 4980B of the Code and Section 607(1) of ERISA and related regulations (relating to the benefit continuation rights imposed by COBRA), there has been timely compliance in all material respects with all requirements imposed thereunder, as and when applicable to such plans, so that each McGaw Company has no (or will incur no) direct or indirect material liability, or is not (or will not be) subject to any material loss, assessment, penalty, loss of federal income tax deduction or other sanction, arising on account of or in respect of any failure to comply with any COBRA benefit continuation requirement, which is capable of being assessed or asserted directly or indirectly against such McGaw Company or against PURCHASER or any subsidiary or other member of PURCHASER's corporate-control group, with respect to any such plan.

             (l) All insurance premiums (including premiums to the PBGC) have been paid in full, subject only to normal retrospective adjustments in the ordinary course, with regard to the Employee Benefit Plans for policy years or other applicable policy periods ending on or before the Closing Date.

             (m) With respect to each Employee Benefit Plan described in
Schedule 4.22:

                 (i) Except as set forth in Schedule 4.22, no action, suit, grievance, arbitration or other manner of litigation, or claim with respect to the assets of any Employee Benefit Plan (other than routine claims or benefits made in the ordinary course of Plan administration for which Plan administrative review procedures have not been exhausted) are pending, threatened or imminent against or with respect to any Employee Benefit Plan, any employer who is participating (or who has participated) in any Employee Benefit Plan (the

"Sponsor") or fiduciary (as defined in ERISA Section 3(210)) of any Employee Benefit Plan (including any action, suit, grievance, arbitration or other manner of litigation, or claim regarding conduct which allegedly interferes with the attainment of rights under any Employee Benefit Plan); and

                 (ii) None of the McGaw Companies nor any fiduciary has any knowledge of any facts which would give rise to or could give rise to any action, suit, grievance, arbitration or other manner of litigation, or claim.

             (n) Except as set forth on Schedule 4.22(n), none of the McGaw Companies has any liability or obligation to provide life, medical or welfare benefits to any former or retired employees, other than under COBRA.

             (o) To SELLER's Knowledge, the PBGC has not instituted or threatened a proceeding to terminate any Employee Benefit Plan described in
Schedule 4.22 hereto pursuant to Subtitle 1 of Title IV of ERISA.

             (p) The McGaw Companies do not have any liability (i) for the termination of any single employer plan under ERISA Section 4062 or any multiple employer plan under ERISA Section 4063, (ii) for any material lien imposed under ERISA Section 302(f) or Code Section 412(n), (iii) for any material interest payments required under ERISA Section 302(e) or Code Section 412(m), (iv) for any material excise tax imposed by Code Sections 4971, 4972, 4977, or 4979, or
(v) for any minimum funding contributions under ERISA Section 302(c)(11) or Code
Section 412(c)(11).

             (q) With respect to any Employee Benefit Plan which is an employee welfare benefit plan (within the meaning of ERISA Section 3(1)) (a "Welfare Plan"): (i) each such Welfare Plan which is intended to meet the requirements for tax-favored treatment under Subchapter B of Chapter 1 of the Code meets such requirements; and (ii) there is no disqualified benefit (as such term is defined in Code Section 4976(b)) which would subject the McGaw Companies or PURCHASER to a material tax under Code Section 4976(a).

             (r) Except as set forth in Schedule 4.22, each Employee Benefit Plan (including any such plan covering former employees of the McGaw Companies) may be amended or terminated as to employees (including former employees) of the McGaw Companies on or at any time after the Closing Date.

             (s) Set forth on Schedule 4.22 hereto are all Employee Benefit Plans which any of the McGaw Companies has terminated or taken action to terminate. Such terminations have been carried out in all material respects in accordance with all provisions of applicable law, including without limitation all applicable provisions of the Code and ERISA. Except as described on Schedule 4.22, none of the McGaw Companies has any material liability to any person or entity, including without limitation any Governmental Authority or any participant in or beneficiary of such plan, nor is any of the McGaw Companies liable for any material excise, income or other Tax or penalty, as a result of such termination. The McGaw Companies have obtained, where applicable, a notice of sufficiency from the PBGC and have obtained or applied for a favorable determination letter from the IRS with respect to the termination of each of such plans (complete and correct copies of which have been delivered to PURCHASER). Full and accurate disclosure of all material facts was made to the appropriate governmental agencies in all applications, reports or other filings made in connection with such termination.

             (t) The statements of assets and liabilities of the Employee Benefit Plans for which such statements are required as of the end of the most recent three fiscal years for which information is available, and the statements of changes in fund balances, financial position and net assets available for benefits under such Employee Benefit Plans for such fiscal years, copies of which have been certified by SELLER and furnished to PURCHASER, fairly present in all material respects the financial condition of such Employee Benefit Plans as of such date and the results of operations thereof for the year ended on such date, all in conformity with GAAP applied on a consistent basis, and the actuarial assumptions used for funding purposes have not been changed since the last written report of actuaries on such Employee Benefit Plans, which written reports have been furnished to PURCHASER.

             (u) Except as set forth on Schedule 4.22(u), all expenses and liabilities relating to all of the Employee Benefit Plans properly allocable to the McGaw Companies have been, and will on the Closing Date be, fully and properly accrued on the McGaw Companies' Books and Records, and the McGaw Companies' financial statements reflect all of such liabilities in a manner satisfying the requirements of Financial Accounting Standards 87 and 88.

             (v) All the Employee Benefit Plans listed on Schedule 4.22 hereto, to the extent applicable, are in material compliance with Section
1862(b)(1)(A)(I) of the Social Security Act and none of the McGaw Companies has any liability for any excise tax imposed by Code Section 5000.

             (w) Neither any of the companies with which any of the McGaw Companies is a member of a controlled group within the meaning of Code Section 1563(a) nor any administrator or fiduciary of any employee benefit plan adopted by a member of such controlled group (or any agent of the foregoing) has engaged in any transaction or acted or failed to act in a manner which could subject PURCHASER to any material liability (to individuals, the IRS, the PBGC or any other party) for breach of fiduciary duties, accumulated funding deficiency, termination or other liability under ERISA, the Code, COBRA, or any other applicable laws.

             (x) Except as set forth on Schedule 4.22(x), upon consummation of the transaction contemplated in this Agreement, in and of itself, no Transferred Employee shall have received (or be entitled to receive) compensation in excess of the limitation on deductible compensation under Section 162(m) of the Code or an excess parachute payment within the meaning of Section 280G of the Code.

             (y) Except as set forth on Schedule 4.22 (y), consummation of the transaction contemplated in this Agreement, in and of itself, will not give rise to liability in connection with any Employee Benefit Plan providing severance benefits.

         4.23 ENVIRONMENTAL LAWS AND REGULATIONS.

             (a) Except as disclosed on Schedule 4.23, to SELLER's Knowledge:

                 (i) the operation of the business of McGaw and the operation of past and present Subsidiaries of McGaw, including use and operation of all Real Property owned, leased or otherwise used by McGaw or McGaw's past and present Subsidiaries, has not in the past violated, and does not currently violate, any applicable Environmental Law, and no condition or event has occurred in any way related to the operation of McGaw or its past and present Subsidiaries which, with notice or passage of time or both, would constitute a violation of, or create a liability under, any such Environmental Law, in each case which would have a Material Adverse Effect;

                 (ii) McGaw and its past and present Subsidiaries have obtained, and are in material compliance with, all Environmental Permits pertaining to their respective businesses, and all such Environmental Permits are in full force and effect, and McGaw and its past and present Subsidiaries have made all appropriate filings for issuance or renewal of such Environmental Permits except, in each case, where the failure to obtain or maintain such Environmental Permits or make all appropriate filings would not be material;

                 (iii) neither McGaw nor its past or present Subsidiaries bear any material liability under any Environmental Law or for any Environmental Cost of a material nature for the presence, disposal, release, storage or contamination of or by any Hazardous Material at any site or facility owned, leased, or otherwise used by McGaw or its past or present Subsidiaries presently or at any previous time or at any site or facility at which any Hazardous Material generated by McGaw or its past or present Subsidiaries has been transported to, treated, disposed or stored, or at which McGaw or its past or present Subsidiaries arranged for the treatment, disposal or storage thereof;

                 (iv) there are no investigations, inquiries, notices of violations, enforcement actions, or other proceedings now pending or threatened by any federal, state or local Governmental Authority or any foreign governmental entity with respect to McGaw or its past and present Subsidiaries or the properties or assets of McGaw or its past and present Subsidiaries in connection with the actual or alleged failure to comply with any requirement of any Environmental Law or Environmental Permit, which would have a Material Adverse Effect;

                 (v) neither McGaw nor its past and present Subsidiaries has received any written notice that any of them is or may be a potentially responsible party or otherwise liable in connection with any waste disposal site allegedly containing any Hazardous Material, or other location used for the disposal of any Hazardous Material which would have a Material Adverse Effect;

                 (vi) no lien exists against any of the Assets or any of the assets or properties of McGaw PR or CAPS under any Environmental Law or relating to any Environmental Matter or to secure any Environmental Costs; and

                 (vii) McGaw does not presently discharge or release and has not discharged or released any chemical listed pursuant to California Health and Safety Code Section 25249.8, or any other chemical known to cause cancer or reproductive toxicity, into water or onto or into land where such chemical passes or probably will pass into any source of drinking water, as provided in California Health and Safety Code Section 25249.5, except for such discharge or releases which would not have a Material Adverse Effect. McGaw does not expose, and has not exposed, any individual to a chemical listed pursuant to California Health and Safety Code Section 25249.8, or any other chemical known to cause cancer or reproductive toxicity, as provided in California Health and Safety Code Section 25249.6, except for such exposure which would not have a Material Adverse Effect.

             (b) Set forth on Schedule 4.23(b) are any Contracts (i) in which McGaw or its past or present Subsidiaries has an obligation to indemnify or release any person or entity from, or waive any right or privilege as to, any Environmental Matter or Environmental Cost; (ii) in which any person or entity has an obligation to indemnify or release McGaw or its past or present Subsidiaries from, or waives any right or privilege regarding McGaw or its past or present Subsidiaries as to, any Environmental Matter or Environmental Cost; and (iii) for the investigation, study, or review of Environmental Matters and any Contract for the remediation or post-closure monitoring of any property with respect to Environmental Matters.

             (c) SELLER has delivered or made available to PURCHASER, prior to the execution and delivery of this Agreement, complete copies of any and all:
(i) documents received by McGaw or its past or present Subsidiaries from, or submitted by McGaw or its past or present Subsidiaries to, any Governmental Authority concerning: (x) any actual or alleged violation of any Environmental Law or Environmental Permit which would have a Material Adverse Effect; (y) the environmental condition of any Real Property to which McGaw or its past or present Subsidiaries has sent Hazardous Materials for treatment, storage or disposal; or (z) the environmental condition of any Real Property owned, leased or otherwise used by McGaw or its past or present Subsidiaries or the effect of McGaw's operations or its past or present Subsidiaries' operations on the environmental condition of such Real Property; and (ii) environmental audits, environmental assessments or other analysis concerning the environmental condition of any Real Property owned, leased or otherwise used by McGaw or its past or present Subsidiaries.

         4.24 MANUFACTURING STANDARDS. Except as set forth on Schedule 4.24, no material portion of the products manufactured by McGaw or its past or present Subsidiaries in the past two years have been or are now being manufactured in material violation of any applicable good manufacturing practices as promulgated by the FDA which violation would have a Material Adverse Effect.

         4.25 PRODUCT/SERVICE WARRANTIES. The products manufactured, sold, leased or delivered since January 1, 1996 by any of the McGaw Companies have been manufactured, sold, leased or delivered in conformity in all material respects with all applicable Contracts and all express and implied warranties, and none of the McGaw Companies has any liability (and there is no reasonable basis for any present or future action, suit, proceeding, investigation, complaint, claim or demand against any of the McGaw Companies giving rise to any such liability) for replacement or repair thereof or other damages in connection therewith which would have a Material Adverse Effect.

         4.26 PRODUCT LIABILITY CLAIMS. Except as described on Schedule 4.26, since January 1, 1996, neither SELLER nor McGaw nor any of McGaw's Subsidiaries has received written notice of or any written information as to any Product Claim which would have a Material Adverse Effect.

         4.27 COMPLETE DISCLOSURE. To SELLER's Knowledge, no representations and warranties by SELLER in this Agreement or any Schedule referred to herein or in any Ancillary Agreement to which SELLER or McGaw is a party contains any untrue statement of a fact or any omission of a fact necessary to make the respective statements contained herein or therein, taken as a whole in light of the circumstances in which they were made, not misleading. Notwithstanding the foregoing, no representation or warranty is given and no disclosure to PURCHASER is required, with respect to events, conditions or facts which are in the public domain, or which effect the national, state or local economy, political situation or the industry in which the McGaw Companies conduct their businesses.

         4.28 FINANCIAL STATEMENTS. The Financial Statements of McGaw fairly present in all material respects the financial condition and results of operations of the McGaw Companies at the dates and for the periods indicated (subject in the case of Interim Financial Statements to year-end audit adjustments consisting of normal recurring items that will not be material in the aggregate as to the year), have been prepared in conformity with GAAP consistently applied (except in the case of the Interim Statements) and reflect or disclose as of the dates thereof all material liabilities (fixed, contingent or otherwise) required to be disclosed therein in conformity with GAAP and are in accordance with the books and records of the McGaw Companies, which Books and Records are correct and complete in all material respects.

         4.29 REQUIRED CONSENTS. Other than as set forth on Schedule 4.29, none of the McGaw Companies is a party to or bound by any Material Contract which requires the consent of any third party to the transactions contemplated by this Agreement or which by its terms or applicable law will expire, terminate or otherwise be rendered invalid or pursuant to which SELLER would be in breach or default upon the transfer of the Shares to PURCHASER hereunder or the consummation of the transactions contemplated by this Agreement, except where the failure to procure such consent would not have a Material Adverse Effect.

         4.30 RESTRICTIVE DOCUMENTS OR LAWS. Except as disclosed on Schedule 4.30, none of the McGaw Companies is a party to or bound under any Contract, U.S. law, rule, regulation, order, judgment or decree which restricts, or which reasonably could be expected to restrict in any materially greater manner the continued conduct of its business after the date of this Agreement in substantially the same manner as such business is presently conducted, or which limits in any materially greater manner the freedom of such McGaw Company to compete in any line of business or with respect to any particular product or service or with any person or in any geographic area or covenants of any other person (except employee covenants for the benefit of such McGaw Company) not to compete with any of the McGaw Companies in any line of business or in any geographic area where any such covenants would have a Material Adverse Effect. No disclosure is required hereunder for any restrictions which may apply to PURCHASER or its Affiliates due to special characteristics or background applicable to them or restrictions arising as a result of PURCHASER's consummation of the transaction provided for herein.

         4.31 INTERCOMPANY AGREEMENTS. As of the Closing, each Intercompany Agreement existing between the McGaw Companies and any Affiliate of SELLER (other than another McGaw Company) has been entered into in the ordinary course of business on terms which are no less favorable to McGaw, McGaw PR or CAPS, as the case may be, than the terms of arms' length transactions between unaffiliated parties.

                                   ARTICLE 5.
                   REPRESENTATIONS AND WARRANTIES OF PURCHASER

         As of the date hereof, PURCHASER (which solely for the purposes of this Article 5 shall mean PURCHASER and BBM unless the context otherwise requires) hereby represents and warrants to SELLER that:

         5.1 CORPORATE EXISTENCE AND ORGANIZATION; AUTHORIZATION. PURCHASER is a corporation duly organized, validly existing and in good standing under the laws of Pennsylvania and has the power to own, lease, hold and operate its properties and conduct its business. PURCHASER has all requisite corporate power and authority to execute and deliver this Agreement and each Ancillary Agreement of even date herewith to which it is a party, to perform its obligations hereunder and thereunder and to consummate the transactions contemplated hereby and thereby. All necessary and appropriate corporate action has been taken by PURCHASER with respect to the execution and delivery of this Agreement and each Ancillary Agreement to which it is a party and the performance by PURCHASER of its obligations hereunder and thereunder.

         5.2 ENFORCEABILITY. This Agreement and each Ancillary Agreement to which PURCHASER is a party constitute valid and binding obligations of PURCHASER enforceable in accordance with their respective terms, except as limited by bankruptcy, insolvency, reorganization, moratorium or other such laws concerning the rights of creditors generally and the application of equitable principles.

         5.3 NO CONFLICT. The execution of this Agreement and the Ancillary Agreements to which PURCHASER is a party, the consummation by PURCHASER of the transactions contemplated hereby and thereby and the performance or satisfaction of the terms and conditions hereof and thereof do not constitute and will not constitute a breach or default (or an event which, with the lapse of time or the giving of notice, or both, would constitute a breach or default) under, or conflict with, any material Contract, deed, writ, order, decree or judgment to which PURCHASER is a party or by which PURCHASER is bound and do not and shall not violate or conflict with any applicable federal, state or local law, rule or regulation to which PURCHASER is subject, except in each case where such failure would not have a Material Adverse Effect.

         5.4 BROKERS, FINDERS. Except for UBS Securities LLC, no finder, broker, agent or other intermediary (other than legal counsel to, and accountants and consultants engaged by, PURCHASER) has acted on behalf of PURCHASER or is entitled to compensation from PURCHASER in connection with the negotiation or consummation of this Agreement.

         5.5 GOVERNMENTAL APPROVALS AND FILINGS. Except for filings to be made under the H-S-R Act and to the German Bundeskartelamt, PURCHASER is not required to obtain any consent, approval or authorization of, or to make any declaration or filing with, any Governmental Authority for the valid execution and delivery of this Agreement or any Ancillary Agreement to which it is a party or the consummation of the transactions contemplated hereby or thereby.

         5.6 FINANCIAL REPRESENTATIONS. PURCHASER and its Affiliates, taken as a whole, are, and upon the consummation of the Closing and after giving effect to the purchase of the Shares and the other transactions contemplated hereby, will be, solvent, able to pay their debts as they come due, and are possessed of capital that is not unreasonably small. PURCHASER and its Affiliates are not entering into this Agreement or the Ancillary Agreements and the transactions contemplated hereby and thereby with the intent to burden, delay or defraud their present or future creditors.

         5.7 SUBSIDIARIES. PURCHASER has no Subsidiary or any direct or indirect investment or other interest, either of record, beneficially or equitably, in any association, entity, corporation, partnership, joint venture or other enterprise except as disclosed on Schedule 5.7. The authorized capital stock of PURCHASER consists of 100,000 shares of Common Stock, $1.00 par value per share, of which 5,529 shares are issued and outstanding, and 100,000 shares of Preferred Stock, no par value, of which 11,000 shares are issued and outstanding. Except as disclosed on Schedule 5.7, the shares of capital stock of each PURCHASER subsidiary are owned beneficially and of record solely by PURCHASER and have been duly authorized and validly issued, and are fully paid and non-assessable.

         5.8 ABSENCE OF CERTAIN CHANGES. Except as set forth on Schedule 5.8, since September 30, 1996, there has not been any material adverse change in the business, condition (financial or otherwise), operations, properties, assets (including products and services), liabilities or business of PURCHASER and its Subsidiaries taken as a whole, or any occurrence, circumstance or combination (other than general economic conditions or conditions in the health care industry generally) thereof which reasonably could be expected to result in any such material adverse change. Without limiting the generality of the foregoing except as set forth on Schedule 5.8 since September 30, 1996, there has not been:

             (a) Any transaction entered into or carried out by any of the PURCHASER or its Subsidiaries other than in the ordinary course of business which would have a Material Adverse Effect on PURCHASER and its Subsidiaries taken as a whole;

             (b) Any material change made by PURCHASER in its methods of doing business or of accounting;

             (c) Any mortgage, pledge, lien, security interest, hypothecation, charge or other encumbrance imposed or agreed to be imposed on or with respect to any properties or assets, tangible or intangible, of PURCHASER or its Subsidiaries which is material to PURCHASER other than in the ordinary course of business and other than liens for current taxes not yet due;

             (d) Other than in the ordinary course of business, any material lien, mortgage, security interest, pledge, charge or other encumbrance discharged or satisfied, or any material obligation or liability (absolute or contingent) paid, or any settlement of any material liability, claim, dispute, proceeding, suit or appeal, pending or threatened against PURCHASER or any of its assets or properties;

             (e) Any sale, lease, license or disposition of, or any Contract or Offer to sell, lease, license or dispose of, any properties or assets (whether tangible or intangible) of PURCHASER or any of its Subsidiaries having a fair market value greater than Two Hundred Fifty Thousand Dollars ($250,000), other than sales, leases, licenses or dispositions in the ordinary course of business to persons other than directors, officers or Affiliates of PURCHASER or any discontinuance of any material products or services of PURCHASER;

             (f) Any modification, waiver, change, amendment, extension, release, rescission, accord and satisfaction or termination of, any Material Contract to which PURCHASER or any of its Subsidiaries is a party, other than any satisfaction by performance in accordance with the terms thereof in the ordinary course of business which would have a Material Adverse Effect;

             (g) Any material labor disputes or disturbances, strikes, shutdowns, work-stoppages or resignations of employees, including the filing of any petition or charge of unfair labor practices with the National Labor Relations Board which, if adversely determined against PURCHASER, would have a Material Adverse Effect on PURCHASER;

             (h) Any of the following events having or likely to have a Material Adverse Effect on PURCHASER: (i) damage, destruction or loss, by reason of fire, explosion, earthquake, casualty, labor trouble, requisition or taking of property by any government or agency thereof, windstorm, hurricane, embargo, riot, act of God, act of public enemy, flood, accident or other calamity, (ii) revocation of license or right to do business, (iii) known termination, suspension or default of any Contracts or (iv) known governmental investigation or inquiry of or relating to PURCHASER or any of its Subsidiaries; or

             (i) Any sale, transfer, encumbrance, pledge or other claim of, on or with respect to any shares of the capital stock of any PURCHASER Subsidiary.

         5.9 UNDISCLOSED LIABILITIES. PURCHASER and its Subsidiaries have no liability, whether known or unknown, asserted or unasserted, liquidated or unliquidated, accrued or unaccrued, absolute or contingent which are material to PURCHASER, except:

             (a) Those set forth or reflected on the PURCHASER Interim Financial Statements and those liabilities thereafter incurred in or as a result of the conduct of its business in the ordinary course;

             (b) The payment of money or fulfillment of obligations in the ordinary course of its business under any Contract;

             (c) Those disclosed on Schedules 5.9, 5.10 5.11 and 5.15 hereof;
and

             (d) Any other liabilities which are not, in the aggregate, material in amount.

         5.10 RETURNS FILED AND TAXES PAID.

             (a) Since the tax year ending December 31, 1994, PURCHASER and all Tax Affiliates of PURCHASER have filed or caused to be filed with the appropriate agencies and instrumentalities, on a timely basis (including extensions), all Returns and reports required to be filed (including estimated tax returns). Such Returns are true, complete and correct in all material respects. All Taxes payable with respect to the periods reflected on those Returns have been, in all material respects, fully paid or have been properly reserved for in the Financial Statements. To PURCHASER's Knowledge, there are no grounds for the assertion or assessment of any additional Taxes against PURCHASER or its Affiliates or their assets with respect to Returns or reports filed by PURCHASER or its Affiliates which are material in amount. PURCHASER has taken no position which PURCHASER reasonably expects is likely to result in any action, proceeding or claim for assessment or collection of unpaid or unaccrued Taxes, assessments, deficiencies or related interest or penalties by any Governmental Authority which involves any material amount. Each of PURCHASER and all Tax Affiliates of PURCHASER have complied in all material respects with all applicable laws, rules, and regulations relating to the withholding of Taxes and the payment thereof (including, without limitation, withholding of Taxes under Section 1441 and 1442 of the Code, or similar provision under foreign laws), and timely and properly withheld from employee wages and paid over to the proper Governmental Authorities all amounts required to be withheld and paid over under applicable laws.

             (b) Without limiting the preceding Subsection, (i) the fiscal year-end Financial Statements of PURCHASER include adequate provision for all Taxes which have been or may in the future be assessed against PURCHASER with respect to the appropriate period then ended and all periods prior thereto; and
(ii) and taxes with respect to the fiscal year ending September 30, 1997 other than Taxes provided for in PURCHASER's year-end Financial Statements, PURCHASER is not liable for any other material Taxes, including any accrued but unpaid Taxes not yet due.

         5.11 COMPLIANCE WITH LAW; LICENSES.

             (a) Except as set forth on Schedule 5.11(a) attached hereto and where the failure would have a Material Adverse Effect on PURCHASER:

                 (i) PURCHASER and its Subsidiaries have complied, and are in compliance, with all applicable federal, state, county, local and foreign laws, statutes, licensing requirements, rules and regulations, and judicial or administrative decisions, and neither PURCHASER nor any Subsidiary has received any written notice or written claim of alleged violations of the foregoing;

                 (ii) PURCHASER and its Subsidiaries hold all Permits and Licenses material to sell or distribute the goods, products and services of such entity in the jurisdictions in which its business is conducted and operated or in which such goods, products or services are sold or distributed, and such Permits and Licenses are currently in full force and effect;

                 (iii) There is no order issued, or, to the knowledge of PURCHASER, investigation or proceeding pending, threatened, or notice served claiming or otherwise alleging any material violation of any law, ordinance, order, writ, decree, rule or regulation issued by any Governmental Authority to which PURCHASER or any Subsidiary is subject or relating in any way to such Permits and Licenses;

                 (iv) To PURCHASER's knowledge, there has been no event which could reasonably be expected to result in a suspension, revocation or failure to renew any such Permit or License.

             (b) Except as set forth on Schedule 5.11(b) with respect to the business of PURCHASER and its Subsidiaries, since January 1, 1996 and where the consequences would have a Material Adverse Effect on PURCHASER:

                 (i) there has been no regulatory action filed by the FDA or any comparable state or foreign agency, including, without limitation, in rem seizures, actions for injunction, proceedings under sections 305 or 518 of the Federal Food, Drug and Cosmetic Act, or quarantine;

                 (ii) there has been no voluntary or involuntary recall, product withdrawal or other remedial action;

                 (iii) there has been no warning letter, regulatory letter, notice of adverse finding or FD-483, and there has been no written inquiry or other written communication from the FDA or any comparable state or foreign agency requiring a response from PURCHASER or any Subsidiary to which PURCHASER or its Subsidiary has not fully and adequately responded;

                 (iv) Neither PURCHASER nor any Subsidiary has made any significant change or modification in design, components, method of manufacture or intended use of any device or product, or introduced a device or product for the first time, without having submitted to and received approval of a pre-market notification from the FDA, if required; and

                 (v) Neither PURCHASER nor any Subsidiary has made available any device or product for investigation or research in humans other than for product design changes within the scope of present FDA approvals or according to FDA provisions for custom devices or products.

         5.12 PROPERTIES AND ASSETS.

             (a) PURCHASER and its Subsidiaries have good and valid title to all of their material properties and assets, of every kind, nature and description, tangible or intangible, wherever located, free and clear of all mortgages, pledges, liens, security interests, encumbrances, adverse claims and restrictions of any nature whatsoever (including, without limitation, all encroachments, boundary disputes, covenants, restrictions, easements, rights of way, leases and title objections), except for: (i) title defects or other matters which would be reflected on a title report which, when considered individually or in the aggregate, do not materially impair the continued operation of PURCHASER or the use by PURCHASER of any of its material properties and assets as presently used in its business; (ii) current Taxes or assessments due but not yet payable; or (iii) as set forth on Schedule 5.12(a) or any other Schedule thereto.

             (b) Each material Real Property Lease is valid, binding on PURCHASER or its Subsidiaries and in full force and effect, and all rent and other material sums and charges payable by PURCHASER or its Subsidiaries which is a party thereto as a tenant thereunder are current. No written notice of any default under any Real Property Lease has been given or received by PURCHASER which has not been cured as of the Effective Date or which cannot promptly be cured without the payment of any sums with respect thereto and, to the knowledge of PURCHASER, no termination event or event of default thereunder has occurred which has not been cured as of the date of this Agreement or which cannot promptly be cured without the payment of any sums with respect thereto, nor do any circumstances exist which, with the giving of notice or the passage of time, or both, would permit the termination of any Real Property Lease.

             (c) Except as disclosed on Schedule 5.12(c), to the Knowledge of PURCHASER there is no proposed, pending or threatened condemnation proceeding, eminent domain action or similar action affecting any of the properties set forth on Schedule 5.12(b) which would have a Material Adverse Effect on PURCHASER.

             (d) Each PURCHASER and its Subsidiaries owns or leases all Real Property and Personal Property necessary for the conduct and operation of its business as it is presently conducted.

         5.13 INDUSTRIAL PROPERTY, INTELLECTUAL PROPERTY AND INTANGIBLES.

             (a) Each of PURCHASER and its Subsidiaries owns or has the right to use all items constituting material Industrial Property and material Intellectual Property which are owned, used or licensed by or to PURCHASER or any Subsidiary and which are material to the current operation of the business of the PURCHASER or any Subsidiary.

             (b) To PURCHASER's Knowledge, PURCHASER or its Subsidiaries owns or has the right to use all Industrial Property, Intellectual Property and Intangibles necessary for the operation of their business as currently conducted. To PURCHASER's knowledge, the ownership, use or sale by PURCHASER or its Subsidiaries of any of the Intellectual Property or Industrial Property does not contravene, conflict with, violate or infringe upon any patent, trademark, copyright, trade secret or other proprietary right of any third party or depend for non-contravention upon the acquiescence, agreement or consent of any such third party other than pursuant to a Contract listed on Schedule 5.13(b) and identified as such, except for such conflicts or violations which would not have a Material Adverse Effect on PURCHASER.

             (c) To PURCHASER's Knowledge, there is no valid challenge, claim of infringement, claim of unfair competition or other claim against PURCHASER or any Subsidiary to which the Intellectual Property, Industrial Property, and/or Intangibles are subject, nor, to the knowledge of PURCHASER, is any of the foregoing (i) subject to a valid challenge, claim of infringement, claim of unfair competition or other claim, or (ii) being infringed upon or violated by any other person or entity, except in each case where such challenge or claim would not have a Material Adverse Effect on PURCHASER.

         5.14 LITIGATION. Except as set forth on Schedule 5.14, and whether or not covered by insurance, there is no suit, claim, action, litigation or proceeding, administrative or judicial, or any continuing order, judgment or decree of any Governmental Authority, or any default by PURCHASER or any of its Subsidiaries under any order, writ, injunction or decree of any Governmental Authority, or any governmental investigation pending or, to the Knowledge of PURCHASER, threatened, against PURCHASER or any of its Subsidiaries or involving the assets of PURCHASER or any of its Subsidiaries which would have a Material Adverse Effect on PURCHASER or would materially and adversely effect the consummation of the transactions contemplated by this Agreement, including, without limitation, any claim, proceeding or litigation for the purpose of challenging, enjoining or preventing the execution and delivery of this Agreement, the performance of the respective terms and conditions hereof or the consummation of the transactions contemplated hereby, and including further, without limitation, any claim, proceeding or investigation arising out of Environmental Matters or Environmental Laws or with respect to Environmental Costs. Except as set forth on Schedule 5.14, neither PURCHASER or any of its Subsidiaries, nor any officer or director of PURCHASER or any of its Subsidiaries has been permanently or temporarily enjoined or barred by any order, judgment or decree of any Governmental Authority from engaging in or continuing any conduct or practice in connection with the business of PURCHASER or any of its Subsidiaries, except where such enjoinment or bar would not have a Material Adverse Effect.

         5.15 GUARANTEES. Except as set forth on Schedule 5.15, PURCHASER is not a guarantor, an accommodation party or otherwise liable for any material indebtedness of any other person, firm or corporation except where payment pursuant thereto would not have a Material Adverse Effect.

         5.16 EMPLOYEE BENEFIT PLANS.

             (a) Except as set forth on Schedule 5.16, PURCHASER nor any Subsidiary maintains, sponsors, or contributes to, with respect to employees of PURCHASER or any Subsidiary, any PURCHASER Employee Benefit Plan" (as defined in
Section 5.16(h)):

                 (i) subject to ERISA or the Code which is not in substantial compliance with ERISA or the Code;

                 (ii) which has incurred any material "accumulated funding deficiency" within the meaning of Section 412 or 418B of the Code or Section 302 of ERISA; or

                 (iii) which has applied for or obtained a waiver from the IRS of any minimum funding requirement under Section 412 of the Code.

Neither PURCHASER nor any Subsidiary has incurred any material liability to the Pension Benefit Guaranty Corporation (the "PBGC") in connection with any PURCHASER Employee Benefit Plan other than for regular premium payments or ceased operations at any facility or withdrawn from or terminated, in whole or in part, any defined benefit plan subject to Title IV of ERISA.

             (b) Except as set forth on Schedule 5.16(b), full payment has been made, or will be made when due, of all amounts which PURCHASER or any Subsidiary was or is required, under applicable law or under any PURCHASER Employee Benefit Plan or any Contract relating to any PURCHASER Employee Benefit Plan to which it is a party, to pay as contributions or benefits with respect to any PURCHASER Employee Benefit Plan as of the last day of the most recent fiscal year of such PURCHASER Employee Benefit Plan ended prior to the date hereof. All contributions to PURCHASER Employee Benefit Plans that will have been required to be made under such PURCHASER Employee Benefit Plans will have been made or accrued as of the Closing Date.

             (c) A favorable determination letter has been issued by the IRS with respect to the qualified status of each PURCHASER Employee Benefit Plan intended to be qualified under Section 401(a) of the Code. Within the current plan year or the two plan years ending before the date of the Agreement, no Reportable Event (as defined in Section 4043 of ERISA and regulations promulgated thereunder) has occurred, or is alleged by any third party to have occurred, with respect to any PURCHASER Employee Benefit Plan (other than any with respect to which notice has been waived or forgiven under applicable regulations and any which may result from the transactions contemplated by this Agreement), in each case which would have a Material Adverse Effect.

             (d) PURCHASER and its Subsidiaries have performed all obligations required to be performed by them under the PURCHASER Employee Benefit Plans except where any failure to so perform would not be material.

             (e) PURCHASER and its Subsidiaries have complied, and, to the Knowledge of PURCHASER, any "administrator(s)" (as described in Section 3(16)(A) of ERISA) of the PURCHASER Employee Benefit Plans have themselves complied, and have caused each of the PURCHASER Employee Benefit Plans to comply, in all material respects with the terms of each of the Employee Benefit Plans and with the applicable requirements of ERISA, the Code and all other statutes, orders, rules or regulations, specifically including the reporting and disclosure requirements of Part 1 of Title 1 of ERISA and of the Code, in a timely and accurate manner, such that no penalties have been or are reasonably expected to be imposed on PURCHASER or any Subsidiary under ERISA, the Code or otherwise with respect to the PURCHASER Employee Benefit Plans or any related trusts.

             (f) Neither PURCHASER nor any Subsidiary is delinquent in the payment of any material federal, state or local taxes with respect to the PURCHASER Employee Benefit Plans.

             (g) To PURCHASER's Knowledge, the PBGC has not instituted or threatened a proceeding to terminate any PURCHASER Employee Benefit Plan pursuant to Subtitle 1 of Title IV of ERISA.

             (h) "Purchaser Employee Benefit Plan" shall mean any Employee Benefit Plan adopted, established, maintained or contributed to by PURCHASER (rather than SELLER or any McGaw Company) for the benefit of any current or former employees of PURCHASER or under which PURCHASER would otherwise be a party or have liability and under which employees or former employees of PURCHASER (or their beneficiaries) are eligible to participate or derive a benefit.

         5.17 ENVIRONMENTAL LAWS AND REGULATIONS.

         Except as disclosed on Schedule 5.17, to PURCHASER's Knowledge:

             (a) the operation of the business of PURCHASER and the operation of past and present Subsidiaries of PURCHASER, has not in the past materially violated, and does not currently materially violate, any applicable Environmental Law in any manner which would have a Material Adverse Effect.

             (b) there are no investigations, inquiries, notices of violations, enforcement actions, or other proceedings now pending or threatened by any federal, state or local Governmental Authority or any foreign governmental entity with respect to PURCHASER or its past and present Subsidiaries or the properties or assets of PURCHASER or its past and present Subsidiaries in connection with the actual or alleged failure to comply with any requirement of any Environmental Law or Environmental Permit, which would have a Material Adverse Effect; and

             (c) neither PURCHASER nor its past and present Subsidiaries has received any written notice in the past two years that any of them is or may be a potentially responsible party or otherwise liable in connection with any waste disposal site allegedly containing any Hazardous Material, or other location used for the disposal of any Hazardous Material which would have a Material Adverse Effect.

         5.18  PRODUCT LIABILITY CLAIMS. Except as described on Schedule
5.18, since January 1, 1996, neither PURCHASER nor any of its Subsidiaries has received written notice of or any information as to any claim or allegation of personal injury, death or property or economic damages, any claim for punitive, exemplary or other damages, any claim for contribution or indemnification, or any claim for injunctive relief in connection with or arising out of any product manufactured, sold or distributed by or in connection with or arising out of any service provided by PURCHASER or any of its Subsidiaries other than those which would not have a Material Adverse Effect on PURCHASER.

         5.19 INVESTMENT INTENT. PURCHASER is acquiring (or will acquire) the Shares and for its own account for investment purposes only and not presently with a view to or for distributing or reselling such Shares or any part thereof or interest therein, without prejudice, however, to PURCHASER's right, subject to the provisions of this Agreement, at all times to sell or otherwise dispose of all or any part of such Shares under an effective registration statement under the Securities Act and in compliance with applicable state securities laws or under an exemption from such registration.

         5.20 ACCESS TO INFORMATION. PURCHASER acknowledges that it has been afforded: (i) the opportunity to ask such questions as it has deemed necessary of, and to receive answers from, representatives of the McGaw Companies concerning the terms and conditions of the offering of the Shares and the merits and risks of investing in the Shares; (ii) access to information about the McGaw Companies and their respective financial condition, results of operations, business, properties, management and prospects sufficient to enable it to evaluate its investment in the Shares; and (iii) the opportunity to obtain such additional information which SELLER and the McGaw Companies possess or can acquire without unreasonable effort or expense that is necessary to make an informed investment decision with respect to the Shares and to verify the accuracy and completeness of the information contained herein.

         5.21 RELIANCE. PURCHASER understands and acknowledges that: (i) the Shares are being offered and sold to it without registration under the Securities Act in a private placement that is exempt from the registration provisions of the Securities Act; (ii) the availability of such exemption depends, in part, on the accuracy and truthfulness of the foregoing representations; and (iii) SELLER will rely upon the foregoing representations of PURCHASER and PURCHASER hereby consents to such reliance.

         5.22 INSURANCE. Schedule 5.22 is a true, correct and complete list of all insurance policies and bonds in force in which PURCHASER or any of its Subsidiaries is named as an insured party, and said Schedule correctly states in all material respects the name of the insurer, type and amount of coverage, deductible amounts or coinsurance amounts, if any, expiration date and premium amount of each such policy or bond, and any pending material claims thereunder. Except as disclosed on Schedule 5.22, all such policies or bonds are currently in full force and effect and all premiums due and payable on such policies have been paid, neither PURCHASER nor any of its Subsidiaries has received any written notice of cancellation of any such policy or bond or any refusal of coverage thereunder and neither PURCHASER nor any of its Subsidiaries has received any notice that any issuer of such policy or bond has filed for protection under applicable bankruptcy laws or is in the process of liquidation, or has been liquidated.

                                   ARTICLE 6.
                                    COVENANTS

         6.1 AFFIRMATIVE COVENANTS OF SELLER PENDING CLOSING. From and after the date of this Agreement until the Closing (unless the prior written consent of PURCHASER is obtained, which consent shall not be unreasonably withheld or delayed), SELLER shall cause each of the McGaw Companies to:

             (a) Conduct its operations according to its ordinary course of business consistent with past practice (except for changes expressly contemplated by this Agreement), use all reasonable efforts to maintain in inventory quantities of raw materials, component parts, work in process, finished goods and other supplies and materials sufficient to allow PURCHASER to continue to conduct such operations after the Closing in all material respects, free from any material shortage of such items, and use all reasonable efforts to preserve intact its respective business organizations, keep available the services of its officers and employees, representatives and agents and maintain satisfactory relationships with licensors, sales agents, clients, customers, suppliers, vendors and others having business relationships with it;

             (b) Subject to the requirements of paragraph (e) below, and provided that acceptable confidentiality agreements are executed, afford PURCHASER's counsel, financial advisers, auditors, actuaries and other authorized representatives and any financial institutions providing financing to PURCHASER in connection with the transactions contemplated by this Agreement reasonable access upon reasonable advance notice and during normal business hours to the McGaw Companies, including without limitation the Contracts and Books and Records included therein, and furnish PURCHASER during such period with all such information concerning the McGaw Companies and their financial and legal affairs as PURCHASER may reasonably request;

             (c) Subject to the requirements of paragraph (e) below, furnish PURCHASER or its representatives with such financial, actuarial and operating data and other information with respect to the assets, properties and financial affairs of its business as PURCHASER or its representatives may from time to time reasonably request;

             (d) Cause McGaw's Accountants to permit PURCHASER and its representatives to examine a copy of all non-proprietary records, supporting data and working papers relating to the preparation, review and audits of the Financial Statements.

             (e) Promptly inform PURCHASER when any confidentiality obligation to a third party will restrict PURCHASER's access with respect to McGaw as requested hereunder, and McGaw shall seek the necessary approval from such third party to permit PURCHASER full access;

             (f) Confer in a timely fashion and from time to time as PURCHASER may reasonably request with one or more designated representatives of PURCHASER and permit PURCHASER to confer with Key Employees with respect to operational and financial matters and Environmental Matters and, on a weekly basis, with respect to the general status of the ongoing operations and other business and financial affairs of each of the McGaw Companies;

             (g) Prepare and deliver monthly to PURCHASER internally prepared monthly financial statements similar in format and scope to the financial reports now being circulated to SELLER's or the management of the McGaw Companies, as soon as practicable after the preparation thereof;

             (h) Exercise reasonable due diligence in safeguarding, repairing and maintaining all of its assets and properties;

             (i) Promptly notify PURCHASER of any events which do or may, after the lapse of time, affect the accuracy of any of the representations and warranties stated in Articles 3 or 4 hereof, including any Schedule or Exhibit referenced therein, in any material respect;

             (j) Cause SELLER's Affiliate, IVAX International, B.V., to sell, transfer and assign to PURCHASER or its designee, effective as of the Effective Date, all of its right, title and interest in and to the Assignment and Collection Agreement for a purchase price equal to the lower of: (i) the fair market value of such asset as of the Effective Date as determined by an appraiser mutually agreed upon by PURCHASER and SELLER or (ii) the net book value of such asset on the books of IVAX International, B.V. at the Effective Date, which purchase price as so determined shall be final and binding on the parties and payable within two (2) days after the Adjustment Date by the wire transfer of immediately available funds to such account as SELLER shall designate; and

             (k) Cause McGaw and SELLER's Affiliates, Steripak Limited, Norton Healthcare Limited and Norton (Waterford) Limited, to cancel and terminate or assign, with regard to the Norton Transactions, those certain Lease Agreements dated October 21, 1994, between McGaw, as lessor, and such Affiliates, as lessees, and shall cause McGaw to reconvey to such Affiliates the properties described in such lease agreements, and SELLER shall be entitled to all cash flow (through the Closing Date) and all gains, losses and tax obligations associated with the aforementioned cancellation, termination or assignment shall be the responsibility of SELLER.

             (l) Release and discharge, and shall cause each of its Affiliates other than the McGaw Companies to, release and discharge, effective as of the Effective Date, any and all amounts due to such persons or entities from any of the McGaw Companies and cause the McGaw Companies to release and discharge SELLER and its Affiliates (other than other McGaw Companies);

             (m) Elect, and/or cause McGaw of PUERTO RICO and all other Affiliates of Seller which have made elections under Section 936 of the Code in effect for 1996, to elect, on the appropriate tax return or returns to be filed for the calendar year 1996, to determine their average base period income on the basis of annualized 1995 income, as permitted by Section 936(j)(5)(C)(i)(II) of the Code, as amended by Section 1601(a) of the Small Business Job Protection Act of 1996, Public Law 104-188; and

             (n) Effective at the beginning of business on June 1, 1997 and through the Closing Date: (i) cause all funds received by, or for the benefit of, the McGaw Companies to be deposited in a McGaw bank account; (ii) use all such funds solely for the benefit of the McGaw Companies: and (iii) to the extent that McGaw's internally generated funds are insufficient to fund the McGaw Companies' operations and, provide by wire transfer to McGaw the funds necessary to fund such operations and, provided, however, that any such funds provided to McGaw by SELLER, plus interest at the Braun Borrowing Rate, will be repaid by PURCHASER to SELLER within two (2) days after the Adjustment Date; and, provided further, that if the Effective Date is after May 31, 1997, SELLER shall have the right to all cash on hand at such Effective Date and PURCHASER shall not be required to repay to SELLER any advances made to McGaw pursuant to this Section 6.1(n) prior to such Effective Date.

         6.2 NO WAIVER OR RELINQUISHMENT. The rights of access and actual information provided or examined by, or notified to, PURCHASER prior to the Closing under Section 6.1 hereof or pursuant to any other provision of this Agreement shall not diminish or in any manner affect the representations and warranties of SELLER or any indemnifications of any party hereunder or constitute a waiver or relinquishment on the part of PURCHASER of its right to rely upon the representations, warranties and covenants of SELLER hereunder.

         6.3 NEGATIVE COVENANTS OF SELLER PENDING CLOSING. From and after the date of this Agreement until the Closing, except as expressly provided otherwise in this Agreement or unless the prior written approval of PURCHASER is obtained, which approval shall not be unreasonably held or delayed, none of the McGaw Companies shall, and SELLER shall cause each of the McGaw Companies not to:

             (a) Other than Contracts or Offers made or renewed in the ordinary course of its business: (i) enter into any Contract or make any Offer which involves more than One Hundred Thousand Dollars ($100,000), or (ii) modify, waive, change, amend, rescind, terminate or release (in any material fashion) any material Contract or enter into any accord and satisfaction with respect thereto;

             (b) Sell, transfer or dispose of or agree to sell, transfer or dispose of any Real Property portion of the Assets;

             (c) Other than in the ordinary course of its business, sell, transfer, dispose of or agree to sell, transfer or dispose of any material tangible or intangible Personal Property, right or other asset (except that cash held by the McGaw Companies may be distributed to SELLER on or prior to the Closing Date);

             (d) Other than in the ordinary course of its business, lease any Real Property or Personal Property with aggregate payments from the lessee of more than One Hundred Thousand Dollars ($100,000) or a term of twelve (12) months or more, except for replacement of any existing lease which has expired or is otherwise terminated between the date hereof and Closing;

             (e) Purchase, lease or acquire or agree to purchase, lease or acquire, other than in transactions conducted in the ordinary course of its business, any property, right or other asset which involves the payment of more than One Hundred Thousand Dollars ($100,000);

             (f) Other than in the ordinary course of its business, grant, or suffer or permit the creation of, any mortgage, conditional sale agreement, lease, lien, hypothecation, pledge, encumbrance, charge, security interest or other claim of, on or with respect to any of its assets or properties whether tangible or intangible except immaterial leases and liens;

             (g) Grant any license with respect to or otherwise sell or dispose of any of its Industrial Property outside of the ordinary course of business;

             (h) Amend the Certificate of Incorporation or Bylaws of any of the McGaw Companies;

             (i) Fail to carry at all times between the date hereof and the Closing Date the insurance listed on Schedule 4.14 or substantially equivalent coverages;

             (j) Create or agree or commit to create any stock option, profit-sharing, pension, retirement, deferred compensation, insurance or other similar direct or indirect Employee Benefit Plan or arrangement affecting its employees;

             (k) Enter into any agreement of merger, consolidation or reorganization, or dissolve or enter into any plan or liquidation or dissolution;

             (l) Grant any increase in compensation payable to or for the benefit of, or committed to be paid for the benefit of any of its directors, stockholders, officers, agents, sales intermediaries or employees or in any benefits granted under any bonus, stock option, profit sharing, pension, retirement, deferred compensation, insurance, or other direct or indirect benefit plan, payment or arrangement made to, or for the benefit of, or with, any such director, stockholder, officer, agent, sales intermediary or employee, other than in the ordinary course of business;

             (m) Except in the ordinary course of business and consistent with past practice: incur any indebtedness for borrowed money in addition to any such indebtedness outstanding on the date of this Agreement or any renewals or extensions thereof; enter into any new agreement requiring the maintenance of a specified net worth; endorse, assume, guarantee, or otherwise become liable or responsible (whether directly, contingently or otherwise) for the payment or performance of any loan or obligations of any other person (other than the endorsement of negotiable instruments in the ordinary course of business); or make any loans, advances or capital contributions to, or investments in, any other person;

             (n) Change, in any material respect, any of the accounting principles or practices used by it;

             (o) Enter into any agreement or take any action which would materially increase any exposure or liability regarding any Environmental Law or regarding any Environmental Matter in connection with the Assets or any of the McGaw Companies;

             (p) Pay any dividend or other distribution to its stockholder or create any Subsidiary (except that cash held by the McGaw Companies may be distributed to SELLER on or prior to the Closing Date); or

             (q) Sell, transfer, encumber, pledge, hypothecate or otherwise assign or create any lien upon the Subsidiary Shares or the BioMed Shares, or agree to do any of the foregoing.

         6.4 AFFIRMATIVE COVENANTS OF PURCHASER PENDING CLOSING. From and after the date of this Agreement until the Closing, PURCHASER shall:

             (a) Conduct its operations according to its ordinary course of business consistent with past practice (except for changes expressly contemplated by this Agreement or approved by SELLER in writing, which approval shall not be unreasonably withheld or delayed), and use all reasonable efforts to preserve intact its respective business organizations and maintain satisfactory relationships with licensors, sales agents, clients, customers, suppliers, vendors and others having business relationships with them;

             (b) Provided that acceptable confidentiality agreements are executed, afford SELLER's counsel, financial advisers, auditors, actuaries and other authorized representatives reasonable access upon reasonable advance notice and during normal business hours to PURCHASER and BBM, and furnish SELLER during such period with such financial, actuarial and operating data and other information as SELLER may reasonably request concerning the assets and properties of PURCHASER and BBM and their financial and legal affairs;

             (c) Promptly notify SELLER of any events which do or may, after the lapse of time, affect the accuracy of any of the representations and warranties stated in Article 5 hereof, including any Schedule or Exhibit referenced therein, which would have a Material Adverse Effect;

             (d) Promptly inform SELLER when any confidentiality obligation to a third party will restrict SELLER's access as requested hereunder, and PURCHASER shall seek the necessary approval from such third party to permit SELLER full access; and

             (e) Purchase or cause its designee to purchase from SELLER's Affiliate, Ivax International, B.V., all of its right, title and interest in and to the Assignment and Collection Agreement for a purchase price equal to the lower of: (i) the fair market value of such asset as of the Effective Date as determined by an appraiser mutually agreed upon by PURCHASER and SELLER or (ii) the book value of such asset on the books of IVAX International, B.V. at the Effective Date, which purchase price as so determined shall be final and binding on the parties and payable within two (2) days after the Adjustment Date by the wire transfer of immediately available funds to such account as SELLER shall designate.

         6.5 NO WAIVER OR RELINQUISHMENT. The rights of access and actual information provided or examined by SELLER prior to the Closing under Section
6.4 hereof or pursuant to any other provision of this Agreement shall not diminish or in any manner affect the representations and warranties of PURCHASER or any indemnifications of any party hereunder or constitute a waiver or relinquishment on the part of SELLER of its right to rely upon the representations, warranties and covenants of PURCHASER hereunder.

         6.6 ACTIONS OF PURCHASER AND SELLER PENDING CLOSING.

             (a) SELLER and PURCHASER shall use their best efforts to prevent, or cause the termination, setting aside or dismissal of, any injunction, order or other decree, or any suit, action or proceeding before any court or administrative body seeking to obtain an injunction, order or other decree prohibiting, restraining or otherwise preventing the consummation of the sale and purchase or other transactions contemplated by this Agreement.

             (b) Upon the execution of this Agreement, each of SELLER and PURCHASER shall use its best efforts to make all required regulatory filings (including without limitation premerger notifications required to be filed with the Federal Trade Commission and the United States Department of Justice under the H-S-R Act, all filings required to be made to the German Bundeskartelamt and all filings or notifications, if any, required to be filed with any foreign governmental authorities) and to obtain, in cooperation and coordination with each other and as promptly as possible, all governmental and regulatory approvals and transfers of all licenses and permits necessary to consummate the purchase and sale of the Shares. SELLER and PURCHASER shall each request early termination of the waiting period under the H-S-R Act.

             (c) SELLER and PURCHASER each agree to use their best reasonable efforts to take, or cause to be taken, all actions and to do, or cause to be done, all things necessary, proper or advisable to consummate and make effective as promptly as practicable, the transactions contemplated by this Agreement and to cooperate with the other in connection with the foregoing.

             (d) SELLER and McGaw shall confer on a regular and frequent basis with representatives of PURCHASER to report on operational matters and the general status of ongoing operations. PURCHASER may discuss the affairs and accounts of the McGaw Companies with officers, employees and other agents of SELLER and the McGaw Companies.

             (e) To the extent permitted by law, but except as shown on Schedule 6.6(e), SELLER shall deliver to McGaw, without cost to McGaw, all right, title and interest in and to all software (and updated licenses to use the same) and all related hardware and documentation necessary to permit McGaw to perform, all accounting, manufacturing and human resources or other employee benefit functions previously performed by SELLER on behalf of the McGaw Companies and all electric data files, documentation and Books and Records related thereto.

             (f) SELLER shall, and shall cause the McGaw Companies to, reasonably cooperate with PURCHASER in preparing and filing any necessary or appropriate applications with the taxing or other governmental authorities in Puerto Rico with respect to continuation of the tax concessions presently enjoyed by McGaw PR and any other matters with respect to the change of control of McGaw PR contemplated herein.

             (g) At no additional charge to McGaw, SELLER shall purchase for the benefit of the McGaw Companies "tail" coverage covering all incidents and events at the McGaw Companies occurring through the Closing which are covered under its present Employment Practices Liability Insurance Policy issued by the Lexington Insurance Company.

         6.7 EXCLUSIVE DEALING. Neither SELLER, the McGaw Companies nor any of their Affiliates shall after the execution of this Agreement and prior to the
Closing:

             (a) solicit, initiate, or negotiate, or enter into any agreement or understanding, with any other person regarding the sale or transfer, of any interest in any of the McGaw Companies or the business or all or any material portion of the assets or properties of any of the McGaw Companies or the merger or consolidation with any third party, or encourage the initiation of any inquiries or proposals or participate in any discussion with respect to any such sale, transfer, merger or consolidation; or

             (b) disclose any non-public information (other than in the ordinary course of business or as contemplated hereunder) relating to any of the McGaw Companies or the Assets or afford access to its properties, books or records to any other person that SELLER has reason to believe is considering acquiring an interest in any of the McGaw Companies or any of the Assets.

         6.8 CONFIDENTIALITY/NONDISCLOSURE.

             (a) PURCHASER agrees that it shall itself, and shall cause its officers, employees, agents, advisors and representatives to, hold in strict confidence all data and information related to the business of SELLER and its Affiliates, other than the McGaw Companies, (unless such information is or becomes readily ascertainable from public information other than through the action or inaction on the part of PURCHASER or any officer, employee, agent, advisor or representative of PURCHASER).

             (b) SELLER agrees that it shall itself, and shall cause its officers, employees, agent, advisors and representatives to, hold in strict confidence all data and information related to the business of PURCHASER and its Affiliates (unless such information is or becomes readily ascertainable from public information other than through the action or inaction on the part of SELLER or any officer, employee, agent, advisor or representative of SELLER).

             (c) Effective only before the Closing, PURCHASER and, effective only after the Closing, SELLER, agree that it shall itself, and shall cause its officers, employees, agents, advisors and representatives to, hold in strict confidence all data and information related to the business of any of the McGaw Companies (unless such information is or becomes readily ascertainable from public information other than through any action or inaction on the part of the party against whom this paragraph is enforceable or any officer, employee, agent, advisor or representative thereof). None of the parties hereto shall, and each of the parties shall cause its officers, employees, agents, advisors and representatives not to, disclose any of such data and information obtained by them from the other parties hereto (unless such information is or becomes readily accessible from public information other than through any action or inaction of the other or such party's officers, employees, agents, advisors or representatives) to others without the prior written consent of the other parties or to use any of such data and information for any purpose other than evaluating the transactions contemplated hereby (except for any disclosures required by applicable law or the rules of the American Stock Exchange). If the transaction contemplated hereunder closes as contemplated hereby, PURCHASER, as the new owner of the data and information relating to the McGaw Companies and their respective businesses, shall have the right to control the same and its disclosure without obtaining any consent of SELLER.

             (d) If the transaction contemplated hereunder does not close as contemplated hereby, PURCHASER and SELLER shall return or destroy promptly every document furnished to it by the other or by any Affiliate, officer, employee, agent, advisor or representative of the other in connection with the transactions contemplated hereby, and any copies thereof that may have been made, and shall cause their respective agents, advisors, representatives and any third parties to whom such documents were furnished to return or destroy such documents and any copies thereof that any of them may have made, other than documents that are then publicly available.

         6.9 CARROLLTON LEASE GUARANTEE. PURCHASER shall cooperate with SELLER in obtaining the release of the guarantee by SELLER of the obligations of McGaw relating to McGaw's lease of certain real property located at 1601 Wallace Drive in Carrollton, Texas including the substitution of PURCHASER's guarantee thereof, effective upon the Closing.

                                   ARTICLE 7.
                      CONDITIONS TO PURCHASER'S OBLIGATIONS

         Each and every obligation of PURCHASER to be performed under this Agreement shall be subject to the satisfaction at the Closing of the following conditions (unless waived in writing by PURCHASER):

         7.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of SELLER set forth in Articles 3 and 4 of this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality which shall be true and correct in all respects) as of the Closing as though such representations and warranties were made at and as of such date and time (except to the extent they expressly relate to an earlier date).

         7.2 PERFORMANCE OF AGREEMENT. All covenants, conditions and other obligations under this Agreement which are to be performed or complied with by SELLER or any of the McGaw Companies at or prior to the Closing, including without limitation any and all covenants, conditions and other obligations set forth in Articles 6 and 12 hereof, shall have been performed and complied with in all material respects including the deliveries of all material deliverables to be made pursuant to Section 9.2 hereof.

         7.3 GOVERNMENTAL APPROVALS. The filing and waiting period requirements of the H- S-R Act shall have been satisfied.

         7.4 NO ADVERSE PROCEEDING. No action or proceedings shall have been instituted and remain pending before a Governmental Authority for the purpose of enjoining or preventing the consummation of this Agreement or any of the Ancillary Agreements which is reasonably likely to be meritorious.

         7.5 NO MATERIAL ADVERSE CHANGES. Since the date hereof, there shall have been no material adverse change in the financial condition or the properties of the McGaw Companies taken as a whole. Any direct or indirect consequences arising from the announcement of the transactions contemplated hereby shall not be considered in determining whether a material adverse change has occurred hereunder.

         7.6 CERTIFICATE. SELLER shall have delivered to PURCHASER at the Closing a certificate of the President or Vice-President, the Treasurer or Chief Financial Officer and the

Secretary or Assistant Secretary of SELLER, dated as of the Closing Date to the effect that the conditions set forth in Sections 7.1, 7.2, 7.3, 7.4, and 7.5 have been satisfied.

         7.7 RELEASE OF GUARANTEES AND SECURITY. SELLER shall have delivered to PURCHASER at the Closing such documents and instruments as are reasonably necessary to evidence the termination of the guarantee by the McGaw Companies of indebtedness of SELLER to its bank lenders, the termination and release of the liens and security interests in the assets and properties of the McGaw Companies granted in favor of such lenders in connection with such guarantee and the termination and release of the liens and security interests in the Shares granted in favor of such lenders. Without limiting the generality of the foregoing, SELLER shall have delivered, or caused to be delivered to PURCHASER (or at PURCHASER's election, to Title Company), the original executed and acknowledged full reconveyance of the NationsBank Deed of Trust. SELLER shall be solely responsible for the payment of all fees and costs associated with the foregoing, including, without limitation, all trustee's fees, recording fees, filing fees and, if applicable, escrow fees. Such documents and instruments shall be reasonably satisfactory in form and substance to PURCHASER and its counsel.

         7.8 CONSENT OF CARROLLTON LANDLORD. On or prior to the Closing Date, SELLER shall have obtained or caused McGaw to obtain and shall have furnished PURCHASER with evidence of the consent of the landlord under McGaw's lease of that certain real property located at 1601 Wallace Drive in Carrollton, Texas, to the change-in-control of McGaw resulting from PURCHASER's acquisition of the Shares as contemplated by this Agreement.

                                   ARTICLE 8.
                       CONDITIONS TO SELLER'S OBLIGATIONS

         Each and every obligation of SELLER to be performed under this Agreement shall be subject to the satisfaction at the Closing of the following conditions (unless waived in writing by SELLER):

         8.1 REPRESENTATIONS AND WARRANTIES. The representations and warranties of PURCHASER set forth in Article 5 of this Agreement shall be true and correct in all material respects (except for such representations and warranties qualified by materiality which shall be true and correct in all respects) at and as of the Closing as though such representations and warranties were made at and as of such date and time (except to the extent they expressly relate to an earlier date).

         8.2 PERFORMANCE OF AGREEMENT. All covenants and agreements under this Agreement which are to be performed by PURCHASER at or prior to the Closing shall have been performed in all material respects.

         8.3 GOVERNMENTAL APPROVALS. The filing and waiting period requirements of the H- S-R Act shall have been satisfied.

         8.4 NO ADVERSE PROCEEDING. No action or proceedings shall have been instituted and remain pending before a Governmental Authority for the purpose of enjoining or preventing the consummation of this Agreement or any of the Ancillary Agreements which is reasonably likely to be meritorious.

         8.5 NO MATERIAL ADVERSE CHANGES. Since the date hereof, there shall have been no material adverse change in the financial condition or the properties of PURCHASER and its Subsidiaries. Any direct or indirect consequences arising from the announcement of the transactions contemplated hereby shall not be considered in determining whether a material adverse change has occurred hereunder.

         8.6 CERTIFICATE. PURCHASER shall have delivered to SELLER at the Closing a certificate of the President or Vice-President, the Treasurer or Chief Financial Officer and the Secretary or Assistant Secretary of PURCHASER, dated as of the Closing Date to the effect that the conditions set forth in Sections 8.1, 8.2, 8.3, 8.4, 8.5 and 8.7 have been satisfied.

         8.7 SOFT COMFORT LETTER. PURCHASER shall have caused B. Braun Melsungen A.G. to have executed and delivered to SELLER a Soft Comfort Letter in the form attached hereto as Exhibit 8.7.

                                   ARTICLE 9.
                                     CLOSING

         9.1 PLACE, TIME AND DATE. The Closing shall take place twenty-one (21) days following the Signing Date at 10:00 a.m. local time at the offices of Bryan Cave LLP, 120 Broadway, Suite 500, Santa Monica, California or at such other place and time as the parties shall agree in writing, and shall be effective as of the close of business on such date or on such other date as SELLER and PURCHASER may otherwise agree (the "Closing Date"); provided however, that the "Effective Date" of the Closing, solely for accounting, tax and financial statement purposes, shall in all cases be deemed to be the last day of the preceding month even if the Closing itself is held on another day unless the Closing occurs on June 30, 1997, in which case the Effective Date shall be June 30, 1997.

           9.2 DELIVERIES OF SELLER AT CLOSING. At the Closing, SELLER shall deliver to PURCHASER (in addition to any other deliveries required under this Agreement):

             (a) Certificate(s) evidencing the Shares duly endorsed (or accompanied by appropriate duly executed stock powers) in form sufficient to permit transfer of such Shares to PURCHASER and, for any certificate bearing any legend, other than a legend required by federal or state securities laws, restricting such shares or referring to rights of others therein, accompanied by a duly executed release, rescission or termination of such restrictions, free and clear of all liens, security interests, encumbrances, pledges, charges, claims, voting trusts and restrictions of any nature whatsoever other than restrictions on transfer arising under federal or state securities laws;

             (b) Resolutions of the Board of Directors of each of SELLER and/or the McGaw Companies approving the execution, delivery and performance of this Agreement and each Ancillary Agreement to which such entity is a party and each of the other documents required hereunder or thereunder to which it is a party, certified by its corporate Secretary or Assistant Secretary and accompanied by a certificate of incumbency as to the identity and authority of the persons authorized to enter into this Agreement and the Ancillary Agreements to which it is a party on its behalf;

             (c) Original executed instructions directing that any and all funds received in SELLER's lockbox account(s) on or after the Closing Date for the account of any of the McGaw Companies be held for McGaw's account and paid to McGaw;

             (d) The legal opinion substantially in the form of Schedule 9.2(d) hereto;

             (e) The resignations of the members of the Board of Directors and the officers of the McGaw Companies to the extent requested by PURCHASER;

             (f) Executed counterparts of each of the Ancillary Agreements set forth in Schedule 9.2(f);

             (g) Documentation reasonably satisfactory to PURCHASER that, each and every Intercompany Agreement by and between or among a McGaw Company, on the one hand, and any Affiliate of SELLER (other than a McGaw Company), on the other hand, excluding any pending orders for any products or services to be delivered or provided by a McGaw Company, has been terminated, without liability to any McGaw Company, except those listed on Schedule 9.2(g) hereto; and

             (h) The Reconveyance and the Terminations.

         9.3 DELIVERIES OF PURCHASER AT CLOSING. At the Closing, PURCHASER shall deliver to SELLER (in addition to any other deliveries required under this Agreement):

             (a) The Closing Payment, against appropriate receipt therefor;

             (b) Resolutions of the Board of Directors of PURCHASER approving the execution, delivery and performance of this Agreement, the Ancillary Agreements to which it is a party and each of the other documents referred to herein to which PURCHASER is a party, accompanied by a certificate of incumbency as to the identity and authority of the persons authorized by PURCHASER to enter into this Agreement and the Ancillary Agreements to which it is a party on its behalf, certified by PURCHASER's corporate Secretary or Assistant Secretary;

             (c) The legal opinion substantially in the form of Schedule 9.3(c) hereto; and

             (d) Executed counterparts of each of the Ancillary Agreements set forth on Schedule 9.2(f).

                                   ARTICLE 10.
                                   TERMINATION

         10.1 TERMINATION BY SELLER OR PURCHASER. This Agreement may be terminated and the transactions contemplated hereby, or any of them, may be abandoned at any time prior to the Closing Date:

             (a) By mutual written consent of SELLER and PURCHASER;

             (b) By either SELLER or PURCHASER, if the Closing shall not have taken place on or before July 31, 1997, provided that neither SELLER nor PURCHASER may terminate this Agreement pursuant to this Section 10.1(b) if the failure of SELLER or PURCHASER, as the case may be, to fulfill any of their respective obligations under this Agreement shall have been the reason that the Closing shall not have occurred on or before such date; or

             (c) By either SELLER or PURCHASER, if there shall be any law, rule or regulation that makes consummation of the transactions contemplated hereby illegal or otherwise prohibited or if any judgment, injunction, order or decree enjoining SELLER or PURCHASER from consummating such transactions is entered and such judgment, injunction, order or decree shall have become final and nonappealable.

         10.2 TERMINATION BY SELLER. This Agreement may be terminated and the transactions contemplated hereby, or any of them, may be abandoned at any time prior to the Closing Date by SELLER upon written notice to PURCHASER if: (i) any of the representations or warranties of PURCHASER contained herein or in any Schedule or Exhibit attached hereto or to be attached hereto shall prove to be inaccurate or untrue in any material respect and such inaccuracy or untruth has a Material Adverse Effect on PURCHASER and its Subsidiaries, taken as a whole; or (ii) any obligation, term or condition to be performed, kept or observed by PURCHASER hereunder has not been performed, kept or observed in any material respect at or prior to the time specified in this Agreement and such failure to perform, keep or observe has a Material Adverse Effect on PURCHASER and its Subsidiaries, taken as a whole. Nothing in this Section 10.2 shall be construed as a release or waiver by SELLER of its rights against PURCHASER arising out of a breach of this Agreement by PURCHASER.

         10.3 TERMINATION BY PURCHASER. This Agreement may be terminated and canceled at any time prior to the Closing Date by PURCHASER:

             (a) In the event of any loss or damage to or condemnation of the property or assets of or change to the business of any of the McGaw Companies which has a Material Adverse Effect on the McGaw Companies, taken as a whole, it being understood between the parties that none of the risk of any such loss or damage prior to the Closing shall be borne by PURCHASER;

             (b) In the event any of SELLER's representations or warranties contained herein or in any Schedule or Exhibit hereto or to be attached hereto shall prove to be inaccurate or untrue in any material respect and such inaccuracy or untruth has a Material Adverse Effect on the McGaw Companies, taken as a whole; or

             (c) In the event SELLER fails in any material respect to perform, keep or observe any obligation, term or condition to be performed, kept or observed by SELLER hereunder at or prior to the time specified in this Agreement, and such failure has a Material Adverse Effect on the McGaw Companies, taken as a whole. Nothing in this Section 10.3 shall be construed as a release or waiver by PURCHASER of its rights against SELLER arising out of a breach of this Agreement by SELLER.

         10.4 EFFECT OF TERMINATION. In the event of the termination and abandonment of this Agreement other than pursuant to Sections 10.2 and 10.3 herein, no party shall have any obligation to the other, except as provided in the provisions of Sections 6.8, Article 15 and this Article 10.

                                   ARTICLE 11.
                          SURVIVAL AND INDEMNIFICATION

         11.1 SURVIVAL OF THE REPRESENTATIONS AND WARRANTIES.

             (a) Each of the representations and warranties set forth in Articles 3 and 4 hereof shall survive the Closing until December 31, 1998 and shall thereafter expire and be terminated, except that the representations and warranties set forth in:

                 (i) Sections 3.1, 3.2, 3.3, 3.5, 4.1, 4.2, 4.3, 4.4, 4.5,
4.11(a) (relative to title and ownership issues only), 4.12(a) (relative to title and ownership issues only and not as to infringement matters) and 4.15 shall survive indefinitely and without limitation;

                 (ii) Section 4.9 and Section 4.22 (to the extent involving liability for Taxes on ERISA related matters) shall survive the Closing until the later of the final resolution of any judicial or administrative proceeding involving any Tax claim or sixty (60) days after the defense based on the expiration of all statutes of limitations applicable to an item therein

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contained expires (without any waiver of any statutes of limitations or extensions not consented to by SELLER, which consent shall not be unreasonably withheld, with respect to such item), at which time the applicable representation and warranty shall expire as to such item unless it is then the subject of a claim filed by PURCHASER with SELLER as herein provided; and

                 (iii) Section 4.23 (regarding Environmental Laws and Regulations) shall survive the Closing for a period of five (5) years, at which time the applicable representation and warranty shall expire as to such item unless it is then the subject of a claim filed by PURCHASER with SELLER as hereinafter provided.

             (b) Any investigation of such matters made at any time by either party (whether before or after the Closing) or from time to time shall not estop the other party from making a claim concerning any such matter prior to the expiration of the relevant period.

             (c) All of the representations and warranties set forth above in
Article 5 hereof shall survive the Closing until December 31, 1998 and shall then expire and be terminated; provided, however, that the representations and warranties contained in Sections 5.1, 5.2 , 5.4, 5.7 and 5.21 shall survive indefinitely and without limitation.

             (d) The parties' respective covenants and agreements other than breaches of representations and warranties shall survive indefinitely and without limitation unless otherwise specifically set forth herein.

         11.2 GENERAL INDEMNITY.

             (a) SELLER shall hold harmless and indemnify PURCHASER, each McGaw Company and their respective shareholders, directors, officers, employees, representatives, agents, successors and assigns (collectively, the "Purchaser Indemnitees") from and against any and all Indemnified Liabilities which result from or arise out of any breach of or default under any representation, warranty, covenant or agreement made by SELLER in this Agreement, in any Schedule or Exhibit to this Agreement, in any Ancillary Agreement or in any certificate furnished or to be furnished by or on behalf of SELLER under this Agreement (other than those specific indemnities provided under Sections 11.3 through 11.6 below). Any Indemnified Liabilities paid by SELLER pursuant to Sections 11.3 through 11.6 inclusive shall reduce SELLER's obligation under this
Section 11.2(a) with respect to the same events.

             (b) PURCHASER agrees and, to the extent the Closing occurs, shall cause BBM and each McGaw Company to jointly and severally agree, to indemnify and hold SELLER harmless from any Indemnified Liabilities which result from or arise out of the breach of any representation or warranty made by PURCHASER in this Agreement, in any Schedule or Exhibit to this Agreement, in any Ancillary Agreement or in any certificate furnished or to be furnished by or on behalf of PURCHASER under this Agreement.

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             (c) All claims with respect to the breach of any representation or warranty by a party shall be made within the relevant period specified in
Section 11.1 by giving notice thereof pursuant to Section 11.7 hereof.

         11.3 ENVIRONMENTAL INDEMNITY.

             (a) Except for those matters specifically set forth in Schedule 11.3(f) for which a dollar amount has been agreed upon pursuant to Section 11.3(f), SELLER shall hold harmless and indemnify each Purchaser Indemnitee from and against any and all Indemnified Liabilities which arise from:

                 (i) those matters on Schedule 11.3(f) for which no dollar amount has been agreed upon pursuant to Section 11.3(f);

                 (ii) Storage Tank Costs; and

                 (iii) any claim, action, demand, proceeding, suit, allegation, or notice of violation asserted by any third party, including, but not limited to a Governmental Authority, which results from or arises out of or relates to
(A) any Environmental Matter or Environmental Cost (exclusive of violations of OSHA but including asbestos related claims), the cause of which occurred or is occurring, or is a condition which existed, on or before the Closing (whether or not known to SELLER, any McGaw Company or PURCHASER) arising out of or having its origin on or from any Real Property previously or now owned, leased or otherwise used by, or in the conduct or the failures to act of, McGaw and its past and present Subsidiaries, or of any third party for which McGaw or any of McGaw's past or present Subsidiaries may have liability; whether or not such conduct or failures to act were the sole cause thereof; and (B) any violation or non-compliance of any Environmental Law by McGaw, any of McGaw's past and present Subsidiaries or any third party for which McGaw or any of McGaw's past or present Subsidiaries have liability (exclusive of violations of OSHA but including asbestos related claims); provided, however, that, in such case, SELLER shall have no obligation to indemnify and hold harmless any Purchaser Indemnitee for that portion of any Environmental Loss attributable to the activities of the McGaw Companies subsequent to the Closing. In the event that prior to the Closing, SELLER has Actual Knowledge of any Environmental Matters, Environmental Costs or violations of or non-compliance with Environmental Laws and such matters are not reflected on Schedule 11.3(f), then regardless of whether a Third Party Claim is made with respect to any such undisclosed matters, SELLER shall hold harmless and indemnify the Purchaser Indemnitees from and against any and all Indemnified Liabilities which arise from any such Environmental Losses.

             (b) To the extent of SELLER's indemnity obligations under this Agreement regarding any Environmental Loss, SELLER hereby (i) waives any and all claims it may now, or in the future, have for common law or statutory indemnity or contribution it may have over and against PURCHASER or any McGaw Company and
(ii) releases PURCHASER and the McGaw

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Companies for any such Indemnified Liability it may now, or in the future, have which may be asserted by SELLER under such common law or statutory indemnity or contribution rights, including, without limitation, rights to a private cost recovery action under Section 107 of CERCLA and a right of contribution under
Section 113 of CERCLA.

             (c) In the event SELLER is required under the terms of this Article 11 to indemnify any Purchaser Indemnitee regarding any Environmental Loss or breaches or defaults of the representations and warranties in Section 4.23 which would require SELLER to have access to any property then owned or leased by PURCHASER, the McGaw Companies or any of their past or present Subsidiaries, SELLER may have access to all such property for the purpose of (i) conducting preliminary investigations, remedial investigations, feasibility studies of contaminated property, (ii) remediation, closure, and post-closure monitoring of such property, and (iii) other similar activities, which are reasonable and necessary to effectuate SELLER's obligations hereunder, as the case may be. Without limiting the generality of the foregoing, SELLER shall have the right to control any such investigations, studies, remediations and monitorings subject only to the consent of PURCHASER, which consent shall not be unreasonably withheld. In the event such activities of SELLER result in any damage to property or injury to persons, SELLER shall indemnify and hold harmless the Purchaser Indemnitees from any and all Indemnified Liabilities related to such property damage or injury to persons.

             (d) In the event SELLER is required under the terms of this Article 11 to indemnify any Purchaser Indemnitee regarding any Environmental Loss which would necessitate SELLER to conduct any investigations, studies, remediation, monitoring or similar activities to effectuate SELLER's obligations hereunder, SELLER shall carry out such work in a manner consistent with the requirements of any Governmental Authority (even in the absence of any specific order of a Governmental Authority) asserting or which could assert jurisdiction thereover in a timely and diligent fashion and shall remediate any property to cleanup levels required by any Governmental Authority, and the obligation to indemnify shall not cease with respect to such matter until and unless such cleanup levels are achieved and certified by said Governmental Authority if the remediation is at the request of said Governmental Authority, or if there is no such Governmental Authority or if such Governmental Authority will not involve itself in the matter, to such cleanup levels as PURCHASER, the McGaw Companies or their Affiliates, as the case may be, shall reasonably require, in order to return the Real Property to marketable status consistent with its present use as if the Real Property had not had the presence of such Hazardous Materials, and provided further that there shall be no deed restriction or (without PURCHASER's consent which shall not be unreasonably withheld) other limitation upon the further use of any real property, nor any type of notice recorded in the title records regarding any residual contamination. PURCHASER shall have the right, but not the obligation, to review any and all results, reports, work plans, and governmental orders and requests, and to communicate and discuss with any Governmental Authority regarding matters associated with the presence of Hazardous Materials at any Real Property, and to make its views and opinions known to such

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Governmental Authority; provided, however, that any action taken in accordance with this sentence shall not relieve SELLER of its obligations under this Agreement or any Ancillary Agreement.

             (e) SELLER's indemnity obligations pursuant to this Section 11.3 shall continue for a period of five (5) years after the Closing Date; provided however, with regard to any matters for which PURCHASER has given SELLER notice pursuant to Section 11.7 within five (5) years after the Closing Date, SELLER's indemnity obligations pursuant to this Section 11.3 shall continue with respect to such matter until such matter is completely concluded.

             (f) Set forth on Schedule 11.3(f) is a list of certain matters raised in a report by Dames & Moore, PURCHASER's environmental consultants, with respect to the activities of the McGaw Companies and certain properties owned or leased by the McGaw Companies together with any other material Environmental Matters existing to SELLER's Actual Knowledge (collectively, the "Known Environmental Matters"). SELLER shall remain responsible for those matters listed on Schedule 11.3(f) to the extent set forth in this Section 11.3(f). The parties shall negotiate in good faith between the date hereof and the Closing Date to agree on a dollar value assignable for each Known Environmental Matter. To the extent that the parties reach an agreement as to the monetary value assignable for any such Known Environmental Matter, the Closing Payment shall be reduced on a dollar for dollar basis by the amount agreed upon, and neither SELLER nor any Affiliate thereof shall be liable for or have any obligation of any nature whatsoever with respect to any Environmental Loss relating to such Known Environmental Matter, and SELLER and its Affiliates shall be deemed released from any liability in connection with such Environmental Loss. In the event that the parties do not reach an agreement prior to the Closing Date as to the monetary value assignable to each Known Environmental Matter, then SELLER shall take such actions and pay all fines, penalties, costs and expenses (including attorneys' fees) as may be required, at SELLER's expense, to remediate and conclude the problem described in such Known Environmental Matter to the reasonable satisfaction of PURCHASER and shall be obligated to indemnify each Purchaser Indemnitee with respect thereto in accordance with this Article
11. Notwithstanding any provisions contained in this Agreement to the contrary, SELLER shall have no liability or responsibility with respect to any other matter or item raised in the report by Dames & Moore which is not a Known Environmental Matter, other than in connection with a Third Party Claim.

         11.4 TAX INDEMNITY.

             (a) Notwithstanding any representation contained herein or the absence of any representation herein, SELLER shall indemnify, defend and hold harmless each Purchaser Indemnitee from and against (i) all Taxes claimed or assessed against any one or more of the McGaw Companies (including, without limitation, any Taxes payable by reason of the Section 338(h)(10) election provided for in this Agreement) and Taxes of others, including, but not limited to, SELLER or any Tax Affiliate, - for example, by reason of transferee liability or the application of Treas. Reg. Section 1.1502-6 - for any taxable period ending on or before the

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Effective Date, and (ii) all Indemnified Liabilities payable with respect to such Taxes. However, SELLER shall not be liable for such Taxes shown as liabilities on the Final Statement of Net Assets in the amounts shown thereon. Solely with respect to McGaw PR, (i) SELLER shall not make a binding settlement of any claim described in this Section 11.4 without PURCHASER's written consent first obtained, which consent shall not be unreasonably withheld; and (ii) any taxes attributable to its operations through the Effective Date shall be deemed attributable to a taxable period ending on or before the Effective Date..

             (b) Notwithstanding any representation contained herein or the absence of any representation herein, SELLER shall also indemnify, defend and hold harmless the Purchaser Indemnitees from and against any and all Taxes and Indemnified Liabilities sustained in a tax period of McGaw PR ending after the Effective Date arising out of the settlement or other resolution (without the written consent of PURCHASER) of a proposed tax adjustment which relates to a tax period ending on or before the Effective Date. For example, if SELLER agrees in an income tax audit to reduce the depreciable basis of property acquired by McGaw PR before January 1, 1997, SELLER shall be liable for any additional Taxes due from McGaw PR by reason of reduced depreciation.

             (c) SELLER's indemnity obligations with respect to any item pursuant to this Section 11.4 shall continue after the Closing Date until the later of the final resolution of any judicial or administrative proceeding or sixty (60) days after the defense based on the expiration of all statutes of limitations applicable to an item therein contained expires (without any waiver of any statutes of limitations or extensions not consented to by SELLER, which consent shall not be unreasonably withheld, with respect to such item), at which time the indemnification shall expire as to such item unless it is then the subject of a claim filed by PURCHASER with SELLER as herein provided.

         11.5 INDEMNITY FOR PRODUCT CLAIMS.

             (a) Notwithstanding any representation contained herein or the absence of any representation herein, SELLER shall hold harmless and indemnify each Purchaser Indemnitee from and against any and all Indemnified Liabilities which result from or arise out of any Product Claims including, without limitation, the aggregate loss and expense including costs of defense attributable to such Product Claims. SELLER shall not have any liability in respect of any Product Liability Loss to the extent that such Product Liability Loss arises from actions taken by any Purchaser Indemnitee after the Closing Date.

             (b) SELLER's indemnity obligations pursuant to this Section 11.5 shall survive until the expiration of all applicable statutes of limitation.

         11.6 INDEMNITY FOR MATERIAL LITIGATION.

             (a) Notwithstanding any representation contained herein or the absence of any

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representation herein, SELLER shall hold harmless, defend and indemnify each
Purchaser Indemnitee from and against any and all Indemnified Liabilities attributable or allocable to the operations of the McGaw Companies prior to the Closing Date which result from or arise out of the Material Litigation, including, without limitation, any and all attorneys' fees, judgments and payments made in settlement of such Material Litigation; PROVIDED, HOWEVER, that notwithstanding the foregoing, to the extent that any judgments are rendered or any settlements are entered into with respect to any of the Material Litigation, PURCHASER shall pay and satisfy any and all such judgments and shall pay any and all such settlement amounts (in either case, excluding any and all attorneys' fees, costs of suit and the like for which SELLER shall indemnify PURCHASER hereunder), and the aggregate amount of the Contingent Payments payable by PURCHASER to SELLER under Section 2.4 hereof shall upon such payment and satisfaction be automatically reduced by the amount of such payment attributable or allocable to the operations of the McGaw Companies prior to the Closing Date. SELLER shall be responsible for any appeal bonds. For example, if PURCHASER makes a payment pursuant to this Section 11.6(a) in the amount of Ten Million Dollars ($10,000,000), all of which is attributable or allocable to the operations of the McGaw Companies prior to the Closing Date, the aggregate amount of payments payable pursuant to Section 2.4 will be reduced to Seventy Million Dollars ($70,000,000), but the timing and amounts of any payments pursuant to Section 2.4(b) up to the adjusted maximum aggregate amount shall not be adjusted or amended. In the event PURCHASER has no further obligation to make any Contingent Payments to SELLER under Section 2.4 hereof, SELLER, within two
(2) business days of notification that PURCHASER has paid any amounts pursuant to this Section 11.6, shall reimburse, hold harmless and indemnify PURCHASER for the entire amount of such payment.

             (b) SELLER shall continue to conduct the defense of the Material Litigation in a manner that is consistent with the manner in which it has been conducted heretofore with present counsel or other counsel reasonably acceptable to PURCHASER, at the sole cost and expense of SELLER, and such defense shall be conducted in a manner that is intended to avoid or minimize any disruption or interference, in any material respects, with the McGaw Companies' manufacture and sale of any products which are the subject matter of such Material Litigation. Such counsel shall confer with, and advise PURCHASER of all material events and provide PURCHASER copies of all pleadings and other documents filed and material correspondence. PURCHASER shall provide and cause each McGaw Company to provide such cooperation and access to its Books and Records and property as SELLER shall reasonably request with respect to such matters.

             (c) In no event shall SELLER have any liability under this Section
11.6 or otherwise relating to the Material Litigation for amounts in excess of any judgment, issued by a court pursuant to a final non-appealable judgment or in connection with any compromise or settlement agreed to by SELLER (plus attorneys' fees, costs of suit and the like), and in no event shall SELLER be liable for any incidental or consequential damages suffered by PURCHASER or any McGaw Company with respect to or relating to any Material Litigation or the matters upon which they are based.

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             (d) To the extent that any recoveries are made by PURCHASER or any of the McGaw Companies in connection with any of the Material Litigation, including without limitation attorneys' fees and expenses, or amounts are recovered from the opposing party by virtue of counterclaiming or other pleading or claim made in connection with such Material Litigation, all of such recoveries shall inure to the sole benefit of SELLER to the extent of amounts theretofore expended by SELLER after the Closing related thereto.

             (e) PURCHASER shall provide and cause each McGaw Company to provide such cooperation and access to its employees, consultants, Books and Records and property as SELLER shall reasonably request with respect to such matters. SELLER shall not settle or consent to the entering of any judgment or enter into any compromise or settlement of a Material Litigation without the prior written consent of PURCHASER, which consent shall not be unreasonably withheld.

             (f) SELLER's indemnity obligations pursuant to this Section 11.6 shall survive indefinitely.

         11.7 NOTICE OF CLAIM. Subject to Section 11.8, in the event that either party hereto asserts a claim for indemnification under this Article 11, such party seeking indemnification shall give written notice to the party or parties obligated to indemnify specifying the facts constituting the basis for such claim and the amount, if known, of the claim asserted. The failure of the Indemnifying Party, within a period of ninety (90) days after the giving of such notice by the Indemnified Party, to give written notice to the Indemnified Party of the intention to contest such claim shall be deemed an agreement that the claim is a valid claim and at such time as it is known, the amount thereof shall be paid promptly by the Indemnifying Party.

         11.8 RIGHT TO CONTEST CLAIMS OF THIRD PARTIES.

             (a) If an Indemnified Party asserts a claim for indemnification under this Article 11 because of a claim made by any claimant not a party to this Agreement and not affiliated with any of such parties, the Indemnified Party shall give each Indemnifying Party reasonably prompt notice thereof, but in any event not more than ten (10) business days after said assertion is actually made to the Indemnified Party; provided, however, that the right of an Indemnified Party to be indemnified hereunder in respect of claims made by a third party shall not be adversely affected by a failure to give such notice unless, and then only to the extent that, an Indemnifying Party is materially prejudiced thereby.

             (b) The Indemnifying Party shall have the right, upon written notice to the Indemnified Party, and using counsel reasonably satisfactory to the Indemnified Party, to investigate, secure, contest or settle the claim alleged by such third party (hereinafter called a "Third-Party Claim"), provided that (i) the Indemnified Party shall be entitled to conduct its own defense at the cost and expense of the Indemnifying Party if such Indemnified Party can establish, by reasonable evidence, that the conduct of its defense by the Indemnifying Party

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would reasonably be likely to materially prejudice such Indemnified Party due to the nature of any claims or counterclaims presented or by virtue of a material conflict between the interest of such Indemnified Party and the Indemnifying Party, and (ii) the Indemnified Party may participate voluntarily, at its own expense, in any such Third-Party Claim through representatives and counsel of its own choice; and, provided further, that the Indemnifying Party unconditionally acknowledges to the Indemnified Party in writing its obligation to indemnify the Indemnified Party with respect to all elements of such Third-Party Claim.

             (c) The Indemnifying Party shall not, without the prior written consent of the Indemnified Party (which shall not be unreasonably withheld), settle or consent to entry of any judgment or enter into any compromise or settlement of an action or portion of an action relating to the Indemnified Party which does not include as an unconditional term thereof the giving by the claimant or plaintiff to such Indemnified Party of an unconditional release with respect to such Third Party Claim. The Indemnified Party shall not settle or compromise any Third-Party Claim for which it is entitled to indemnification hereunder without the prior written consent of the Indemnifying Party (which shall not be unreasonably withheld) unless suit shall have been instituted against it and the Indemnifying Party shall not have taken control of the defense of such Third-Party Claim after notification thereof as provided in this
Section 11.8.

             (d) Except as provided otherwise in Section 11.8(b)(ii), the Indemnifying Party shall bear all costs of such Third-Party Claim and shall indemnify and hold the Indemnified Party harmless against and from all costs, fees and expenses of such Third-Party Claim. Unless and until the Indemnifying Party elects to defend the Third-Party Claim, the Indemnified Party shall have the full right, at its option, to do so and to look to the Indemnifying Party under the provisions of this Agreement for the amount of the costs, if any, of defending the Third-Party Claim. The failure of the Indemnifying Party to respond in writing to the aforesaid notice of the Indemnified Party with respect to such Third-Party Claim within twenty (20) days after receipt thereof shall be deemed an election not to defend the same. If the Indemnifying Party does not assume the defense of any such Third-Party Claim, including any litigation resulting therefrom, (i) the Indemnified Party may defend against such claim or litigation, in such manner as it may deem appropriate, including, but not limited to, settling such claim or litigation, after giving notice of the same to the Indemnifying Party, on such terms as the Indemnified Party may deem appropriate, and (ii) the Indemnifying Party shall be entitled to participate in (but not to control) the defense of such action, with its own counsel at its own expense. If the Indemnifying Party thereafter seeks to question the manner in which the Indemnified Party defended such Third-Party Claim or the amount or nature of any such settlement, the Indemnifying Party shall have the burden to prove by a preponderance of the evidence that the Indemnified Party did not defend or settle such Third-Party Claim in a reasonably prudent manner.

             (e) The parties hereto shall make mutually available to each other all relevant information in their possession relating to any such Third-Party Claim and shall cooperate in the defense thereof.

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         11.9 NET LOSSES.

             (a) In determining the amount of any indemnity resulting to PURCHASER or any McGaw Company, there shall be considered any Insurance Proceeds actually collected by PURCHASER or any McGaw Company, provided PURCHASER takes reasonable actions to pursue such collection.

             (b) In determining the amount of any indemnification payment hereunder, appropriate adjustments shall be made for: (i) any net tax benefits received in connection with any payments made in connection with any claim for indemnity made hereunder (i.e., all indemnification payments shall be adjusted to take account of any tax benefits actually realized by the Indemnified Party which were attributable to the claim or loss which gave rise to the Indemnifying Party's indemnification obligation); and (ii) any Tax costs to the Indemnified Party associated with the receipt of the indemnification payments from the Indemnifying Party hereunder (determined, in each case, without reference to any net operating losses or loss carryovers which may be available to the Indemnified Party). This Subsection shall not be applicable with respect to any indemnification claim where the net tax benefit related thereto is less than One Hundred Thousand Dollars ($100,000).

         11.10 DEFENSE OF TAX CLAIM. In the event that any written claim, demand or deficiency with respect to any Tax is asserted or any action is commenced or written notice is given by any Taxing Authority against any McGaw Company, in respect to which indemnity may be sought against SELLER pursuant to Section 11.2 or 11.4 of this Agreement, PURCHASER shall give prompt written notice to SELLER. SELLER shall give written notice promptly to PURCHASER or any McGaw Company of any written or other notification received by SELLER from a Taxing Authority if a Taxing Authority threatens to assert against PURCHASER or any McGaw Company the Tax liability of any others (including, but not limited to SELLER). SELLER shall conduct, and PURCHASER shall reasonably cooperate in, the defense of any claim, action or proceeding with respect to any Tax at the sole cost and expense of SELLER. SELLER agrees to pay to PURCHASER all of its reasonable out-of-pocket expenses which it or any McGaw Company shall incur in connection with such cooperation. PURCHASER may request that SELLER decline to take any further action with respect to any claim, demand or deficiency described herein, and SELLER thereafter shall take no action, provided that PURCHASER has notified SELLER in writing that it waives its right to indemnification for any liability resulting therefrom. In the event SELLER requests PURCHASER or any McGaw Company to pay Taxes to a Governmental Authority prior to contesting the assessment thereof and thereafter to file a claim or suit for refund, SELLER shall advance to PURCHASER, on an interest-free basis, the amount of any such payment, after which PURCHASER shall promptly pay the amount to the Governmental Authority as directed by SELLER.

         11.11 PAYMENT. Upon the determination of any liability under this
Article 11, the Indemnifying Party shall pay to the Indemnified Party, within ten (10) days after such determination, the amount of any Indemnified Liability hereunder plus interest from the date of

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determination or date due, as applicable, until payment is made at the annual rate of LIBOR plus 150 basis points per annum.

         11.12 SUBROGATION RIGHTS. The Indemnifying Party shall be subrogated to any claims or rights of the Indemnified Party as against any third person with respect to any Indemnified Liability paid by the Indemnifying Party pursuant to this Article 11 or any Ancillary Agreement incorporating the provisions of this
Article 11.

         11.13 OTHER RIGHTS AND REMEDIES NOT AFFECTED. Notwithstanding anything herein to the contrary and except for any claim involving fraud, the sole and exclusive remedy of PURCHASER or SELLER for the recovery of money damages with respect to claims of the nature described in this Article 11 shall be the indemnity set forth in this Article 11. The terms of this Article 11 shall not be construed, however, as limiting in any way whatsoever any remedy other than money damages to which PURCHASER or SELLER may be entitled including, without limitation, the right to seek specific performance, rescission or restitution, none of which rights or remedies shall be affected or diminished hereby.

         11.14 LIMITATION.

             (a) With respect to the indemnity obligation set forth in Section
11.2 herein, SELLER and PURCHASER shall not be required to indemnify and hold harmless the other until the aggregate amount of the Indemnified Liabilities owed to the Indemnified Party hereunder exceeds Seven Million Five Hundred Thousand Dollars ($7,500,000) (the "Basket Amount"); provided, however, that at such time as such Indemnified Liabilities exceed the Basket Amount, the Indemnifying Party shall pay to the Indemnified Party Three Million Seven Hundred Fifty Thousand Dollars ($3,750,000) plus any and all other Indemnified Liabilities resulting from the indemnity obligation pursuant to Section 11.2 in excess of such Seven Million Five Hundred Thousand Dollars ($7,500,000) amount; and, provided further, that none of the limitations in this Section 11.14(a) shall be applicable to any breach of any covenants or agreements of a party hereto contained herein.

             (b) A Minor Claim shall be excluded from the indemnity obligations set forth in this Article 11. A "Minor Claim" shall mean claims which arise or relate to the same event, transaction, occurrence, or cause or similar cause, which do not, in the aggregate, exceed Ten Thousand Dollars ($10,000). By way of example only, claims which arise out of or relate to the same event, transaction, occurrence or cause or similar cause shall mean:

                 (i) in the case of an examination, audit or other administrative proceeding involving Taxes (an Audit), all matters relating to, or arising out of, any such Audit regardless of the number of items, periods or transactions covered in such Audit;

                 (ii) in the case of Product Claims, any and all claims arising out of a single event which results in personal injury or property damage or any and all claims relating to exposure to the same general conditions; and

                 (iii) in the case of a matter relating to an Environmental Law, Environmental Cost or an Environmental Matter, any and all items identified as arising from, or relating to, the same or similar equipment or activities or arising from an inspection or notice of violation from a Governmental Authority regardless of the number of items or violations identified from the inspection or listed in the notice; any and all liabilities arising from the same or similar circumstances or activities, regardless of the number of claimants; and any environmental contamination originating from a single source or multiple similar sources or which is located in a defined geographic area even if from separate unrelated sources.

             (c) Notwithstanding anything to the contrary contained herein, in no event shall SELLER be liable for any punitive, incidental or consequential damages suffered by any of the Purchaser Indemnitees or the McGaw Companies except for incidental or consequential damages:

                 (i) or punitive damages, suffered by any of the Purchaser Indemnitees by reason of fraud committed by SELLER and/or its Affiliates;

                 (ii) or punitive damages, payable to third parties in connection with Third-Party Claims; or

                 (iii) relating to Sections 3.1, 4.5, 4.7(f), 4.10(a) (excluding the first sentence thereof), 4.11(a) (relating to title and ownership issues only), 4.11(e) (excluding that portion of 4.11(e) relating to the condition and repair of the Personal Property), 4.11(f) or 4.12(a) (relating to title and ownership issues only and not as to any infringement matters).

                                   ARTICLE 12.
                                   TAX MATTERS

         12.1 TAX SHARING AGREEMENTS. Any Tax sharing agreement between SELLER and any McGaw Company shall be terminated effective as of the Effective Date.

         12.2 RETURNS FOR PERIODS THROUGH THE EFFECTIVE DATE. SELLER will include the income of the McGaw Companies (including any deferred income triggered into income by Reg. 1.1502-13 and Reg. 1.1502-14 and any excess loss accounts taken into income under Reg. 1.1502-19) on SELLER's consolidated federal, consolidated state income Tax Returns and required separate state income Tax Returns for all periods through the Effective Date and pay any income Taxes attributable to such income. The McGaw Companies will furnish Tax information to SELLER for inclusion in SELLER's federal consolidated income Return for the period which includes the Effective Date in accordance with McGaw's past custom and practice. SELLER will allow PURCHASER an opportunity to review and comment upon any Returns (including any amended returns) to the extent that they relate to McGaw PR. SELLER will take no position on such Returns that relate to McGaw PR that would adversely affect in any material respect

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McGaw PR after December 31, 1996 unless such position is specifically disclosed to PURCHASER and PURCHASER consents in writing thereto.

         12.3 RETURNS FOR PERIODS AFTER THE EFFECTIVE DATE. Upon either party's reasonable request, from time to time, the other party shall deliver or make available to the requesting party all information (including, without limitation, all work papers, schedules, memoranda and other information) prepared by the other party or its affiliates, subsidiaries and agents, relating to the assets of the McGaw Companies reasonably available to the other party and necessary to the preparation of the McGaw Companies' Returns. SELLER shall also provide to PURCHASER, upon PURCHASER's written request, copies of McGaw's separate pro forma federal income and state income tax returns for all tax years of McGaw in which McGaw was included in SELLER 's federal consolidated income tax return and for all tax periods ending on or prior to the Closing Date, together with any data or schedules reasonably necessary to support the computations and information shown on such returns. In the event of an audit of PURCHASER, SELLER or a McGaw Company by a Taxing Authority with respect to any Return, either party shall provide the requesting party with such factual information which the other party possesses as may be reasonably requested, in writing, with respect to the McGaw Companies or any of them and shall otherwise provide such assistance as the requesting party may reasonably request in connection with such audit. SELLER shall maintain and preserve its records with respect to the McGaw Companies until all applicable statutes of limitations (including extensions or waivers thereof) expire. Upon SELLER's reasonable request, PURCHASER shall deliver or make available to SELLER all information reasonably available to PURCHASER and necessary to the preparation of SELLER's Returns for periods ending on or before the Effective Date in accordance with McGaw's past custom and practices.

                                   ARTICLE 13.
                      EMPLOYEES AND EMPLOYEE BENEFIT PLANS

         13.1 EMPLOYMENT OF SELLER'S EMPLOYEES.

             (a) For a period of two (2) years from the Closing Date, SELLER shall not, and will not permit any of its Affiliates to, directly solicit for employment, offer to employ or agree to employ any person who at the time of such solicitation, offer or agreement is employed by the McGaw Companies in a manager-level position or senior thereto or employed in the Biological Testing Center.

             (b) Those employees employed by the McGaw Companies as of the Closing Date shall include all employees designated on the records of any of the McGaw Companies as employees, including without limitation those employees on vacation leave, on paid or unpaid leave of absence, on sick leave, on disability leave, on layoff, on workers' compensation or similar leave and those persons regularly scheduled to perform service on the Closing Date, whether or not such employees return to perform service for the McGaw Companies following

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

the Closing Date, and shall be referred to herein as the "Transferred Employees." All current (as of the Closing Date) and former employees of the McGaw Companies who were ever employed by the McGaw Companies are collectively referred to as "Employees."

         13.2 EMPLOYEE BENEFIT PLANS.

             (a) Effective as of the Closing Date, all Transferred Employees shall cease active participation in any Employee Benefit Plan sponsored or maintained by SELLER or any Affiliate of SELLER (other than one of the McGaw Companies) ("Seller Plans"). Each Employee Benefit Plan sponsored by SELLER or any Affiliate of SELLER (other than the McGaw of Puerto Rico, Inc. Retirement Plan and any Employee Benefit Plan which provides vacation benefits) shall fully vest the benefits of Transferred Employees thereunder and shall continue to provide such Transferred Employees with benefits accrued prior to the Closing Date, and to pay benefit claims incurred but not paid prior to the Closing Date, in accordance with the terms of the Employee Benefit Plan providing such benefits.

             (b) On or before the Closing Date, SELLER shall contribute to the accounts of the applicable Employees under the IVAX Corporation Employee Savings Plan ("SELLER's Savings Plan") all amounts required by SELLER's Savings Plan or applicable law to be contributed with regard to such Employees on account of any period prior to the Closing Date. In addition, SELLER shall contribute such amounts (including matching contributions) with regard to the Transferred Employees as would be required to be contributed for the plan year which contains the Closing Date (based on employee contributions and eligible compensation through the Closing Date and determined as if each Transferred Employee who is a participant in PURCHASER's 401(k) Plan on December 31, 1997 was an active participant in the SELLER's Savings Plan as of such date).

             (c) PURCHASER accepts the McGaw, Inc. Pension Plan and the McGaw of Puerto Rico, Inc. Retirement Plan as funded on the Closing Date and the Closing Date Balance Sheet shall contain an accrual for the contribution to the McGaw of Puerto Rico, Inc. Retirement Plan for the period January 1, 1997 through the Effective Date based on the same assumptions used for the accrual through March 31, 1997. SELLER shall have no further responsibility or liability for contribution to either of such plans.

             (d) SELLER shall be responsible for any benefits under an Employee Benefit Plan (whether payable before or after the Closing Date) to which any current or former employee of the McGaw Companies, or a beneficiary or dependent of either, became irrevocably entitled or which commenced prior to the Closing Date, including, without limitation, (i) continuation of group health coverage required under Section 4980B of the Code or Sections 601 through 608 of ERISA with respect to any such employee or "qualified beneficiary" (as defined in Section 4980B of the Code) who incurred a "qualifying event" (as defined in
Section 4980B of the Code) prior to the Closing Date, (ii) long-term disability benefits (including self-insured liability), (iii) severance payments, (iv) post-retirement medical and life insurance benefits, solely with respect

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to employees who retired (or were eligible to retire) prior to the Closing Date,
(v) incentive compensation payments and (vi) covered medical claims incurred by a Transferred Employee and his or her covered dependents prior to the Closing (for this purpose, a "claim" will be deemed to have been incurred when an individual is provided with medical care that gives rise to a medical expense, and not when the individual is formally billed, charged for or pays such medical expense).

             (e) Except as provided in Section 13.2(d) of this Agreement, PURCHASER will provide as of the Closing Date, for all Transferred Employees, compensation, employee benefit plans, programs and policies and fringe benefits that are similar to SELLER's plans and benefits when taken as a whole (such plans are referred to as "Purchaser Plans"). As of the Closing Date, the Purchaser Plans shall be responsible for any and all benefits under a Purchaser Plan to which any Transferred Employee, or a beneficiary or dependent of such Transferred Employee, becomes irrevocably entitled or which commence on and after the Closing Date.

             (f)  (1)  Any Purchaser Plan that is a welfare plan described in
Section 3(1) of ERISA shall (i) waive any waiting period, (ii) waive any exclusion or limitation for preexisting conditions which were covered (generally and/or specifically as to any individual) under any Employee Benefit Plan prior to the Closing and (iii) grant credit (for purposes of annual deductibles, copayments and out-of-pocket limits) for any covered claims incurred or payments made under an Employee Benefit Plan prior to the Closing Date during the plan year in which the Closing Date occurs. SELLER shall use its best efforts to have its present stop-loss carriers and/or underwriters and health insurance carriers issue to the McGaw Companies stop-loss policies or contracts and health insurance policies which are identical to those policies in effect immediately prior to the Closing Date with respect to the Transferred Employees and to recognize for all purposes thereunder, eligibility service, annual deductibles, co-payments, out-of-pocket limits, amounts credited toward stop-loss limits and similar credits under SELLER's policies.

             (2) Following the Closing Date and through no later than July 31, 1997 (the "Transition Period"), SELLER shall assist PURCHASER in establishing benefit plans for the Transferred Employees by permitting group medical and dental claims for Transferred Employees and their eligible dependents to be administered through SELLER's medical and dental programs, whether self-insured, or through indemnity, HMO, PPO or similar contracts with a third party insurer and SELLER shall cause all allowable benefit claims to be paid. In exchange therefor, during the Transition Period, PURCHASER shall pay to SELLER (1) the amount each month, pro-rated, equal to the amount currently charged to McGaw and its Affiliates by SELLER for such coverage for each Transferred Employee, which is $250 for all Employees of McGaw, Inc. and which is $230 for all Employees of McGaw of Puerto Rico, Inc. and (2) the amount, if any, by which claims for Transferred Employees and their eligible dependents incurred during the Transition Period exceed in the aggregate the amount paid pursuant to subsection
(1), above. For this purpose, a "claim" will be deemed to have been incurred when an individual is provided with medical care that gives rise to a medical expense, and not when the individual is formally billed, charged for or pays such medical expense. PURCHASER shall pay the amount due promptly upon presentation by SELLER of an invoice therefor. During the Transition Period, each Transferred Employee shall be credited with eligible service, annual deductibles, co-payments, out-of-pocket limits, amounts credited toward stop-loss limits and similar credits taking into account all such credits under SELLER's policies.

             (3) PURCHASER shall communicate to Transferred Employees and their eligible dependents the requirement that they submit requests for reimbursement or payment of claims incurred during the Transition Period no more than six months following expiration of the Transition Period and that claims submitted thereafter will not be paid.

             (4) SELLER's assistance as described in this Section 13.2(f) shall not be construed to (i) make McGaw or its Affiliates participating employers under any employee benefit plan sponsored by SELLER or SELLER's Affiliates after the Closing Date or (ii) to consider any Transferred Employee or eligible dependent covered under any Employee Benefit Plan of the SELLER or its Affiliates after the Closing Date.

             (5) PURCHASER shall indemnify and hold harmless SELLER and any Affiliate of SELLER from any Losses, as defined in the following sentence, as a result of SELLER's performance and assistance to PURCHASER as provided in this
Section 13.2(f). For this purpose, Losses means all claims (other than claims for benefits in the normal course of operation), losses, damages, liabilities, expenses or costs of any kind or amount whatsoever (including, without limitation, reasonable attorneys' fees and expenses related thereto) other than losses incurred in the normal administration of claims hereunder or losses incurred as a result of SELLER's negligence or abuse of discretion administering claims hereunder.

             (g) (1) As soon as practicable after Closing, PURCHASER shall take all action reasonably required to cause all Transferred Employees who were eligible to participate in any Seller's Savings Plan before the Closing Date to be eligible to immediately participate in Purchaser Plan that is a retirement plan that meets the requirements for tax qualification under Code Section 401(a) with cash or deferred arrangement features described in Code Section 401(k) ("PURCHASER's 401(k) Plan"). PURCHASER also shall take all action reasonably required to cause PURCHASER's 401(k) Plan to contain material rights and features (excluding the Employer stock investment option) for the benefit of the Transferred Employees that are similar to those contained in Seller's Savings Plan and as are necessary to satisfy the nondiscrimination requirements of the Code and the contribution limits for highly compensated employees. As soon as practicable after the Closing Date, SELLER shall take all action required or appropriate to cause to be transferred to (in cash, where applicable, in kind, and promissory notes representing loans to Transferred Employees) the PURCHASER's 401(k) Plan an amount equal to the value of account balances (both vested and unvested) of Transferred Employees under the Seller's Employee Savings Plan ("Seller's Savings Plan") determined as of the most recent practical valuation date prior to such transfer (subject to any appropriate withdrawal by any Transferred Employee of any portion of his account in such Seller's Savings Plan prior to the date of such transfer) and PURCHASER shall cause the Purchaser's 401(k) Plan to accept such transfers; PROVIDED, that prior to the date of such transfer, SELLER may request, and PURCHASER shall provide to SELLER upon such request, a certified copy of PURCHASER's 401(k) Plan and its related trust. PURCHASER also shall take all action reasonably required to ensure that such transfer of assets does not result in an impermissible cutback of benefits, pursuant to Section 411(d)(6) of Code. SELLER shall, on or about the same date in 1998 on which SELLER contributes to its Savings Plan for 1997, transfer to PURCHASER's 401(k) Plan an amount equal to the current year's contribution described in Section 13.2(b) of this Agreement.

             (2) Prior to the date of the transfer described in the preceding paragraph, if any, PURCHASER shall or shall cause the McGaw Companies to withhold from any Transferred Employee's pay from PURCHASER or the McGaw Companies, loan repayments relating to any outstanding Seller's Savings Plan loan to such Transferred Employee and shall promptly forward those withholdings to the Seller's Savings Plan. The assets transferred at the applicable transfer date shall include all loans made by the Seller's Savings Plan to Transferred Employees that are outstanding at such transfer date.

             (h) SELLER shall, upon the request of PURCHASER, and PURCHASER shall, upon the request of SELLER, deliver such documents, personnel or benefit information and other information in their respective possession, as may be necessary or desirable from time to time for the administration, analysis and operation of the Purchaser Plans and Seller Plans, respectively. Such documents and information may be provided at such times and in such form (including any electronic media) as may reasonably be requested by either party.

             (i) SELLER shall timely file all PBGC notices and satisfy all financial conditions imposed by the PBGC with respect to the McGaw, Inc. Pension Plan in connection with the transaction contemplated by this Agreement.

             (j) McGaw shall bear administrative costs and assume responsibility for completion of the termination of the McGaw Stock Ownership Plan. SELLER shall assume all other liabilities in connection with such plan except those liabilities arising from a negligent act of McGaw or its Affiliates on or after the Closing Date in connection with such termination.

         13.3 PRESERVATION OF RIGHTS TO AMEND OR TERMINATE PLANS. No provision of this Agreement, including, without limitation, the agreement of PURCHASER that it, or any of its Affiliates, will make a contribution or payment to or under any employee benefit plan referenced herein for any period or will permit participation by any Transferred Employees in any existing employee benefit plan of PURCHASER or its Affiliates, shall be construed as a limitation on the right of PURCHASER or its Affiliates to amend such plan or terminate its participation therein which PURCHASER or its Affiliates would otherwise have under the terms of such plan or otherwise, and no provisions of this Agreement shall be construed to create in any employee or

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beneficiary of such employee rights under a plan that such employee or beneficiary would not otherwise have under the terms of such plan itself.

         13.4 EMPLOYMENT TAXES.

             (a) SELLER and PURCHASER and each of them, shall cause its Affiliates to, (i) treat PURCHASER and its Affiliates as a "successor Employer" and SELLER and its Affiliates as a "predecessor," within the meaning of sections 3121(a)(1) and 3306(b)(1) of the Code, with respect to Transferred Employees who are employed by PURCHASER or its Affiliates solely for purposes of Taxes imposed under the United States Federal Unemployment Tax Act ("FUTA") or the United States Federal Insurance Contributions Act ("FICA") and ii) cooperate with each other to avoid, to the extent possible, the filing of more than one IRS Form W-2 with respect to each such Transferred Employee for the calendar year within which the Closing Date occurs.

             (b) At the request of PURCHASER with respect to any particular applicable Tax law relating to employment, unemployment insurance, social security, disability, workers' compensation, payroll, health care or other similar Tax other than Taxes imposed under FICA or FUTA, SELLER and PURCHASER shall i) treat PURCHASER as a successor employer and SELLER as a predecessor employer, within the meaning of the relevant provisions of such Tax law, with respect to Employees who are employed by PURCHASER (or, if applicable, by PURCHASER's Affiliates) and ii) cooperate with each other to avoid, to the extent possible, the filing of more than one individual information reporting form pursuant to each such Tax law with respect to each such Employee for the calendar year within which the Closing Date occurs.

                                   ARTICLE 14.
                          OTHER POST-CLOSING COVENANTS

         14.1 USE OF NAME. SELLER agrees not to use or employ, and not to permit its Affiliates to use or employ, for commercial exploitation, directly or indirectly, the name "McGaw" in any part of the world at any time commencing on the Closing Date. PURCHASER agrees not to use or employ, and not permit any of its Affiliates, including, without limitation, any McGaw Company, to use or employ, for commercial exploitation, directly or indirectly, the name "IVAX" or the name of any subsidiary of "IVAX" (other than a McGaw Company) in any part of the world at any time commencing on the Closing Date.

         14.2 POST-CLOSING ACCESS.

             (a) In connection with any matter relating to any period prior to or ending on the Closing Date, PURCHASER shall, upon the request of SELLER, permit SELLER and its representatives full access at all reasonable times to the books and records of each McGaw Company, to the extent that such access is reasonably required by SELLER in connection with (i) the preparation of any required Returns or financial reports or (ii) any claim, litigation, audit or

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investigation or any other proper purpose arising out of such party's ownership of the McGaw Companies, provided that the foregoing shall be done in a manner so as not to interfere unreasonably with the conduct of the business of PURCHASER, BBM or the McGaw Companies, and SELLER agrees to execute any non-disclosure/confidentiality agreement with respect thereto that PURCHASER may reasonably request. PURCHASER shall, or shall cause each McGaw Company, to retain such books and records in accordance with the PURCHASER's normal record retention policies and as otherwise required by law or applicable regulations.

             (b) In connection with any matter relating to any period prior to or ending on the Closing Date, SELLER shall, upon the request of PURCHASER, permit PURCHASER and its representatives full access at all reasonable times to the books and records of SELLER, to the extent that such access is reasonably required by PURCHASER in connection with (i) the preparation of any required Returns or financial reports or (ii) any claim, litigation, audit or investigation or any other proper purpose arising out of such party's ownership of the McGaw Companies provided that the foregoing shall be done in a manner so as not to interfere unreasonably with the conduct of the business of SELLER, and PURCHASER agrees to execute any non-disclosure/ confidentiality agreement with respect thereto that SELLER may reasonably request.

         14.3 PROVISION OF TRANSITIONAL SERVICES. After the Closing and at PURCHASER's request, SELLER shall, for a period of up to one (1) year, provide continuing administrative services to PURCHASER similar to those services provided by SELLER to the McGaw Companies prior to Closing (e.g., computer services, accounting services, order entry, etc.). For these services, PURCHASER shall reimburse SELLER for their actual costs of providing such services during the first six (6) months and for their actual costs plus ten percent (10%) during the next six (6) months.

         14.4 PRODUCTION OF WITNESSES AND DOCUMENTS. At all times from and after the Closing Date, SELLER and PURCHASER shall use reasonable efforts to make available to the others, upon written request: (i) its and its Subsidiaries' officers, directors, employees and agents as witnesses, and (ii) the Books and Records of each of the McGaw Companies to the extent that such persons or Books and Records may reasonably be required in connection with any legal, administrative or other proceedings in which the requesting party may from time to time be involved. A party producing a witness pursuant thereto shall be entitled to receive from the recipient thereof, upon the presentation of invoice therefor, payments for such out-of-pocket costs and disbursements as may be reasonably incurred in producing such witnesses.

         14.5 RESTRICTIVE COVENANTS. In order that PURCHASER's reasonable expectations with respect to the Shares being transferred by SELLER to PURCHASER pursuant to this Agreement will not be impaired, SELLER agrees that for a period of five (5) years commencing upon the Closing Date, it will not directly or indirectly (whether for compensation or otherwise), in any manner or capacity, as owner, manager, principal, agent, spokesman, partner, shareholder, investor, lender, guarantor, trustee, independent contractor, advisor, consultant, affiliate or

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otherwise, engage anywhere in the world in the business of the manufacture, sale and distribution of basic and specialty intravenous solutions, parenteral nutrition products and solutions, irrigation solutions, intravenous administration sets, infusion pumps and other infusion accessories, supplies and equipment; provided that any activities conducted by (i) any entity which is not a Subsidiary of SELLER, (ii) Galena a.s., (iii) Beijing J.A. Pharmaceuticals Limited Liability Company, (iv) Kunming Baker Norton Pharmaceutical Co., Ltd.
and (v) any entity acquired by SELLER or any Affiliate of SELLER after the Closing, the principal business of which is not the manufacture, sale and distribution of basic and specialty intravenous solutions, parenteral nutrition products or solutions, irrigation solutions, intravenous administration sets, infusion pumps and other infusion supplies and equipment, shall not be deemed a violation of this Section 14.5.

         14.6 PAYMENTS UNDER ASSIGNMENT AND COLLECTION AGREEMENT. IVAX International, B.V. shall be entitled to all royalties earned through the Effective Date under the Assignment and Collection Agreement, and any and all such royalties paid or collected by the McGaw Companies (i) from and after the Effective Date and on or before the Closing Date shall be remitted to IVAX International, B.V. within five (5) business days after the Closing, and (ii) after the Closing Date shall be remitted to IVAX International, B.V. within five
(5) business days after McGaw's receipt thereof.

         14.7 ADEQUATE INSURANCE. So long as any obligations of PURCHASER pursuant to Section 2.4 hereof remain outstanding, PURCHASER and BBM shall each maintain insurance policies of fire, extended coverage and casualty, liability and other forms at and in such amounts and against such risks and losses as are sufficient for compliance with all applicable laws and regulations and as are customary for companies of similar size within the industries in which PURCHASER and BBM compete.

         14.8 OTHER AND FURTHER COVENANTS. The parties shall, in good faith, execute such other and further instruments, assignments or documents as may be necessary for the consummation of the transactions contemplated by this Agreement and shall take such other actions as the other parties hereto may reasonably request in order to effectuate the purposes of this Agreement and to carry out the terms hereof. Without limiting the generality of the foregoing, the parties hereto shall assist and cooperate with each other in connection with these activities and at any time and from time to time after the Closing Date, at the request of PURCHASER or any of its Affiliates, and without further consideration, SELLER on behalf of itself and its Affiliates shall execute and deliver and shall cause to be executed and delivered such other instruments of transfer, conveyance, assignment and confirmation, and take such action as PURCHASER or any of its Affiliates may reasonably deem necessary in order to more effectively transfer, convey and assign to PURCHASER or any its Affiliates and to confirm to PURCHASER or any of its Affiliates, as the case may be, title to all the Shares.

         14.9 DISCLOSURE ON SCHEDULES. The parties hereto agree and acknowledge that to the extent an item, matter or document is disclosed in any of such party's Schedules shall be deemed disclosed for all purposes in all other of such party's Schedules hereto unless otherwise required in this Agreement.

         14.10 PUERTO RICO TAX MATTERS. SELLER shall and, prior to the Closing, shall cause the McGaw Companies to, cooperate with PURCHASER in preparing and filing any necessary or appropriate applications with the taxing or other governmental authorities in Puerto Rico with respect to continuation of the tax concessions presently enjoyed by McGaw PR and any other matters with respect to the change of control of McGaw PR contemplated herein.

         14.11 TITLE INSURANCE POLICY. At SELLER's cost, within ten (10) days after the fair market value of the Real Property commonly known as 2525 McGaw Avenue, Irvine, California has been agreed in accordance with Section 338(h)(10) of the Code in accordance with Section 2.6 hereof, SELLER shall cause First American Title Insurance Company (the "Title Company") to issue and shall deliver to PURCHASER an ALTA fee owner's title insurance policy with respect to such Real Property, together with endorsements reasonably requested by PURCHASER, issued as of the Closing Date (the "Title Policy") by the Title Company, and showing McGaw to have a fee simple title to said parcel of Real Property, subject only to the exceptions disclosed in the Commitment for Title Insurance dated May 6, 1997 issued by Title Company under Order No. OR-9732222, a copy of which is attached hereto as Schedule 14.11, excepting Exception Nos. 22 and 23.

         14.12 SET-OFF. A party to this Agreement may set-off against any amount due to the other party under this Agreement or any Ancillary Agreements an amount equal to any amounts due to such first party from such other party under this Agreement or any Ancillary Agreements.

                                   ARTICLE 15.
                            MISCELLANEOUS PROVISIONS

         15.1 ICU AGREEMENT. PURCHASER acknowledges that (i) SELLER shall have no obligation to obtain the consent of ICU Medical, Inc. ("ICU") to the transactions contemplated hereby, (ii) PURCHASER's agreements, covenants and conditions hereunder shall in no way be diminished or invalidated as a result of SELLER's failure to obtain the consent of ICU to the transactions contemplated hereby, (iii) the failure to obtain the consent of ICU to the transactions contemplated hereby shall not relieve PURCHASER from any of its obligations to SELLER hereunder nor shall such failure give rise to any right in favor of PURCHASER to terminate this Agreement or to fail to consummate the transactions contemplated hereby, and (iv) SELLER shall in no way be liable to PURCHASER for any claims, losses, damages, liabilities, penalties, punitive damages, expenses or costs of any kind or amount arising from or in connection with the failure to obtain the consent of ICU to the transactions contemplated hereby.

         15.2 PERFORMANCE OF LEASE OBLIGATIONS. PURCHASER agrees that, if SELLER does not obtain the termination of SELLER's guarantee of certain obligations of McGaw pursuant to the lease by McGaw of McGaw's facility in Carrollton, Texas, contemplated by Section 8.8 hereof, then PURCHASER shall, from and after the Closing, cause McGaw to faithfully and timely perform all obligations of McGaw pursuant to such lease including, without limitation, the payment of rent and the performance or observance of all covenants of McGaw thereunder. PURCHASER further agrees to hold harmless and indemnify SELLER and its shareholders, directors, officers, employees, representatives, agents, successors and assigns from and against any Indemnified Liabilities which result from or arise out of any breach by McGaw of its obligations under such lease in accordance with the provisions of Article 11 hereof.

         15.3 NOTICE. All notices, requests, demands and other communications required or permitted under this Agreement shall be deemed to have been duly given and made if in writing upon being served either by personal delivery or by telecopier or similar facsimile means (with confirmation of receipt of facsimile transmission) to the party for whom it is intended or two business days after being deposited, postage prepaid, certified or registered mail, return receipt requested (or such form of mail as may be substituted therefor by postal authorities), in the United States mail, bearing the address shown in this
Section 15.3 for, or such other address as may be designated in writing hereafter by such party:

         If to PURCHASER:

         B. BRAUN OF AMERICA INC.
         824 Twelfth Avenue
         Bethlehem, Pennsylvania  18018
         Attention: President
         Facsimile: (610) 758-9376

         With a copy to:

         BRYAN CAVE LLP
         120 Broadway, Suite 500
         Santa Monica, California  90401-2305
         Attention: M. Sean McMillan, Esq.
         Facsimile: (310) 576-2200

         If to SELLER:

         IVAX CORPORATION
         4400 Biscayne Boulevard
         Miami, Florida 33137
         Attention: General Counsel
         Facsimile: (305) 575-6049

         With a copy to:

         STEARNS WEAVER MILLER WEISSLER ALHADEFF & SITTERSON, P.A. 2200 Museum Tower Building
         150 West Flagler Street
         Miami, FL  33130
         Attention: Teddy Klinghoffer
         Facsimile: (305) 789-3395

         15.4 ENTIRE AGREEMENT. This Agreement and the Schedules and Exhibits hereto and the Ancillary Agreements and other agreements referenced herein embody the entire agreement and understanding of the parties hereto with respect to the subject matter hereof, and supersede all prior and contemporaneous agreements and understandings relative to said subject matter.

         15.5 BINDING EFFECT; ASSIGNMENT. This Agreement and the various rights and obligations arising hereunder shall inure to the benefit of and be binding upon PURCHASER, its successors and permitted assigns and the SELLER, its successors and permitted assigns. Neither this Agreement nor any of the rights, interests or obligations hereunder shall be transferred or assigned (by operation of law or otherwise) by any of the parties hereto without the prior written consent of the other party (which consent shall not be unreasonably withheld) other than to an Affiliate of such party, provided such Affiliate shall assume all of the obligations of such party hereunder, but no such transfer and assignment by such party shall operate in any way to modify, relieve or discharge any of the obligations of such party contemplated by this Agreement.

         15.6 NO THIRD-PARTY BENEFICIARIES. Nothing in this Agreement, expressed or implied, is intended or shall be construed to confer upon or give to any person, firm, corporation or legal entity, other than the parties hereto, any rights, remedies or other benefits under or by reason of this Agreement.

         15.7 COUNTERPARTS. This Agreement may be executed simultaneously in multiple counterparts, each of which shall be deemed an original, but all of which taken together shall constitute one and the same instrument. It shall not be necessary in making proof of this Agreement or any counterpart hereof to produce or account for any of the other counterparts.

         15.8 CAPTIONS. The section headings of this Agreement are inserted for convenience only and shall not constitute a part of this Agreement in construing or interpreting any provision hereof.

         15.9 EXPENSES AND TRANSACTIONS. Except as provided in elsewhere herein, each party hereto shall pay all costs and expenses incurred by it in connection with this Agreement and the transactions contemplated hereby, including without limitation, the fees and expenses of his or its counsel and certified public accountants.

         15.10 WAIVER; CONSENT. This Agreement may not be changed, amended, terminated, augmented, rescinded or discharged (other than in accordance with its terms), in whole or in part, except by a writing executed by the parties hereto. No waiver of any of the provisions or conditions of this Agreement or any of the rights of a party hereto shall be effective or binding unless such waiver shall be in writing and signed by the party claimed to have given or consented thereto. Whenever any consent, approval, agreement, waiver, designation, notice, demand or other written action by PURCHASER or SELLER, is provided for in this Agreement, the same may be given on behalf of PURCHASER in a writing signed by its Chief Executive Officer, President, a Vice President or other duly authorized officer, and on behalf of SELLER in a writing signed by SELLER's President or Vice President. Except to the extent that a party hereto may have otherwise agreed in writing, no waiver by that party of any term, condition or other provision of this Agreement, or any breach thereof by any other party shall be deemed to be a waiver of any other term, condition or provision or any breach thereof, or any subsequent breach of the same term, condition or provision by the other party, nor shall any forbearance by the first party or parties to seek a remedy for any noncompliance or breach by the other party be deemed to be a waiver by the first party of his or its rights and remedies with respect to such noncompliance or breach.

         15.11 GENDER. Whenever the context requires, words used in the singular shall be construed to mean or include the plural and vice versa, and pronouns of any gender shall be deemed to include and designate the masculine, feminine or neuter gender.

         15.12 GOVERNING LAW; JURISDICTION. This Agreement shall in all respects be construed in accordance with and governed by the laws of the State of New York (without giving effect to conflict-of-laws principles). With respect to any claim arising out of this Agreement, (a) SELLER and PURCHASER each irrevocably submit to the nonexclusive jurisdiction of the United States District Court for the Southern District of New York and the courts of the State of New York located in the County of New York and (b) SELLER and PURCHASER each irrevocably waive any objection which it may have at any time to the laying of venue of any suit, action or proceeding arising out of or relating to this Agreement which is not otherwise subject to arbitration pursuant to Article 2 hereof brought in such court, irrevocably waive any claim that any such suit, action or proceeding brought in any such court has been brought in an inconvenient forum and further irrevocably waive the right to object, with respect to such suit, action or proceeding brought in any such court, that such court does not have jurisdiction over such party; provided, that nothing herein shall otherwise supersede or nullify the obligation of the parties to arbitrate any claim required by Article 2 hereof to be submitted to an Arbitrator.

         15.13 PUBLICITY. The parties hereto agree to cooperate in determining the contents and the manner of presentation and publication of any press releases or public statements with respect to the transactions contemplated hereby, but each party may make any public disclosure required, in its judgment, by law or regulation, including without limitation, the rules of the American Stock Exchange.

         15.14 EXHIBITS AND SCHEDULES. The Exhibits and Schedules to be attached to this Agreement and referred to herein are an integral part of this Agreement and incorporated herein by reference hereby for all purposes.

         15.15 SPECIFIC PERFORMANCE. The parties acknowledge, agree and hereby stipulate that they will be seriously and irreparably injured in the event this Agreement is not specifically performed in accordance with its terms and the transactions contemplated hereby are not consummated. The parties further agree that it may be difficult and impractical to measure in money the damages which will accrue by reason of a refusal by either party to perform its obligations under this Agreement. Therefore, each of the parties acknowledges, agrees and stipulates that each party, in addition to any other remedy available to it, shall be entitled to specific performance of this Agreement and each party consents thereto. In the event that any party shall institute any action specifically to enforce the other party's performance of this Agreement, the other party agrees and to stipulate to waive any defense that there is an adequate remedy at law.

         IN WITNESS WHEREOF, each of the parties hereto has caused this Agreement to be executed as of the date first above written.


                              B. BRAUN OF AMERICA INC.

                              By: /s/ LUDWIG GEORG BRAUN
                                  ----------------------
                              Name:    Ludwig Georg Braun
                              Title:   Vorsitzender des Vorstandes
                                       of B. Braun Melsungen AG in his capacity
                                       as Authorized Member of the Board of
                                       Directors of B. Braun of America Inc.


                              IVAX CORPORATION

                              By: /s/ ROBERT C. STRAUSS
                                  ---------------------
                              Name:    Robert C. Strauss
                              Title:   President and Chief Operating Officer


                                       S-1